Exhibit 10.3

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                             PARTICIPATION AGREEMENT

                            Dated as of June 27, 2003

                                      among

              CYPRESS SEMICONDUCTOR CORPORATION, as the Lessee,

                        WACHOVIA DEVELOPMENT CORPORATION,
                                 as the Lessor,

  THE VARIOUS FINANCIAL INSTITUTIONS AND OTHER INSTITUTIONAL INVESTORS WHICH
         ARE PARTIES HERETO FROM TIME TO TIME, as the Credit Lenders,

  THE VARIOUS FINANCIAL INSTITUTIONS AND OTHER INSTITUTIONAL INVESTORS WHICH
        ARE PARTIES HERETO FROM TIME TO TIME, as the Mortgage Lenders,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                as the Agent for the Primary Financing Parties
                   and, respecting the Security Documents,
                      as the Agent for the Secured Parties

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TABLE OF CONTENTS
                                                                            Page
                                                                            ----

SECTION 1. THE FINANCING ....................................................  1

SECTION 2. [RESERVED] .......................................................  2

SECTION 3. SUMMARY OF TRANSACTIONS ..........................................  2
      3.1. Operative Agreements .............................................  2
      3.2. Property Purchase ................................................  2
      3.3. Commencement of Basic Rent .......................................  2

SECTION 4. THE CLOSING ......................................................  3
      4.1. Closing Date .....................................................  3
      4.2. Requisitions .....................................................  3

SECTION 5. FUNDING OF THE ADVANCE; CONDITIONS PRECEDENT; THE LESSEE'S
           DELIVERY OF NOTICES; RESTRICTIONS ON LIENS .......................  3
      5.1. General ..........................................................  3
      5.2. Procedures for Funding ...........................................  3
      5.3. Conditions Precedent for the Lessee, the Agent and the
           Primary Financing Parties Relating to each Property Closing
           Date and the Advance of Funds for the Acquisition of the
           Properties .......................................................  4
      5.4. Cash Collateral Account .......................................... 10
      5.5. Restrictions on Liens ............................................ 12
      5.6. [Reserved] ....................................................... 12
      5.7. Special Provision Regarding Replacement of Nonextending
           Lenders .......................................................... 12
      5.8. Payments ......................................................... 13

SECTION 5A. [RESERVED.] ..................................................... 13

SECTION 5B. LESSOR ADVANCE .................................................. 13
      5B.1. Procedure for Lessor Advance .................................... 13
      5B.2. Lessor Yield .................................................... 13
      5B.3. Scheduled Return of Lessor Advance .............................. 14
      5B.4. Early Return of Lessor Advance .................................. 14
      5B.5. Conversion and Continuation Options ............................. 14
      5B.6. Computation of Lessor Yield ..................................... 15

SECTION 6.  REPRESENTATIONS AND WARRANTIES .................................. 16
      6.1.  Representations and Warranties of the Lessor .................... 16
      6.2.  Representations and Warranties of the Lessee .................... 18
      6.3.  Representations and Warranties of the Lenders ................... 24

SECTION 7. PAYMENT OF CERTAIN EXPENSES ...................................... 25
      7.1. Transaction Expenses ............................................. 25
      7.2. Brokers' Fees .................................................... 26
      7.3. Certain Fees and Expenses ........................................ 26
      7.4. [Reserved] ....................................................... 27
      7.5. Administrative Fee ............................................... 27

SECTION 8. OTHER COVENANTS AND AGREEMENTS ................................... 27


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      8.1.  Cooperation with the Lessee ..................................... 27
      8.2.  Covenants of the Lessor ......................................... 27
      8.3.  Lessee Covenants, Consent and Acknowledgment .................... 29
      8.4.  Sharing of Certain Payments ..................................... 35
      8.5.  Grant of Easements, etc ......................................... 35
      8.6.  Appointment of the Agent by the Primary Financing Parties ....... 36
      8.7.  Collection and Allocation of Payments and Other Amounts ......... 40
      8.8.  Release of Properties, etc ...................................... 45
      8.9.  Limitation of Lessor's Obligations .............................. 45
      8.10. No Representations or Warranties as to the Property or the
            Operative Agreements ............................................ 46
      8.11. Reliance; Advice of Counsel ..................................... 46
      8.12. Non Disturbance ................................................. 47
      8.13. Payment of Appraiser Expenses ................................... 47

SECTION 8A. AFFIRMATIVE COVENANTS OF THE LESSEE ............................. 47
      8A.1. Financial Statements ............................................ 47
      8A.2. Certificates; Other Information ................................. 48
      8A.3. [Reserved] ...................................................... 49
      8A.4. [Reserved] ...................................................... 49
      8A.5. Maintenance of Property Insurance ............................... 49
      8A.6. Inspection of Property; Books and Records; Discussions .......... 50
      8A.7. [Reserved] ...................................................... 50
      8A.8. [Reserved] ...................................................... 50
      8A.9. Financial Covenant .............................................. 50

SECTION 9. CREDIT NOTE LOAN AGREEMENT, MORTGAGE NOTE LOAN AGREEMENT AND
           LESSOR ADVANCES .................................................. 50

SECTION 10. TRANSFER OF INTEREST ............................................ 52
      10.1. Restrictions on Transfer ........................................ 52
      10.2. Effect of Transfer .............................................. 53

SECTION 11. INDEMNIFICATION ................................................. 54
      11.1. General Indemnity ............................................... 54
      11.2. General Tax Indemnity ........................................... 57
      11.3. Increased Costs, Illegality, etc ................................ 62
      11.4. Funding/Contribution Indemnity .................................. 65
      11.5. EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT
            LIABILITY, ETC .................................................. 65

SECTION 12. MISCELLANEOUS ................................................... 66
      12.1. Survival of Agreements .......................................... 66
      12.2. Notices ......................................................... 66
      12.3. Counterparts .................................................... 67
      12.4. Terminations, Amendments, Waivers, Etc.; Unanimous Vote
            Matters ......................................................... 67
      12.5. Headings, etc ................................................... 69
      12.6. Parties in Interest ............................................. 69


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      12.7.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY
             TRIAL; VENUE ................................................... 69
      12.8.  Severability ................................................... 70
      12.9.  Liability Limited .............................................. 71
      12.10. [Reserved] ..................................................... 72
      12.11. Further Assurances ............................................. 72
      12.12. Calculations under Operative Agreements ........................ 72
      12.13. Confidentiality ................................................ 72
      12.14. Financial Reporting/Tax Characterization ....................... 74


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EXHIBITS

A - Form of Requisition - Sections 4.2, 5.2, and 5.3

B - Form of Outside Local Counsel Opinion for the Lessee - Section 5.3(j)

C - Form of Lessee's Secretary's Certificate - Section 5.3(w)

D- Form of Lessee's Officer's Certificate - Section 5.3(y)

E - Form of Lessor's Secretary's Certificate - Section 5.3(z)

F - Form of Lessor's Officer's Certificate - Section 5.3(aa)

G - Form of Officer's Cash Collateral Compliance Certificate - Section

H - Form of Officer's Financial Compliance Certificate - Section

I - Form of Lessee's Counsel's Legal Opinion Section 5.3(cc)

Appendix A - Rules of Usage and Definitions

SCHEDULES

1.          Schedule of Credit Lender Commitments
2.          Schedule of Mortgage Lender Commitments
3.          Schedule of Excluded Equipment
4.          Schedule of Maximum Residual Guarantee Amount for Each Property
6.2(d).     Schedule of Litigation


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                             PARTICIPATION AGREEMENT

      THIS PARTICIPATION AGREEMENT, dated as of June 27, 2003 (as amended, modified, extended, supplemented and/or restated from time to time, this "Agreement") is by and among CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Lessee"); WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation (the "Lessor"); the various financial institutions and other institutional investors which are parties hereto from time to time as holders of the Credit Notes (subject to the definition of Credit Lenders in Appendix A hereto, individually, a "Credit Lender" and collectively, the "Credit Lenders"); the various financial institutions and other institutional investors, which are parties hereto from time to time as Mortgage Lenders (subject to the definition of Mortgage Lenders in Appendix A hereto, individually, a "Mortgage Lender" and collectively, the "Mortgage Lenders") (the Lessor, each Credit Lender and each Mortgage Lender may be referred to individually as a "Primary Financing Party" and collectively as the "Primary Financing Parties"); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the agent for the Primary Financing Parties and respecting the Security Documents, as the agent for the Secured Parties (in such capacity, the "Agent"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

      In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                            SECTION 1. THE FINANCING.

      Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Primary Financing Parties have agreed to make the Lessor Advances (in the case of the Lessor) or make loans pursuant to the Credit Notes and the Mortgage Notes (in the case of the Credit Lenders and the Mortgage Lenders, respectively) issued by the Lessor on each Closing Date, with such Lessor Advance, the Credit Notes and Mortgage Notes to be in an aggregate principal amount of up to the aggregate amount of the Primary Financing Parties' Commitments in order for (i) the Lessor to acquire the Properties in accordance with the terms and provisions hereof and for the other purposes described herein and (ii) to enter into the Operative Agreements with the Lessee. The Credit Lenders will make loans to the Lessor pursuant to the Credit Note Loan Agreement and the Credit Notes. The Mortgage Lenders will make loans to the Lessor pursuant to the Mortgage Note Loan Agreement and the Mortgage Notes. The Lessor will make Lessor Advances pursuant to the terms and conditions herein. The obligations of the Lessor to the Primary Financing Parties and the Lessee Secured Obligations shall be secured by the Collateral provided by the Lessee in the Security Documents (including without limitation the Properties and the Cash Collateral), as more particularly set forth herein and in the other Operative Agreements and the obligations of the Lessor to the Lenders shall be secured by the Collateral provided by the Lessor (including without limitation the Lessor's right, title and interest in the Lease and the other Operative Agreements and the Properties), as more particularly set forth herein and in the other Operative Agreements.

                             SECTION 2. [RESERVED].

                       SECTION 3. SUMMARY OF TRANSACTIONS.

      3.1. Operative Agreements.

      On the Initial Closing Date, each of the respective parties hereto and thereto shall execute and deliver each of the following agreements to which it is a party this Agreement, the Lease, each applicable Ground Lease (or restatement thereof), the Credit Note Loan Agreement, the Mortgage Note Loan Agreement, the Credit Notes, the Mortgage Notes, the Security Agreement, each applicable Mortgage Instrument, each applicable Security Document and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto or reasonably required for the closing of the transactions as contemplated in the Operative Agreements.

      3.2. Property Purchase.

      On each Property Closing Date and subject to the terms and conditions of this Agreement (a) the Credit Lenders will make loans to the Lessor in accordance with Section 5 of this Agreement and the terms and provisions of the Credit Note Loan Agreement, (b) the Mortgage Lenders will make loans to the Lessor in accordance with Section 5 of this Agreement and the terms and provisions of the Mortgage Note Loan Agreement, (c) the Lessor will make Lessor Advances in accordance with Sections 5 and 5B of this Agreement, (d) the Lessor will acquire title to or a Ground Lease interest in the Properties for the benefit of Lessee and subject to the Operative Agreements and (e) the Lessee and the Lessor shall each grant to the Agent and the Lessee shall grant to the Lessor (in accordance with the Lease), as applicable, Liens on its right, title and interest in the Properties and the other Collateral for the benefit of the Primary Financing Parties (provided,- only the Lessee shall grant an interest in the Cash Collateral and such grant shall be for the benefit of the Credit Lenders, the Wachovia Mortgage Lender and the Lessor) by execution of the required Security Documents.

      3.3. Commencement of Basic Rent.

      The Lessee shall commence to pay Basic Rent for each Property as of the Property Closing Date for such Property.


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

                             SECTION 4. THE CLOSING.

      4.1. Closing Date.

      All documents and instruments required to be delivered on any Closing Date shall be delivered at the offices of Moore & Van Allen PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee, provided the Agent, in its discretion may deliver documents to the appropriate title companies prior to the relevant Property Closing Date.

      4.2. Requisitions.

      Prior to each Closing Date, the Lessee shall deliver to the Agent a requisition (a "Requisition"), in the form attached hereto as Exhibit A or in such other form as is satisfactory to the Agent, in its reasonable discretion, in connection with (a) the Transaction Expenses and other fees, expenses and disbursements payable, pursuant to Section 7.1, by the Lessor, and (b) the Advances pursuant to Section 5.3.

      SECTION 5. FUNDING OF THE ADVANCE; CONDITIONS PRECEDENT; THE LESSEE'S
                   DELIVERY OF NOTICES; RESTRICTIONS ON LIENS.

      5.1. General.

      To the extent funds have been made available to the Lessor pursuant to this Section 5, the Lessor will use such funds on the applicable Property Closing Date in accordance with the terms and conditions of this Agreement and the other Operative Agreements for the following purposes (i) at the direction of the Lessee to acquire the Properties in accordance with and subject to the terms of this Agreement and the other Operative Agreements, and (ii) to pay Transaction Expenses, and reasonable fees, expenses and other disbursements payable by the Lessor under Section 7.

      5.2. Procedures for Funding.

            (a) The Lessee shall deliver to the Agent, not less than three (3) Business Days prior to each Property Closing Date a Requisition as described in Section 4.2.

            (b) [Reserved].

            (c) Subject to the satisfaction of the conditions precedent set forth in Section 5.3, on the applicable Property Closing Date and provided the applicable Property Closing Date is during the Commitment Period, (i) the Credit Lenders shall make Loans to the Lessor under the Credit Note Loan Agreement based on their respective Credit Note Commitments, (ii) the Mortgage Lenders shall make Loans to the Lessor under the Mortgage Note Loan Agreement based on their respective Mortgage Note Commitments, and
      (iii) the Lessor shall make an advance based on its Lessor


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      Commitment (each advance by the Lessor, a "Lessor Advance"). The Requested
      Funds shall be funded by the Credit Lenders, the Mortgage Lenders and the Lessor such that (I) the Credit Loans made by the Credit Lenders under the Credit Notes shall equal the product of the Requested Funds set forth in such Requisition times sixty-nine percent (69%), (II) the Mortgage Loans made by the Mortgage Lenders under the Mortgage Notes shall equal the product of the Requested Funds set forth in such Requisition times twenty-five percent (25%), and (III) the Lessor Advance shall equal the product of the Requested Funds set forth in such Requisition times six percent (6%). Notwithstanding that the Operative Agreements state that the Advance shall be directed to the Lessor, the Advance shall in fact be paid to such Persons as directed by the Lessee (for the benefit of the Lessor) pursuant to the requirements imposed on the Lessor and the Lessee under the Operative Agreements.

            (d) [Reserved].

            (e) All Operative Agreements which are to be delivered to the Agent or the Primary Financing Parties shall be delivered to the Agent, on behalf of the Agent or the Primary Financing Parties, and such items (except for Notes, Bills of Sale, Deeds and chattel paper originals, with respect to which in each case there shall be only one original) shall be delivered with a number of originals sufficient for the Lessor, the Agent and each Credit Lender and Mortgage Lender. The Agent shall then deliver such Operative Agreements to the Lessor and each Credit Lender and Mortgage Lender. All other items which are to be delivered to the Agent or the Primary Financing Parties shall be delivered to the Agent, on behalf of the Agent or the Primary Financing Parties, or directly to such party as required by the Operative Agreements. Except as otherwise noted, copies shall be sufficient for any other deliveries to parties other than the Agent required under Section 5.3. To the extent any such other items delivered to the Agent are requested in writing from time to time by the Lessor or any other Primary Financing Party or are required to be delivered by the Agent pursuant to Section 8.6(g), the Agent shall provide a copy of such item to the party requesting it or to the parties entitled thereto, as applicable.

            (f) [Reserved].

            (g) Notwithstanding the completion of the closing under this Agreement, any condition precedent (other than Sections 5.3(u), (x), (z),
      (aa), (bb), (dd) and (ff) and Sections 5.3(a), (b), (k), (m), (v) and (z) solely with respect to deliveries from any Financing Party) not satisfied prior to the Closing Date may be subsequently enforced by the Agent as a covenant obligation of the Lessee, if the applicable Closing Date was permitted to occur even though such condition precedent was not satisfied on such Closing Date, unless expressly waived in writing by the Agent.

      5.3. Conditions Precedent for the Lessee, the Agent and the Primary Financing Parties Relating to each Property Closing Date and the Advance of Funds for the Acquisition of the Properties.


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            The obligations (i) on the Initial Closing Date of the Lessee and
      the Financing Parties to enter into the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date and, in the case of the Credit Lenders and the Mortgage Lenders, to make Loans to the Lessor, and in the case of the Lessor, to make the Lessor Advance, (ii) on the Initial Closing Date of the Lessor (or the Agent on behalf of the Lessor) to use the proceeds from the sale of the Credit Notes and the Mortgage Notes and the Lessor Advance to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 7.1(a) of this Agreement and (iii) on each Property Closing Date of the Lessor to make Lessor Advances and the Credit Lenders and the Mortgage Lenders to make Loans for the purpose of providing funds to the Lessor necessary to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 7.1(a) of this Agreement and to acquire the Properties (each of the foregoing (ii) and (iii), an "Advance"), in each case (with regard to the foregoing Sections 5.3(i), (ii) and (iii) are subject to the satisfaction or waiver of each of the following conditions precedent on or prior to the Initial Closing Date or the applicable Property Closing Date, as the case may be, (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent and the Primary Financing Parties, in their reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.3 which are required to be performed by such party);

            (a) the correctness of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered by such party pursuant to any Operative Agreement;

            (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to such date;

            (c) the Agent shall have received a fully executed counterpart copy of the Requisition, appropriately completed;

            (d) with respect to a Property Closing Date only, title to each such Property shall conform to the representations and warranties set forth in
      Section 6.2(l) hereof;

            (e) with respect to a Property Closing Date only, the Lessee shall have delivered to the Agent a good standing certificate for the Lessee in the state where the Property is located, the Deed with respect to the Land and Improvements (if any), a copy of the Ground Lease (if any) and a copy of the Bill of Sale with respect to the Equipment, respecting such of the foregoing as are being acquired or ground leased on such date;


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

            (f) there shall not have occurred and be continuing any Default or Event of Default and no Default or Event of Default will have occurred after giving effect to the Advance;

            (g) with respect to a Property Closing Date only, the Lessee shall have delivered or caused to be delivered to the Agent title insurance commitments to issue policies insuring the Lien of the Mortgage Instruments up to the amount of the Notes and the Lessor Advance respecting each Property being acquired or ground leased on such Property Closing Date, with such endorsements as the Agent deems reasonably necessary, in favor of the Lessor and the Agent from a title insurance company reasonably acceptable to the Agent, but only with such title exceptions thereto as are reasonably acceptable to the Agent;

            (h) with respect to a Property Closing Date only, the Lessee shall have delivered to the Agent an environmental site assessment respecting each Property being acquired on such Property Closing Date, prepared by an independent recognized professional reasonably acceptable to the Agent and evidencing no pre-existing environmental condition with respect to which there is more than a remote risk of loss;

            (i) with respect to a Property Closing Date only, the Lessee shall have delivered to the Agent an ALTA survey (with a flood hazard certification) respecting each Property being acquired on such Property Closing Date prepared by (i) an independent recognized professional reasonably acceptable to the Agent and (ii) in a manner and including such information as is reasonably required by the Agent;

            (j) with respect to a Property Closing Date only, the Lessee shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as Exhibit B or in such other form as is reasonably acceptable to the Agent with respect to local law real property issues respecting the state in which each Property being acquired on such Property Closing Date is located addressed to the Agent, from counsel located in the state where each such Property is located, prepared by counsel reasonably acceptable to the Agent;

            (k) [Reserved];

            (l) the Lessee shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, the various Transaction Expenses and other fees, expenses and disbursements referenced in Section 7 of this Agreement, as appropriate;

            (m) with respect to a Property Closing Date only, the Lessee shall have caused to be delivered to the Agent Mortgage Instruments (in such form as is reasonably acceptable to the Agent, with revisions as necessary to conform to applicable state law), Lessor Financing Statements and Lender Financing Statements respecting each Property being acquired on such Property Closing Date, all fully executed and in recordable form;


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

            (n) with respect to a Property Closing Date only, the Lessee shall have delivered to the Agent with respect to each Property being acquired on such Property Closing Date a Lease Supplement and a memorandum (or short form lease) regarding the Lease and such Lease Supplement (such memorandum or short form lease to be in the form attached to the Lease as Exhibit B or in such other form as is reasonably acceptable to the Agent and Lessee, with modifications as necessary to conform to applicable state law, and in form suitable for recording);

            (o) with respect to each Advance, the sum of the Available Credit Note Commitments, plus the Available Mortgage Note Commitments, plus the Available Lessor Commitment will be sufficient to pay all amounts payable therefrom;

            (p) with respect to a Property Closing Date only, if any such Property is subject to a Ground Lease, the Lessee shall have caused a lease memorandum (or short form lease) to be delivered to the Agent for such Ground Lease and, if requested by the Agent, a landlord waiver and a mortgagee waiver (in each case, in such form as is reasonably acceptable to the Agent);

            (q) with respect to a Property Closing Date only (other than the Initial Closing Date), counsel (reasonably acceptable to the Agent) for the ground lessor (to the extent the ground lessor is the Lessee or an Affiliate of the Lessee) of each such Property subject to a Ground Lease shall have issued to the Agent, its opinion (in form and substance reasonably satisfactory to the Agent);

            (r) with the respect to a Property Closing Date only, the Lessee shall have provided evidence of insurance to the Agent with respect to each Property being acquired on such Property Closing Date as provided in the Lease;

            (s) with respect to a Property Closing Date only, the Lessee shall have caused an Appraisal regarding each Property being acquired on such Property Closing Date to be provided to the Agent from an appraiser reasonably satisfactory to the Agent;

            (t) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent;

            (u) in the opinion of the Agent and its counsel, the transactions contemplated by the Operative Agreements do not and will not subject the Primary Financing Parties or the Agent to any materially adverse regulatory prohibitions, constraints, penalties or fines;

            (v) each of the Operative Agreements to be entered into on such date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, and the Agent shall have received a fully executed copy of each of the Operative Agreements;


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

            (w) as of the Initial Closing Date only, the Agent shall have received an Officer's Certificate, dated as of the Initial Closing Date, of the Lessee in the form attached hereto as Exhibit C or in such other form as is reasonably acceptable to the Agent stating that (i) each and every representation and warranty of the Lessee contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) no Lease Default or Lease Event of Default has occurred and is continuing under any Operative Agreement and Lessee is not aware or any other Default or Event of Default; (iii) each Operative Agreement to which the Lessee is a party is in full force and effect with respect to it except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' or lessors' rights generally and general principles of equity; and (iv) the Lessee has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

            (x) since the date of the most recent audited financial statements of the Lessee (which have been previously delivered to the Agent), there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than (i) an increase of approximately $150,000,000 in the convertible debt outstanding and (ii) as specifically contemplated by the Operative Agreements;

            (y) as of the Initial Closing Date only, the Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of the Lessee, dated as of the Initial Closing Date, in the form attached hereto as Exhibit D or in such other form as is reasonably acceptable to the Agent attaching and certifying as to (1) the resolutions of the Board of Directors of the Lessee duly authorizing the execution, delivery and performance by the Lessee of each of the Operative Agreements to which it is or will be a party, (2) the certificate of incorporation of the Lessee certified as of a recent date by the Secretary of State of its state of incorporation and its by-laws and (3) the incumbency and signature of persons authorized to execute and deliver on behalf of the Lessee the Operative Agreements to which it is or will be a party and (ii) a good standing certificate (or local equivalent) from the appropriate office of the respective states where the Lessee is incorporated and where the principal place of business of the Lessee is located as to its good standing in each such state;

            (z) as of the Initial Closing Date only, the Agent and Lessee, shall have received an Officer's Certificate of the Lessor dated as of the Initial Closing Date in the form attached hereto as Exhibit E or in such other form as is reasonably acceptable to the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date, (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' or lessors' rights generally and general principles of equity; (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date and (iv) no Credit Agreement Default or Credit Agreement Event of Default attributable solely to Lessor has occurred and is continuing under any Operative Agreement;

            (aa) as of the Initial Closing Date only, the Agent and Lessee shall have received (i) a certificate of the Secretary or an Assistant Secretary of the Lessor, dated as of the Initial Closing Date in the form attached hereto as Exhibit F or in such other form as is reasonably acceptable to the Agent attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party, (B) its articles of incorporation or other equivalent charter documents as certified by the Secretary of State of its state of incorporation and its by-laws, as the case may be, certified as of a recent date by an appropriate officer of the Lessor and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the appropriate governmental authority in the jurisdiction of the Lessor's organization and the jurisdiction of the Lessor's principal place of business;

            (bb) as of the Initial Closing Date only, counsel for the Lessor reasonably acceptable to the Agent shall have issued to the Primary Financing Parties (other than the Lessor), the Lessee and the Agent its opinion dated as of the Initial Closing Date in such form as is reasonably acceptable to the Agent;

            (cc) as of the Initial Closing Date only, counsel for the Lessee reasonably acceptable to the Agent shall have issued to the Primary Financing Parties and the Agent its opinion dated as of the Initial Closing Date in such form as is reasonably acceptable to the Agent; provided, however, that if the Initial Closing Date and the Property Closing Date occur simultaneously, the opinion required by this Section 5.3(cc) and the opinion required by Section 5.3(j) may be combined into a single legal opinion, provided such legal opinion satisfies both Sections 5.3(j) and 5.3(cc);

            (dd) as of each Property Closing Date only, no Casualty and no Condemnation respecting any Property to be acquired or ground leased on such Property Closing Date shall have occurred and no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation with respect to any such Property;

            (ee) the Lessee shall cause (i) Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding the Lessee and the Lessor to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent by a nationally recognized search company reasonably acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner reasonably satisfactory to the Agent;

            (ff) with respect to a Property Closing Date only, the Lessor shall have caused to be delivered to the Agent, Mortgage Instruments to which it is a party (in such form as is reasonably acceptable to the Agent, with revisions as necessary to conform to applicable state law), respecting each Property being acquired on such Property Closing Date, all fully executed and in recordable form;

            (gg) [Reserved];

            (hh) [Reserved]; and

            (ii) the Lessee shall have deposited good and immediately available funds, in Dollars, into the Cash Collateral Account in a sufficient amount so that after giving effect to the requested Advance on the applicable Closing Date the Lessee is in compliance with Section 5.4 hereof.

      5.4. Cash Collateral Account.

            (a) On the Initial Closing Date, each Property Closing Date and pursuant to the Cash Collateral Security Documents, the Lessee shall pledge to the Agent, for the benefit of the Lenders, as security for the Cash Collateral Obligations, by delivery to the Intermediary or by otherwise depositing into the Cash Collateral Account, Cash Collateral (which may be in the form of cash or Cash Equivalents or a combination thereof) in an amount such that the Total Coverage Amount after such pledge or deposit on such date is equal to or greater than the Required Cash Collateral Balance as of such date;

            (b) On each February 15th May 15th, August 15th, November 15th (unless such day is not a Business Day, then on the previously occurring Business Day) (each such date, a "Cash Collateral Compliance Date"), the Lessee shall furnish to the Agent an Officer's Certificate in the form of Exhibit G setting forth the Lessee's calculation, in reasonable detail, demonstrating compliance by the Lessee with the provisions of this Section
      5.4 as of such date;

            (c) (i) If on any Cash Collateral Compliance Date or on any other date that the Agent provides notice to the Lessee that the Total Coverage Amount shall be less than the Required Cash Collateral Balance, as of such date, then the Lessee shall pledge to the Agent, by delivery to the Intermediary or by otherwise depositing into the Cash Collateral Account, additional Cash Collateral in an amount such that the Total Coverage Amount after such pledge or deposit on such Cash Collateral Compliance Date or within two (2) Business Days of such notice is equal to or greater than the Required Cash Collateral Balance as of such date.

                  (ii) If on any Cash Collateral Compliance Date or the date one
            (1) Business Day after the completion of an assignment to a Mortgage Lender other than the Wachovia Mortgage Lender the Total Coverage Amount shall be greater than the Required Cash Collateral Balance as of such date, and provided no Default or Event of Default has occurred and is continuing, upon the written request of the Lessee, the Agent shall cause the Intermediary to convey to the Lessee and otherwise release from the Lien of the Cash Collateral Security Documents, a portion of the Cash Collateral (as requested by the Lessee); provided, in no event shall the Lessee request the conveyance and release of, and in no event shall the Agent be required to cause the Intermediary to convey and release, any Cash Collateral if as a result of such conveyance and release the Total Coverage Amount will be less than the Required Cash Collateral Balance after taking into account unfunded Requisitions as of such date.

            (d) The Lessor and the Lessee hereby acknowledge and agree that the Cash Collateral Account (and the Cash Collateral on deposit therein from time to time) constitutes additional Collateral to secure any and all Cash Collateral Obligations and the Lessor and the Lessee agree to execute and deliver any agreements, financing statements, instruments or other documents reasonably requested by the Agent to perfect the security interest of the Credit Lenders the Wachovia Mortgage Lender or the Lessor in the Cash Collateral Account (including without limitation the Cash Collateral Security Documents).

            (e) Notwithstanding any provision contained herein or in any other Operative Agreement to the contrary:

                  (i) upon delivery to the Agent of the Termination Value for all Properties less an amount actually in the Cash Collateral as of such date, the Agent may, apply the Cash Collateral Account to the remaining balance of the Termination Value,

                  (ii) provided no Lease Default or Lease Event of Default has occurred and is continuing, upon (A) payment in full of the principal of and interest on the Credit Notes, the Mortgage Notes held by the Wachovia Mortgage Lender, the Lessor Advances and Lessor Yield, all other Cash Collateral Obligations and all other amounts owing by Lessee pursuant to the Operative Agreements and (B) termination of the Commitments of the Credit Lenders, the Wachovia Mortgage Lender and the Lessor, the Agent shall, upon the written request of the Lessee, cause all amounts being held on deposit in the Cash Collateral Account to be returned to the Lessee or

                  (iii) provided, the Lessee has properly elected either the
            Immediate Purchase Option or the Purchase Option and complies with the provisions of the Operative Agreements applicable thereto, the Agent is not prohibited by any Governmental Authority or Law from distributing the Cash Collateral to the Cash Secured Parties or any other Financing Party, no Lease Event of Default has occurred and is continuing and Lessee has delivered to the Agent in good and immediately available Dollars an amount equal to the Termination Value for all Properties less the amount of Cash Collateral which is not so prohibited to be applied to the Termination Value for all Properties, then the Agent shall distribute the Cash Collateral in accordance with Section 8.7(b)(vi) of the Participation Agreement (for the avoidance of doubt, such distribution of the Termination Value may include Cash Collateral being distributed to Financing Parties other than the Cash Secured Parties). After all such payments have been made, the Properties will be transferred in accordance with the Immediate Purchase Option or the Purchase Option, as applicable.

      5.5. Restrictions on Liens.

      On each Property Closing Date, the Lessee shall cause each Property acquired by the Lessor on such date to be free and clear of all Liens except those referenced in Sections 6.2(q)(i) and 6.2(q)(ii), such other Liens that are expressly set forth as title exceptions on the title commitment or policy issued under Section 5.3(g) with respect to such Property, Liens for Taxes that are not yet due and payable and such other Liens that have been expressly approved or agreed to by the Agent. On the date any Property is either sold to a third party (other than the Lessee or any Affiliate or designee of the Lessee) in accordance with the terms of the Operative Agreements or, pursuant to Section 22.1(a) of the Lease Agreement, retained by the Lessor, the Lessee shall cause such Property to be free and clear of all Liens (other than Lessor Liens, such other Liens that are expressly set forth as title exceptions on the title commitment or policy issued under Section 5.3(g) with respect to such Property, to the extent such title commitment has been approved by the Agent, Liens for Taxes that are not yet due and payable and such other Liens that have been expressly approved or agreed to by the Agent).

      5.6. [Reserved].

      5.7. Special Provision Regarding Replacement of Nonextending Lenders.

      In the event a Lender does not consent to (or is deemed to have rejected) a Renewal Term proposed by Lessee in accordance with Section 2.2 of the Lease, the Lessee shall have the right to replace such a Lender as a party to this Agreement and the other relevant Operative Agreements, the Lessee may, upon notice to such Lender and the Agent, replace such Lender by causing such Lender to assign its Credit Note Commitment or Mortgage Note Commitment, as applicable, if any, and its Credit Note or Mortgage Note, as applicable, (with the assignment fee to be paid by the Lessee in such instance) pursuant to Section 10 hereof and Sections 9.7 and 9.8 of the Credit Note Loan Agreement or the Mortgage Note Loan Agreement, as applicable, and the other applicable terms and conditions in the Operative Agreements to one or more other Lenders or eligible assignees designated by the Lessee. To the extent not paid by the replacement Lender, the Lessee shall (a) pay or cause to be paid in full all principal, interest, fees and other amounts payable under the Operative Agreements to such Lender through the date of replacement, (b) provide or cause to be provided by the eligible assignee approved by the Agent, Lessee and reasonably acceptable to the replaced Lender, appropriate assurances and indemnities as each replaced Lender may reasonably require with respect to the Operative Agreements, and (c) release such Lender from its obligations under the Operative Agreements. Any Lender being replaced and the replacement Lenders shall execute and deliver an Assignment and Acceptance in the form of Exhibit B to the Credit Note Loan

Agreement or the Mortgage Note Loan Agreement, as applicable, and take actions to comply with Section 10 hereof and Sections 9.7 and 9.8 of the Credit Note Loan Agreement or the Mortgage Note Loan Agreement, as applicable, and the other applicable terms and conditions in the Operative Agreements.

      5.8. Payments.

      All payments of Rent, and other amounts payable to any Financing Party to be made by the Lessee under this Agreement or any other Operative Agreements (excluding Excepted Payments which shall be paid directly to the party to whom such payments are owed) shall be made to the Agent at the office designated by the Agent from time to time by written notice as provided herein in Dollars and in immediately available funds, without setoff, deduction, or counterclaim. Subject to the definition of "Interest Period" in Appendix A attached hereto, whenever any payment under this Agreement or any other Operative Agreements shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest, Lessor Yield and fees payable pursuant to the Operative Agreements, as applicable and as the case may be.

                             SECTION 5A. [RESERVED.]

                           SECTION 5B. LESSOR ADVANCE.

      5B.1. Procedure for Lessor Advance.

            Upon receipt from Lessee by the Agent of a Requisition pursuant to
      Section 4.2, and subject to the terms and conditions of this Agreement, the Lessor shall make an Advance under the Lessor Commitment equal to six percent (6%) of the amount requested in such Requisition on the applicable Property Closing Date. The Lessor Advance shall be based on the Eurodollar Rate or the ABR, as designated by the Lessee in the applicable Requisition.

      5B.2. Lessor Yield.

            (a) The Lessor Advance shall bear yield calculated at the rate of Lessor Yield applicable from time to time. The Lessee shall pay as Basic Rent to the Agent for distribution to the Lessor the Lessor Yield in arrears on each Interest Payment Date or as otherwise provided herein or in Section 8.7 of this Agreement.

            (b) If all or a portion of Lessor Yield shall not be received by the Lessor when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lessor hereunder or under any other Operative Agreement, bear interest at the Lessor Overdue Rate, in each case from the date of nonpayment until paid (whether after or before judgment) and shall be paid upon demand.

      5B.3. Scheduled Return of Lessor Advance.

      The outstanding amount of the Lessor Advance shall be due in full on the Expiration Date. On the Expiration Date, subject to the terms of this Agreement, the Lessor (or the Agent on behalf of the Lessor) shall receive from the Lessee as Basic Rent under the Lease the outstanding amount of the Lessor Advance then due, together with all accrued but unpaid Lessor Yield and all other amounts due to Lessor under the Operative Agreements provided; nothing in this Section 5B.3 shall limit the rights, or increase the obligations, of the Lessee with respect to a Limited Recourse Event of Default or Lessee's exercise of the Sale Option pursuant to the Lease.

      5B.4. Early Return of Lessor Advance.

            (a) Subject to Sections 11.2(e), 11.3 and 11.4 of this Agreement, the Lessor Advance may at any time and from time to time be prepaid by the Lessee with its funds (or in Agent's discretion and at times permitted pursuant to this Agreement and the Cash Collateral Security Documents by application of the Cash Collateral) as a payment of Supplemental Rent, in whole or in part, without premium or penalty, upon at least one (1) Business Day's prior irrevocable notice to the Agent, on behalf of the Lessor, specifying the date and amount of prepayment of the Lessor Advance. Upon receipt of such notice, the Agent shall promptly notify the Lessor thereof. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Amounts prepaid shall not be re-advanced and such prepayments shall be distributed in accordance with Section 8.7(b) of this Agreement.

            (b) If on any date the Agent or the Lessor shall receive any payment in respect of (i) any Casualty, or Condemnation or Environmental Violation pursuant to Sections 15.1(a) or 15.1(g) or Article XVI of the Lease (excluding any payments in respect thereof which are payable to Lessee in accordance with the Lease), or (ii) the Termination Value of any Property in connection with the delivery of a Termination Notice pursuant to
      Article XVI of the Lease, or (iii) the Termination Value of any Property or such other applicable amount in connection with the exercise of the Purchase Option under Article XX of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to
      Section 20.3 of the Lease, then in each case, the Agent or the Lessor shall receive such payment to be distributed in accordance with Section 8.7(b) of this Agreement.

            (c) Each prepayment of the Lessor Advances pursuant to Section 5B.4 shall (i) be credited to reduce the Property Cost of the Properties ratably unless such prepayment is associated with a specific Property in which case it shall be allocated to reduce the Property Cost of such Property and (ii) be distributed pursuant to Section 8.7.

      5B.5. Conversion and Continuation Options.

            (a) The Lessee may elect from time to time to convert Lessor Advances based on the Eurodollar Rate to Lessor Advances based on the ABR by giving the Lessor at least three (3) Business Days' prior irrevocable notice of such election, provided, that any such conversion may only be made on the last day of an Interest Period with respect thereto, and provided, further, to the extent a Lease Event of Default has occurred and is continuing on the last day of any such Interest Period, the applicable Lessor Advances based on the Eurodollar Rate shall automatically be converted to Lessor Advances based on the ABR. The Lessee may elect from time to time to convert Lessor Advances based on the ABR to Lessor Advances based on the Eurodollar Rate by giving the Lessor at least three (3) Business Days' prior irrevocable notice of such election. All or any part of outstanding Lessor Advance may be converted as provided herein, provided, that (i) no Lessor Advance based on the ABR may be converted into a Lessor Advance based on the Eurodollar Rate after the date that is one (1) month prior to the Expiration Date and (ii) such notice of conversion regarding any Lessor Advance based on the Eurodollar Rate shall contain an election by the Lessee of an Interest Period for such Lessor Advance based on the Eurodollar Rate to be created by such conversion and such Interest Period shall be in accordance with the terms of the definition of the term "Interest Period" including without limitation subparagraphs (A) through
      (D) thereof.

            (b) Any Lessor Advance based on the Eurodollar Rate may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Lessee giving irrevocable notice to the Lessor, in accordance with the applicable notice provision for the conversion of Lessor Advances based on the ABR to Lessor Advances based on the Eurodollar Rate set forth herein, provided, that no Lessor Advance based on the Eurodollar Rate may be continued as such after the date that is one
      (1) month prior to the Expiration Date, provided, further, no Lessor Advance based on the Eurodollar Rate may be continued as such if a Lease Event of Default has occurred and is continuing as of the last day of the Interest Period for such Lessor Advance based on the Eurodollar Rate, and provided, further, that if the Lessee shall fail to give any required notice as described above or otherwise herein or if such continuation is not permitted pursuant to the preceding proviso, such Lessor Advance shall automatically be converted to an ABR Lessor Advance on the last day of such then expiring Interest Period.

      5B.6. Computation of Lessor Yield.

            (a) Lessor Yield shall be calculated on the basis of (i) a year of three hundred sixty (360) days for the actual days elapsed with respect to Eurodollar Loans and Eurodollar Lessor Advances and (ii) a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as applicable, for the actual days elapsed with respect to Loans and ABR Lessor Advances. Any change in the Lessor Yield resulting from a change in the Eurocurrency Reserve Requirements applicable to Lessor after the Initial Closing Date shall become effective as of the opening of business on the day on which such change becomes effective with respect to each Interest Period commencing at least three (3) Business Days after the Lessor notifies Lessee of such change in the Eurocurrency Reserve Requirements.

            (b) Pursuant to Section 12.12 of this Agreement, the calculation of Lessor Yield under this Section 5B.6 shall be made by the Agent. Each determination of Lessor Yield by the Agent shall be conclusive and binding in the absence of manifest error.

            (c) If the Eurodollar Rate cannot be determined by the Agent in the manner specified in the definition of the term "Eurodollar Rate", then commencing on the Interest Payment Date next occurring and continuing until such time as the Eurodollar Rate can be determined by the Agent in the manner specified in the definition of such term, the outstanding Lessor Advance shall bear a yield at the ABR.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES.

      6.1. Representations and Warranties of the Lessor.

      The Lessor represents and warrants to each of the other parties hereto that as of each Closing Date (except to the extent any such representation or warranty relates to an earlier date):

            (a) It is a corporation duly organized and validly existing and in good standing under the laws of the State of North Carolina, is qualified to do business in each jurisdiction necessary to permit the Lessor to own and lease the Properties and perform its obligations under the Operative Agreements and has the power and authority to enter into and perform its obligations under each of the Operative Agreements to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which the Lessor is or will be a party, and is a multi-purpose, Wholly-Owned Entity of Wachovia Corporation;

            (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party are within the corporate powers of the Lessor, has been duly authorized by all necessary action on its part, have been duly executed and delivered, and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations or any other consent or approval that has not previously been obtained, (ii) does or will contravene any Legal Requirement applicable to Lessor, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon the Properties (except as described in the Operative Agreements) or any of its other property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) could reasonably be expected to materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party or
      (iv) does or will require any Governmental Action by any Governmental Authority;

            (c) Each Operative Agreement to which the Lessor is or will be a party has been, or on or before such Closing Date will be, duly executed and delivered by the Lessor, and each Operative Agreement to which the Lessor is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Lessor in accordance with the terms thereof;

            (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

            (e) The Lessor has not assigned or transferred any of its right, title or interest in or under the Lease or its interest in any Property or any portion thereof, except in accordance with the Operative Agreements;

            (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

            (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Advance shall not be applied by the Lessor for any purpose other than the purchase and/or lease of the Properties or to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 7.1(a) of this Agreement;

            (h) Neither the Lessor nor any Person authorized by the Lessor to act on its behalf has offered or sold any interest in the Lessor's Interest or the Notes, or in any similar security relating to the Properties, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent and the Lenders and neither the Lessor nor any Person authorized by the Lessor to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Lessor's Interest or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

            (i) The location of the Lessor for purposes of the UCC is North Carolina. The Lessor's principal place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288;

            (j) The Lessor is not engaged principally in, and does not have as one (1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U), and no part of the proceeds of the Loans or the Lessor Advance will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T, U, or X;

            (k) The Lessor is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act;

            (l) Each Property and the Collateral in which Lessor has any right, title or interest is free and clear of all Lessor Liens attributable to the Lessor;

            (m) [Reserved].

            (n) The Lessor's true legal name as registered in the jurisdiction of its organization is "Wachovia Development Corporation" and its Federal Employer Identification Number is 56-1610288. During the five (5) year period immediately prior to the Initial Closing Date, the true legal name of the Lessor has not been other than "Wachovia Development Corporation" or "First Union Development Corporation". The Lessor does not use, or transact and has not used, or transacted within the five (5) years immediately prior to the Initial Closing Date any business under, any trade name other than its current or prior legal name referenced in the preceding sentence; and

            (o) The Lessor has filed all tax returns and all other material reports that are required under applicable Law to be filed by it and has paid all taxes or other charges of any Governmental Authority due pursuant to such returns or other reports, except for any taxes or other charges that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on the books and records of the Lessor.

      6.2. Representations and Warranties of the Lessee.

      Lessee represents and warrants to each of the other parties hereto that as of each Closing Date (except to the extent that any such representation or warranty relates to an earlier date):

            (a) The Lessee is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business makes such qualification necessary, and has all requisite power and authority to own its properties and to carry on its business as now conducted;

            (b) (i) The Lessee has the power and authority to enter into and perform its obligations under the Operative Agreements to which it is a party or will be a party and has the corporate power and authority to act as the Lessee;

                  (ii) The execution and delivery by the Lessee of this Agreement and the other applicable Operative Agreements to which the Lessee is a party as of such date and the performance by the Lessee of its obligations under this Agreement and the other applicable Operative Agreements to which the Lessee is a party are within the corporate powers of the Lessee, have been duly authorized by all necessary corporate action on the part of the Lessee (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (A) violate any Legal Requirement which is binding on the Lessee, (B) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of the Lessee or of any agreement, indenture, instrument or other document which is binding on the Lessee or (C) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of the Lessee;

            (c) This Agreement and the other applicable Operative Agreements to which the Lessee is a party, executed prior to or as of such date by the Lessee, constitute the legal, valid and binding obligation of the Lessee, enforceable against the Lessee, in accordance with their terms except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' or lessors' rights generally and by general principles of equity;

            (d) Except as set forth in Schedule 6.2(d), there are no actions, suits or proceedings pending or, to Lessee's knowledge, threatened against the Lessee in any court or before any Governmental Authority (nor has any order, judgment or decree been issued or, to the knowledge of the Lessee, is proposed to be issued by any Governmental Authority against the Lessee to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement or any transaction contemplated thereby) that (i) concern any Property or Lessee's interest therein, (ii) that question the validity or enforceability of any obligation of Lessee pursuant to the Operative Agreements or the overall transaction, as it applies to Lessee, described in the Operative Agreements or to Lessee's knowledge, that question the validity or enforceability of any obligation of any other party pursuant to the Operative Agreements or the overall transaction described in the Operative Agreements or (iii) have or could reasonably be expected to have a Material Adverse Effect;

            (e) No Governmental Action by any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person pursuant to any Legal Requirement or any contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with (i) the execution, delivery or performance by Lessee of any Operative Agreement to which the Lessee is a party, (ii) the legality, validity, binding effect or enforceability against Lessee of any Operative Agreement to which the Lessee is a party, (iii) the acquisition, ownership, occupancy, operation, leasing or subleasing by Lessee of any Property or (iv) the Lessee's request for the Advance, in each case, except those which have been obtained or performed and are in full force and effect;

            (f) Upon the execution and delivery of a Lease Supplement to the Lease respecting any Property, (i) the Lessee will have unconditionally accepted such Property subject to the Lease Supplement, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

            (g) Except as otherwise contemplated by the Operative Agreements, the Lessee shall cause the proceeds of any Lessor Advance or Loan not to be used for any purpose other than the purchase and/or lease of the Properties and the payment of Transaction Expenses referenced in Section 7.1(a) of this Agreement with respect to a particular Property;

            (h) All information with respect to Lessee or any of its Affiliates heretofore or contemporaneously herewith furnished in writing by Lessee (or any of its Affiliates) to the Agent, the Lessor or any other Primary Financing Party for purposes of or in connection with this Agreement and the transactions contemplated hereby is, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not omit to state any material fact necessary to make such information, taken as a whole, not misleading;

            (i) The location of the Lessee for purposes of the UCC is Delaware. The principal place of business, chief executive office and office of the Lessee where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 3901 North First Street, San Jose, California 95134-1599;

            (j) The representations and warranties of Lessee set forth in any of the Operative Agreements are true and correct. There exists no Lease Default or Lease Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement and Lessee has no actual knowledge of any other Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement;

            (k) Each Property being financed consists of Land (either owned or ground leased by Lessor) and existing Improvements thereon which Improvements are suitable for their intended use at the time of the Property Closing Date;

            (l) No portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any Property (or any portion thereof) is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

            (m) Each Property complies with all Insurance Requirements and all standards of Lessee with respect to similar properties owned by Lessee;

            (n) Each Property complies with all Legal Requirements as of such date (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect;

            (o) All utility services and facilities necessary for the operation of the Improvements and the Equipment for the Lessee's intended use of each Property (including without limitation gas, electrical, water and sewage services and facilities) are available at the applicable Property;

            (p) Acquisition, installation and testing of the Equipment and construction of the Improvements have been performed in a good and workmanlike manner;

            (q) (i) The Security Documents create, as security for the Obligations (as such term is defined in the Security Agreement), valid and enforceable mortgage and security interests in, and Liens on, all of the Collateral, in favor of the Agent, for the benefit of the Secured Parties and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment or policy issued under Section 5.3(g) with respect to any Property. Upon execution of the Control Agreement by the parties thereto, the Lien created by the Cash Collateral Security Documents shall be a perfected first priority Lien on the Cash Collateral;

                  (ii) The Lease Agreement creates, as security for the obligations of the Lessee under the Lease Agreement, valid and enforceable mortgage and security interests in, and Liens on, each Property leased thereunder, in favor of the Lessor, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment or policy issued under
      Section 5.3(g) with respect to such Property;

            (r) (i) Neither Lessee nor any Subsidiary of Lessee is engaged principally, or as one of its more important activities, in the business of extending credit for the purposes of buying or carrying Margin Stock (as defined in Regulation U); and

                  (ii) No part of the proceeds of the Advance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board including Regulation T, U or X;

            (s) Except as such could not reasonably be expected to have a Material Adverse Effect:

                  (i) No Property (including soils, surface waters, groundwaters on, at or under any Property) contains or is otherwise affected by, nor to Lessee's knowledge has any Property previously contained or been affected by, any Hazardous Substance in amounts or concentrations which (A) constitute a violation of applicable Environmental Laws or (B) could give rise to liability or obligation under applicable Environmental Laws;

                  (ii) Each Property and all operations conducted by Lessee or its Subsidiaries on any Property in connection therewith are in compliance with all applicable Environmental Laws, and there are no Hazardous Substances at, under or about any Property or such operations which could reasonably be expected to interfere with the continued operation of such Property;

                  (iii) Lessee or its Subsidiaries have obtained, are in compliance with, and have made all appropriate filings for issuance or renewal of, all environmental permits with respect to each Property, and all such environmental permits are in full force and effect;

                  (iv) Neither Lessee nor any Subsidiary thereof has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws, in each case, with respect to any Property, nor does Lessee have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (v) Hazardous Substances have not been transported or disposed of from any Property in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, applicable Environmental Laws, nor have any Hazardous Substances been generated, treated, stored or disposed of at, on or under any Property in violation of, or in a manner which could reasonably be expected to give rise to liability under, any applicable Environmental Laws;

                  (vi) No judicial proceedings or governmental or administrative action is pending, or threatened, under any applicable Environmental Law with respect to any Property to which Lessee or any Subsidiary in occupancy thereof has been or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to any Property;

                  (vii) There has been no release, or imminent threat of release, of Hazardous Substances at or from any Property, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under applicable Environmental Laws; and

                  (viii) Neither Lessee nor any Subsidiary of Lessee (A) is failing to comply with any applicable Environmental Law or to obtain, maintain or comply with any applicable permit, license or other approval required under any applicable Environmental Law or (B) has become subject to any Environmental Claim;

            (t) No notices, complaints or orders of violation or non-compliance or liability have been issued to the Lessee or, to the best of its knowledge, threatened by any Person with respect to any Property or the present or intended future use thereof, except for such violations and instances of non-compliance as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and Lessee is not aware of any circumstances which could give rise to the issuance of any such notices, complaints or orders;

            (u) The fair market value for each Property is within 10% of the Property Cost allocated to such Property;

            (v) The audited consolidated balance sheet and income statement of the Lessee and its Consolidated Subsidiaries as of December 31, 2002, together with related audited consolidated statements of operations, retained earnings and cash flows as of December 31, 2002 and the unaudited consolidated balance sheet and income statement of the Lessee and its Consolidated Subsidiaries as of March 31, 2003, together with related unaudited consolidated statements of operations, retained earnings and cash flows as of March 31, 2002, fairly present in all material respects the consolidated financial condition of the Lessee and its Consolidated Subsidiaries as at such dates and the consolidated results of the operations of the Lessee and its Consolidated Subsidiaries for the period ended on such dates, all in accordance with GAAP, subject with respect to the March 31, 2003 financial statements, to changes resulting from audit and normal year end audit adjustments;

            (w) Neither the Lessee nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. Each of the Lessee and its Subsidiaries is complying in all material respects with all statutes, regulations, rules and orders applicable to it of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect;

            (x) Each of the Lessee and its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it, except any Taxes that are being contested in good faith by appropriate proceedings and for which the Lessee or such Subsidiary, as applicable, has set aside on its books adequate reserves; except to the extent failure to reserve could not be expected to have Material Adverse Effect;

            (y) The Lessee is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act or the Investment Company Act of 1940, as amended, nor is the Lessee subject to any statute or regulation which prohibits the incurrence of indebtedness under this Agreement or the other Operative Agreements, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services;

            (z) There has been no material adverse change in the consolidated assets, liabilities, operations, business or conditions (financial or otherwise) of the Lessee and its Consolidated Subsidiaries taken as a whole from that set forth in the financial statements referenced in
      Section 6.2(x);

            (aa) The execution and delivery of the Operative Agreements by Lessee will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Lessee in the first sentence of this Section 6.2(aa) is made in reliance upon and subject to (i) the accuracy of the representations of the Credit Lenders and the Mortgage Lenders in Section
      6.3 of the Participation Agreement;

            (bb) The true legal name of the Lessee as registered in the jurisdiction of its organization is and has been for at least five (5) years "Cypress Semiconductor Corporation" and its Federal Employer Identification number is 94-288-5898. The Lesser does not use or transact, and has not used or transacted within the five (5) years immediately prior to the Initial Closing Date, any business under any trade name other than its legal name; and

            (cc) None of the Advances have been used to purchase Non-Integral Equipment.

            (dd) No Advances have been used to acquire any of the items set forth in Schedule 3 to the Participation Agreement.

      6.3. Representations and Warranties of the Lenders.

      Each Lender, severally, represents and warrants to each of the other parties hereto that as of each Closing Date (except to the extent any such representation or warranty expressly is made to relate to an earlier date):

            (a) It is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to enter into and perform its obligations under each of the Operative Agreements to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which such Lender is or will be a party;

            (b) The execution, delivery and performance of each Operative Agreement to which such Lender is or will be a party are within the corporate powers of such Lender, has been duly authorized by all necessary action on such Lender's part, has been duly executed and delivered, and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations or any other consent or approval that has not previously been obtained, (ii) does or will contravene any Legal Requirement applicable to such Lender, (iii) does or will contravene or result in any breach of or constitute any default under or any of its other property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) could reasonably be expected to materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party or (iv) does or will require any Government Action by any Governmental Authority;

            (c) Each Operative Agreement to which such Lender is or will be a party has been, or on or before such Closing Date will be, duly executed and delivered by such Lender, and each Financing Agreement to which such lender is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against such Lender in accordance with the terms thereof; and

            (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party.

                   SECTION 7. PAYMENT OF CERTAIN EXPENSES.

      7.1.  Transaction Expenses.

            (a) The Lessor agrees on each Closing Date, to pay, or cause to be paid, all Transaction Expenses arising with respect to such Closing Date and the transactions contemplated by the Operative Agreements, including without limitation all reasonable fees, expenses and disbursements of Moore & Van Allen PLLC (as counsel for the Agent and the Lessor), the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Closing Date, and the reasonable out-of-pocket expenses of the Lessor due and payable on such Closing Date, all fees, taxes and expenses for the recording, registration and filing of documents, all fees, taxes and expenses related to or arising out of the Lessor's qualifying to do business in any Approved State and all other reasonable fees, expenses and disbursements incurred in connection with such Closing Date; provided, however, the Lessor shall be required to pay such amounts described in this Section 7.1(a) only if (i) such amounts are properly described in a Requisition delivered on or before such Closing Date, and (ii) funds are made available by the Lessor, the Credit Lenders and the Mortgage Lenders in connection with such Requisition in an amount sufficient to allow such payment on such Closing Date. On each such Closing Date after delivery and receipt of the Requisition referenced in
      Section 4.2 hereof and satisfaction of the other conditions precedent for such date, the Lessor shall make a Lessor Advance, the Credit Lenders shall make Loans pursuant to the Credit Note Loan Agreement and the Mortgage Lenders shall make Loans pursuant to the Mortgage Note Loan Agreement, in order to enable the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this
      Section 7.1(a). The Lessee agrees to timely pay all amounts referred to in this Section 7.1(a) to the extent the Lessor is not required to pay such amounts.

            (b) [Reserved].

            (c) [Reserved].

      7.2. Brokers' Fees.

      The Lessee agrees to pay or cause to be paid any and all brokers' fees, if any, payable in accordance with the engagement letter dated June 16, 2003 or otherwise agreed to in writing by the Lessee, including without limitation any interest and penalties thereon, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements, excluding the fees of any brokers retained by the Agent, any Primary Financing Party, or any Affiliate of any of the foregoing.

      7.3. Certain Fees and Expenses.

      To the extent not duplicative of amounts funded by the Advance on the Closing Date, the Lessee agrees to pay or cause to be paid (a) all reasonable out-of-pocket expenses of the Lessor (including without limitation reasonable counsel fees and expenses) incurred in connection with the transactions contemplated hereby and by the other Operative Agreements (b) all reasonable out-of-pocket costs and expenses incurred by the Lessee, the Agent or the Primary Financing Parties in entering into any future amendments, modifications, supplements and/or restatements with respect to any of the Operative Agreements which have been requested by the Lessee, whether or not such amendments, modifications, supplements and/or restatements are ultimately entered into, or giving or withholding of waivers or consents hereto or thereto, (c) all reasonable out-of-pocket costs and expenses incurred by the Lessor, the Agent or the Primary Financing Parties in connection with any exercise of remedies arising out of a Lease Event of Default under any Operative Agreement or any purchase of the Properties pursuant to the terms of the Operative Agreements by the Lessee or its designee and (d) all reasonable out-of-pocket costs and expenses incurred by the Lessee, the Agent or any Primary Financing Party in connection with any transfer or conveyance of any Property to the Lessee or its designee or any third party pursuant to the terms of the Operative Agreements, whether or not such transfer or conveyance is ultimately accomplished.

      7.4. [Reserved].

      7.5. Administrative Fee.

      The Lessee shall pay or cause to be paid an administrative fee to the Agent (for its individual account) in the amount equal to the product of (a) 0.06% and (b) the sum of the Property Cost of all Properties (or such other amount as may be agreed upon by the Lessee and the Agent from time to time) which shall be paid on the Initial Closing Date and each annual anniversary thereof while the Lease is in effect and such amount shall be deemed to be earned in full by the Agent as of the Initial Closing Date or annual anniversary thereof, as applicable.

                   SECTION 8. OTHER COVENANTS AND AGREEMENTS.

      8.1. Cooperation with the Lessee.

      The Primary Financing Parties and the Agent shall, at the expense of and to the extent reasonably requested by the Lessee (but without assuming additional liabilities on account thereof and only to the extent such is required to carry out the intent of the Operative Agreements, to document the status of the parties' rights and obligations under the Operative Agreements, or is otherwise acceptable to the Primary Financing Parties and/or the Agent, as applicable, in their reasonable discretion), cooperate with the Lessee in connection with the Lessee satisfying its covenant obligations contained in the Operative Agreements including without limitation at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto) executing estoppel statements in reasonable form, executing collateral, mortgage and deed of trust releases as and when appropriate in accordance with the terms and conditions of the Operative Agreements.

      8.2. Covenants of the Lessor.

      The Lessor hereby agrees that so long as this Agreement is in effect:

            (a) The Lessor will not create or permit to exist at any time, and it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties;

            (b) [Reserved];

            (c) The Lessor shall not (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official for all or any substantial benefit of the creditors of the Lessor; and the Lessor shall not take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

            (d) The Lessor shall give prompt written notice to the Lessee, the Primary Financing Parties (other than the Lessor) and the Agent if the Lessor's location for purposes of the UCC shall cease to be North Carolina, or if the Lessor's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Properties are kept, shall cease to be located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288; and

            (e) The Lessor shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to the Properties in each case as directed in writing by the Agent or, in connection with Section 8.5 hereof, the Lessee; provided, however, that notwithstanding the foregoing provisions of this subparagraph (e) the Lessee, the Agent and the Primary Financing Parties each acknowledge, covenant and agree that neither the Lessor not the Agent shall act or refrain from acting except in accordance with the provisions of the Intercreditor Agreement; provided, further, that each of the Agent, the Primary Financing Parties (other than the Lessor) and the Lessee acknowledges, covenants and agrees that it will not instruct the Lessor to take any action in violation of the terms of any Operative Agreement.

            (f) The Lessor shall give the Lessee prompt written notice (a "Lessor Notice") following the Lessor's knowledge, but in any event promptly upon receipt by it of (x) notice from an acquiring Person as provided in the related underlying transaction documents that a disposition of property will occur or (y) an appraisal or other form of written valuation study, in either case that, in the exercise of the Lessor's reasonable judgment, would (regarding the Fair Market Sales Value of the Property as set forth in the Appraisal delivered pursuant to
      Section 5.3(s)), in the case of clause (x) above, cause such Fair Market Sales Value of the Property to exceed fifty percent (50%) of (or, in the case of clause (y) above, provide the Lessor with adequate information to determine that, such Fair Market Sales Value of the Property exceeds fifty percent (50%) of) the fair market value (based on appraisals or other information in the Lessor's possession and delivered in connection with the consummation of such underlying transactions relating to various properties of the Lessor or received by the Lessor as described in clause
      (y) above) of all of the property owned (as determined in accordance with Lessor's financial reporting under GAAP) by the Lessor (the "Fifty Percent FMV Event"). In the event that a Lessor Notice is given, the Lessor, upon receipt of a written request from the Lessee, may, at its option, elect to either (i) obtain additional assets such that the gross asset value of the Property does not ever constitute more than fifty percent (50%) of the total assets of the Lessor, (ii) transfer its interests in all of the Property to another Affiliate of the Lessor such that the representations set forth in the Lessor Confirmation Letter remain correct, (iii) obtain, at the Lessee's sole cost and expense, additional appraisals on assets owned by the Lessor, or (iv) obtain, at the Lessee's sole cost and expense, a SAS 97-type letter reasonably acceptable to the Lessee from the Lessor's auditor to certify that the Lessor is a voting interest entity as defined by FASB Interpretation No. 46 (to be renewed as required). Nothing relating to the circumstances surrounding or the physical delivery of the Lessor Notice will in any way inhibit or prohibit the Lessee's right to replace the Lessor pursuant to Section 10.1(d). Notwithstanding the foregoing, in no event will the Lessor be required to disclose or provide access to any information to the extent that such disclosure or access would violate any law applicable to the Lessor or its Affiliates, including without limitation banking regulations applicable to national banks, or result in a breach of the Lessor's or any Affiliate's confidentiality policies or agreements. The parties hereto agree that the Lessee is the sole beneficiary of the matters addressed in this Section 8.2(f).

            (g) Upon the Lessee's prior written request, the Lessor shall provide to the Lessee at least fifteen (15) days prior to the end of each calendar quarter and at least forty-five (45) days prior to the end of each calendar year, a confirmed copy of the Lessor Confirmation Letter. The parties hereto agree that the Lessee is the sole beneficiary of the matters addressed in this Section 8.2(g).

            (h) Lessor shall not obtain nonrecourse financing with respect to the Properties in excess of ninety-four percent (94%) of the aggregate Termination Value for all Properties.

      8.3. Lessee Covenants, Consent and Acknowledgment.

            (a) The Lessee acknowledges and agrees that the Lessor, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the Properties (including without limitation the Land, Improvements and Equipment constituting such Properties) described therein in favor of the Agent for the benefit of the Secured Parties Lenders. The Lessee hereby irrevocably consents to the creation, perfection and maintenance of such Liens in accordance with the Operative Agreements. The Lessee shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request to carry out the intent of such agreements.

            (b) The Lessor hereby instructs the Lessee, and the Lessee hereby acknowledges and agrees, that until such time as all of the Lessee Secured Obligations have been paid in full and all Commitments have been terminated (i) any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof, (ii) all rights of the Lessor under the Lease shall be exercised by the Agent and (iii) the Lessee shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to be delivered to the Agent, as Lessor's agent.

            (c) The Lessee shall not consent to any amendment, supplement or other modification of the terms or provisions of any Operative Agreement to which it is a party except in accordance with Section 12.4 of this Agreement.

            (d) The Lessee hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, the Lessor, any Primary Financing Party or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee. Without limitation, such Supplemental Rent obligations of the Lessee shall include the Supplemental Rent obligations pursuant to this
      Section 8.3(d), Section 3.3 of the Lease, arrangement fees any administrative fees, breakage costs, participation fees, upfront fees, prepayment penalties, Make-Whole Amounts, indemnities, filing fees, assessments, impositions, penalties and other costs associated with Lessor's qualification to do business in any Approved State, other reasonable fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

            (e) The Lessee hereby covenants and agrees to cause an Appraisal or reappraisal (in form and substance reasonably satisfactory to the Agent and from an appraiser selected by the Agent) at Lessee's sole cost and expense, to be issued respecting each Property as requested by the Agent from time to time (i) at each and every time as such shall be required to satisfy any regulatory requirements or Legal Requirements imposed on the Agent and/or any Primary Financing Party and (ii) after the occurrence of a Lease Event of Default.

            (f) The Lessee hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, any Primary Financing Party or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee. Without limitation, such obligations of the Lessee shall include the Supplemental Rent obligations pursuant to this Section 8.3(f), Section 3.3 of the Lease, arrangement fees, administrative fees, participation fees, upfront fees, unused fees, prepayment penalties, breakage costs, indemnities and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

            (g) At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of any Property, the Lessee hereby covenants and agrees, at its own cost and expense, to make such Property available to the Agent (on behalf of the Lessor).

            (h) The Lessee hereby covenants and agrees that none of the Advances have been used to purchase Non-Integral Equipment.

            (i) [Reserved].

            (j) The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent if the Lessee's location or jurisdiction of organization for purposes of the UCC, its principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Properties are kept, shall cease to be located at the locations set forth in Section 6.2(i) or if it shall change its name.

            (k) [Reserved].

            (l) Until all of the obligations under the Operative Agreements have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained from the Majority Secured Parties, the Lessee will:

                  (i) continue to engage in the same general type of business as conducted by it on the Initial Closing Date, preserve and maintain its corporate existence and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and, unless failure to so perform would not have a Material Adverse Effect, preserve and maintain all rights, franchises, licenses and privileges necessary to the conduct of its business, remain authorized to do business in each applicable jurisdiction and shall maintain all licenses, permits and registrations necessary for the conduct of its operations;

                  (ii) pay and perform all obligations of the Lessee under the
            Operative Agreements and pay and perform (A) all taxes, assessments and other governmental charges that may be levied or assessed upon any Property, which if not paid or performed would have a Material Adverse Effect, (B) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, which if not paid or performed would have a Material Adverse Effect, and (C) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which if not paid would have a Material Adverse Effect; provided that the Lessee may contest any item described in this Section 8.3(l)(ii) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP;

                  (iii) to the extent failure to do so would have a Material
            Adverse Effect, observe and remain in compliance with all applicable Laws and maintain in full force and effect all Governmental Actions, in each case applicable to the conduct of its business; keep in full force and effect all licenses, certifications or accreditations necessary for any Property to carry on its business; and not permit the termination of any insurance reimbursement program required by the Operative Agreements to be made available to any Property;

                  (iv) and will cause each of its Subsidiaries to, provided that the Agent and the Primary Financing Parties use reasonable efforts to minimize disruption to the business of the Lessee and its Subsidiaries and subject to the provisions of Section 12.13, permit representatives of the Agent or any Primary Financing Party (including without limitation, independent accountants, agents, attorneys, employees and appraisers), from time to time, to visit and inspect their properties (including without limitation the Properties); inspect, audit and make extracts photocopies or photographs or record any information obtained from their books, records, accounts receivable and files, including without limitation management letters prepared by independent accountants; discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects and investigate or verify the accuracy of any information provided or obtained for the purpose of determining whether a Lease Default or Lease Event of Default has occurred; and

                  (v) not enter into any agreement, any term or condition of which would, if complied with by the Lessee, result in a Default or Event of Default either immediately or upon the elapsing of time.

            (m) Lessee shall perform any and all obligations of Lessor under , and cause Lessor to otherwise remain in full compliance with, the terms and provisions of each Ground Lease, if any.

            (n) With respect to any Modification or any other alteration to any Improvement and at any time during the Term, promptly after obtaining any required architectural approvals by any business park or any other applicable entity with oversight responsibility for the applicable Improvements, the Lessee shall deliver to the Agent copies of the same.

            (o) [Reserved].

            (p) Lessee shall promptly, but in any event within five (5) days of when any Responsible Officer of the Lessee gains such knowledge, notify the Agent and each Primary Financing Party, or cause the Agent and each Primary Financing Party to be promptly notified, of the occurrence of any Default or Event of Default which is continuing at such time and describing the same in reasonable detail with a description of the action the Lessee or any Affiliate has taken or proposes to take with respect thereto.

            (q) The Lessee authorizes the Agent at the expense of the Lessee to file fixture filings and/or financing statements, including without limitation amendments, with respect to any collateral under or pursuant to any Operative Agreement without the signature of the Lessee in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under the applicable Operative Agreements.

            (r) [Reserved].

            (s) Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of the Notes, the Property or the Operative Agreements, or any security or lease, the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items, to the registration requirements of Section 5 of the Securities Act or any state securities laws.

            (t) With respect to each determination of interest and Lessor Yield pursuant to this Participation Agreement, the Credit Note Loan Agreement and the Mortgage Note Loan Agreement and of Basic Rent under the Lease, Lessee agrees to be bound by Sections 2.2, 2.8, 2.9 and 9.19 of the Credit Note Loan Agreement and the Mortgage Note Loan Agreement, respectively, Sections 5B, 9 and 11.3 and the applicable definitions in Appendix A.

            (u) [Reserved].

            (v) [Reserved].

            (w) Lessee will, and will cause each of its Consolidated Subsidiaries to, promptly notify the Lessor, the Agent and each Lender in writing of any change made (i) by Lessee or any of its Consolidated Subsidiaries to its fiscal year, or (ii) by Lessee to its Certificate of Incorporation (or other similar organizational documents) or bylaws (or other similar document). Lessee also agrees that it will provide the Lessor, the Agent and each Lender with copies of any amendments to the Certificate of Incorporation, bylaws or other organizational documents referred to above.

            (x) The Lessee shall deliver (or cause to be delivered) to the Agent an annual certificate evidencing the insurance required to be maintained by the Lessee under Article XIV of the Lease on the date such certificate is due thereunder.

            (y) Each Property shall comply with all Insurance Requirements (unless the failure to comply with such Insurance Requirements will not result in a denial of coverage under any insurance policy required to be maintained hereunder or under any other Operative Agreement) and all standards of Lessee with respect to similar properties owned by Lessee.

            (z) Each Property shall comply with all Legal Requirements (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect.

            (aa) [Reserved].

            (bb) The Lessee shall cause each Ground Lease to include a provision that grants the Agent (on behalf of the Secured Parties) at least thirty
      (30) days, after the Agent's receipt of notice of an event of default pursuant to the applicable Ground Lease, to cure such event of default under such Ground lease.

            (cc) Upon recordation of the Mortgage Instruments in the applicable real estate recording office in the applicable Approved State identified by the Lessee, where the Property is located, the Lien created by each Mortgage Instrument in the real property described therein shall create a deed of trust or be a perfected mortgage Lien on the applicable Property in favor of the Agent, for the benefit of the Mortgage Lenders, the Lessor and the Credit Lenders. To the extent that the security interests in the portion of the Collateral comprised of personal property can be perfected by filing in the filing offices in the state where such Property is located or in the state of the Lessee's "location", as such term is used in the UCC, upon filing of the Secured Party Financing Statements in such filing offices, the security interests created by the Security Agreement shall be perfected security interests in such personal property in favor of the Agent, for the ratable benefit of the Secured Parties.

            (dd) Upon recordation of the memorandum of the Lease Agreement (or, a short form lease) in the applicable real estate recording office in the state where the Property is located, the Lien created by the Lease Agreement in the real property described therein shall create a deed of trust or be a perfected mortgage Lien on the Properties in favor of the Lessor. To the extent that the security interests in the portion of any Property comprised of personal property can be perfected by the filing in the filing offices in the state where such Property is located or in the state of the Lessee's "location", as such term is used in the UCC, upon filing of the Lessor Financing Statements in such filing offices, the security interests created by the Lease Agreement shall be perfected security interests in such personal property in favor of the Lessor, which rights pursuant to the Lessor Financing Statements are assigned to the Agent, for the benefit of the Secured Parties.

            (ee) Lessee shall not incur or suffer to exist any Lien on any Property or other Collateral other than the Liens created and/or evidenced by the Security Documents, Permitted Liens, Lessor Liens, or Liens that are expressly set forth as title exceptions on the title commitments issued in connection with Section 5.3(g) with respect to each Property and as otherwise permitted under Section 8.5.

            (ff) Lessee shall deliver a written notice to Agent and the Lessor promptly upon a Responsible Person of the Lessee receiving notice or having actual knowledge of the taking by a Governmental Authority of an action which would constitute a Condemnation or receiving notice of a violation of any Legal Requirement (including without limitation Environmental Laws) on or at any Property that could be reasonably likely to have a Material Adverse Effect or impose any civil or criminal liability upon Lessor, Agent, any Primary Financing Party, Lessee or any other Indemnified Person.

            (gg) [Reserved].

            (hh) [Reserved].

            (ii) Without providing at least sixty (60) days' prior written notice to the Agent, Lessee will not change its legal name.

            (jj) The Lessee shall not finance and grant any Lien in favor of any third party with respect to any addition, improvement, replacement, substitution or any other construction on any Property other than Non-Integral Equipment.

            (kk) The Lessee shall deliver within fifteen (15) Business Days of the Initial Closing Date a survey regarding the Property located in San Jose, California that, except for time of delivery, complies with the Operative Agreements.

            (ll) Lessee shall not remove, destroy any Property or any portion thereof or make any Modification which would impair the value of any Property or any portion thereof unless Lessee either (i) receives the prior written consent of Lessor to take such action and provides all reasonably requested information regarding such action or (ii) such action would only affect Improvements and Equipment which are promptly replaced, in compliance with the Operative Agreements, with Improvements and Equipment titled in Lessor's name which are of equal or greater value, utility and useful life than the affected Improvements and Equipment.

      8.4. Sharing of Certain Payments.

      Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by the Lessee to the Lessor under the Lease or any of the other Operative Agreements shall be made by the Lessee directly to the Agent as more particularly provided in Section 8.3 hereof. The Lessor, the Agent, the Credit Lenders, the Mortgage Lenders and the Lessee acknowledge the terms of Section 8.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree that all such payments and amounts are to be allocated as provided in
Section 8.7 of this Agreement.

      8.5. Grant of Easements, etc.

      The Agent, the Credit Lenders, the Mortgage Lenders and the Lessor hereby agree that, so long as no Lease Event of Default shall have occurred and be continuing, and until such time as the Agent gives instructions to the contrary to the Lessor after the occurrence and continuance of such Lease Event of Default, the Lessor shall from time to time at the request of the Lessee, in connection with the transactions contemplated by the Lease or the other Operative Agreements, (i) grant easements and other rights with respect to any Property, (ii) release existing easements or other rights which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, testing or operation of any Property, including without limitation reciprocal easement agreements, operating agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this Section 8.5 shall be of the type normally executed by the Lessee with respect to the Lessee's other properties and shall be on commercially reasonable terms so as not to diminish the value of the Property in any material respect or otherwise have a Material Adverse Effect.

      8.6. Appointment of the Agent by the Primary Financing Parties.

            (a) The Secured Parties acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Liens created by the Security Documents shall be exercised by the Agent on behalf of the Secured Parties in accordance with the provisions of the Operative Agreements; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section 8.7. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Lessor and each other Primary Financing Party (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Lessor and each other Primary Financing Party. The Agent hereby accepts such appointments.

            (b) Each Primary Financing Party hereby designates and appoints the Agent as the agent of such Primary Financing Party under this Agreement and the other Operative Agreements, and each such Primary Financing Party authorizes the Agent, in such capacity, to execute the Operative Agreements as agent for and on behalf of such Primary Financing Party, to take such action on behalf of such Primary Financing Party under the provisions of this Agreement and the other Operative Agreements and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and other Operative Agreements, together with such other powers as are reasonably incidental thereto. Subject to the terms of the Operative Agreements, each of the Primary Financing Parties directs the Agent to exercise such powers, make such decisions and otherwise perform such duties as are delegated to the Agent hereunder or thereunder. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Primary Financing Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Agreement or otherwise exist against the Agent.

            (c) The Agent may execute any of its duties under this Agreement and the other Operative Agreements by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            (d) Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Operative Agreement (except for its or such Person's own gross negligence, willful misconduct or its or such Person's failure to use ordinary care in the handling of funds) or (b) responsible in any manner to any of the Primary Financing Parties for any recitals, statements, representations or warranties made by the Lessor or the Lessee or any officer thereof contained in this Agreement or any other Operative Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Operative Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Agreement or for any failure of the Lessor or the Lessee to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Primary Financing Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Agreement, or to inspect the properties, books or records of the Lessor or the Lessee.

            (e) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including without limitation counsel to the Lessor or the Lessee), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Agreement unless it shall first receive such advice or concurrence of the Majority Secured Parties, the Majority Credit Lenders, the Majority Mortgage Lenders or all the Primary Financing Parties, as the case may be, as set forth in this Agreement or any other Operative Agreement or it shall first be indemnified to its satisfaction by the Primary Financing Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Operative Agreements in accordance therewith, and such and any action taken or failure to act pursuant thereto shall be binding upon all the Primary Financing Parties and all future holders of the Notes.

            (f) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Primary Financing Party, the Lessee or the Lessor referring to this Agreement or such other Operative Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Primary Financing Parties and the Lessee. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Majority Secured Parties or otherwise as determined pursuant to intercreditor provisions in any other agreement among the Primary Financing Parties; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Primary Financing Parties; provided, further, the foregoing shall not limit the rights of the Lessor, the Majority Credit Lenders, the Majority Mortgage Lenders or all the Primary Financing Parties, as the case may be, as described in this Agreement or any other Operative Agreement.

            (g) Each Primary Financing Party expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including without limitation any review of the affairs of the Lessor or the Lessee, shall be deemed to constitute any representation or warranty by the Agent to any Primary Financing Party. Each Primary Financing Party represents to the Agent that it has, independently and without reliance upon the Agent or any other Primary Financing Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Lessor and the Lessee and made its own decision to make Loans pursuant to its Credit Notes or its Mortgage Notes or make its Lessor Advance hereunder and enter into this Agreement. Each Primary Financing Party also represents that it will, independently and without reliance upon the Agent or any other Primary Financing Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Agreements, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Lessor and the Lessee. The Agent agrees to provide to the Primary Financing Parties notices, reports and other documents that are customarily provided by the Agent in its capacity as Agent in transactions similar to the transactions contemplated hereby and by the other Operative Agreements. Except for notices, reports and other documents expressly required to be furnished to the Primary Financing Parties by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Primary Financing Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Lessor or the Lessee which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            (h) The Primary Financing Parties agree to indemnify the Agent, in its capacity as such (to the extent not reimbursed by the Lessor or the Lessee and without limiting any obligation of the Lessor or the Lessee under and in accordance with the terms of the Operative Agreements to do
      so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Notes and the Lessor Advance shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the

      Notes) be imposed on, incurred by or asserted against any of them in any way relating to or arising out of, the Commitments, this Agreement, any of the other Operative Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any of them under or in connection with any of the foregoing; provided, that no Primary Financing Party shall be liable for the payment of any portion of such liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent, or its failure to use ordinary care in the handling of funds. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.

            (i) The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Lessor or the Lessee as though the Agent were not the Agent hereunder and under the other Operative Agreements.

            (j) (i) The Agent may resign at any time as the Agent upon sixty
      (60) days' notice to the Primary Financing Parties, the Lessor and the Lessee, provided if a Lease Event of Default shall have occurred and be continuing then such notice period may be waived by the Majority Secured Parties without consent of the Lessee. If the Agent shall resign as the Agent under this Agreement, a successor Agent shall be appointed by the Majority Secured Parties which successor Agent shall be subject to the approval of, so long as no Event of Default shall have occurred and be continuing, the Lessee, such approval not to be unreasonably withheld or delayed. If no successor Agent is appointed prior to the effective date of the resignation of the resigning Agent, the Agent may appoint, after consulting with the Primary Financing Parties and subject to the approval of, so long as no Event of Default shall have occurred and be continuing, the Lessee, such approval not to be unreasonably withheld or delayed, a successor Agent. Any successor Agent, however appointed, shall be a bank or trust company incorporated and doing business within the United States of America and having a combined capital and surplus of at least $500,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Agent hereunder upon reasonable or customary terms. If no successor Agent has accepted appointment as the Agent by the date which is sixty (60) days following a retiring Agent's notice of resignation, the retiring Agent's notice of resignation shall nevertheless thereupon become effective and the Primary Financing Parties shall perform all of the duties of the Agent until such time, if any, as the Majority Secured Parties appoint and, if required, the Lessee approves, a successor Agent, as provided for above. Upon the effective date of such resignation, only such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's rights, powers and duties in such capacity shall be terminated. After any retiring Agent resigns hereunder as the Agent, the provisions of this Section 8.6 shall inure to their respective benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

                  (ii) The Agent may be removed (x) by either the Majority
            Credit Lenders, the Majority Mortgage Lenders or the Lessee in the case of fraud, misappropriation of funds or the commission of illegal acts by the Agent or where the Agent has failed to perform its obligations hereunder or under any other Operative Agreement in any material respect, or (y) any time at the request of any Primary Financing Party, but only with the consent of the Majority Credit Lenders and the Majority Mortgage Lenders and, so long as no Lease Event of Default shall have occurred and be continuing, the Lessee. Any such removal shall be effective upon the acceptance of appointment of a successor Agent in accordance with the provisions of paragraph (i) of this Section 8.6(j); provided, however, to the extent the Agent being replaced pursuant to clause (x) of this
            Section 8.6(j)(ii) is also a Credit Lender or a Mortgage Lender, such Person shall not be permitted to vote in connection with the appointment or approval of a successor Agent pursuant to paragraph
            (i) of this Section 8.6(j).

            (k) Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Agent hereunder or under any other Operative Agreement, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Lessee shall, to the extent possible, be responsible for preservation of all rights in the Collateral, and the Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Lessee. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

      8.7. Collection and Allocation of Payments and Other Amounts.

            (a) The Lessee has agreed pursuant to Section 5.8 and otherwise in accordance with the terms of this Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable by the Lessee to any party hereto and (ii) each Person as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 8.7, such amounts received from the Lessee and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Lessor or any of the Primary Financing Parties in connection with the Collateral, the Security Documents or any of the other Operative Agreements. Ratable distributions among the Primary Financing Parties under this Section 8.7 shall be made based on the ratio of the amounts outstanding under the Financing to the aggregate Property Cost. Ratable distributions among the Credit Lenders under this Section 8.7 shall be made based on the ratio of the amounts outstanding under an individual Credit Lender's Credit Note to the aggregate of all amounts outstanding under all of the Credit Lenders' Credit Notes. Ratable distributions among the Mortgage Lenders under this
      Section 8.7 shall be made based on the ratio of the amounts outstanding under an individual Mortgage Lender's Mortgage Note to the aggregate of all amounts outstanding under all of the Mortgage Lenders' Mortgage Notes.

            (b) Payments and other amounts received by the Agent or Lessor from time to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows (subject in all cases to Section 8.7(c)):

                  (i) Any such payment or amount identified as or deemed to be
            Basic Rent shall be applied and allocated by the Agent if no Default or Event of Default is in effect, first, ratably to the Primary Financing Parties for application and allocation to the payment of interest on the Notes and Lessor Yield on the Lessor Advance; second, to any and all other amounts then owing by the Lessee under the Operative Agreements; and third, any excess shall be paid to the Lessee or such Person or Persons as the Lessee may designate; provided, that if a Default or Event of Default is in effect, such amounts shall instead be held by the Agent until the earlier of (I) the first date thereafter on which no Default or Event of Default shall be in effect (in which case such amounts shall be applied pursuant to this subparagraph (i)) and (II) the Expiration Date (or, if earlier, the date of any Acceleration or payment by or for Lessee of the Termination Value in accordance with the Operative Agreements), in which case such amounts shall be applied and allocated in the manner contemplated by Section 8.7(b)(iv) below.

                  (ii) Without regard to whether a Default or Event of Default exists, if on any date the Agent or the Lessor shall receive any amount in respect of any Casualty, Condemnation, Environmental Violation or any other Property Proceeds pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease) and such payment is in an amount less than the Termination Value at such time, the Lessor or the Agent, as the case may be, shall be required to pay such amount received in accordance with
            Section 8.7(b)(iii) hereof; provided, distribution of such payment may be delayed if such payment received and credited is permitted to be used for Restoration in accordance with Article XV of the Lease.

                  (iii) Without regard to whether a Default or Event of Default exists, an amount equal to any payment identified as proceeds of the sale or other disposition (or lease upon the exercise of remedies) of any Property or any portion thereof, to a third party, whether pursuant to (A) the Lessee's election for the Sale Option pursuant to Article XXII of the Lease, (B) a Limited Recourse Event of Default, (C) the exercise of remedies under the Security Documents or otherwise, or (D) the exercise of foreclosure remedies under the Lease and any payment in respect of excess wear and tear pursuant to
            Section 22.3 of the Lease, shall be applied and allocated by the Agent (only in the case of Section 8.7(b)(iii)(A) or (B) above, prior to the distribution below, to the Lessee to reimburse its Remarketing Expenses incurred with respect to the applicable Property) first, ratably to the Mortgage Lenders for payment of the principal, interest and Make-Whole Amounts, if any, of the Mortgage Notes then outstanding, with respect to each such Property, second, to any and all other amounts owing by the Lessee under the Operative Agreements to the Mortgage Lenders, with respect to each such Property, third, to the payment of the Lessor Advance and Lessor Yield and in addition to the Lessor Advance and Lessor Yield, all other amounts due and owing by the Lessee under the Operative Agreements to the Lessor related to its capacity as the provider of the Lessor Advances, with respect to each such Property, fourth, to the extent such amount exceeds the maximum amount to be returned pursuant to the foregoing provisions of this paragraph (iii), ratably to the payment of the principal and interest on the Credit Notes then outstanding, with respect to each such Property, fifth, to any and all other amounts owing by the Lessee under the Operative Agreements to the Credit Lenders, with respect to each such Property pursuant to the Operative Agreements, sixth, to the extent moneys remain after application and allocation pursuant to clauses first through fifth above, to the Lessor for application and allocation to any and all other amounts owing by the Lessee under the Operative Agreements to any Financing Party, with respect to each such Property, as the Lessor shall determine, absent manifest error and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to the Lessee, provided, the proceeds of the sale or other disposition of each Property shall be distributed separately pursuant to this Section 8.7(b)(iii), such that any deficiency upon a sale or other disposition of any Property cannot be satisfied with the excess proceeds from any other Property.

                  (iv) Without regard to whether a Default or Event of Default exists, an amount equal to (A) any payment pursuant to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount in respect of any Property and any payment or proceeds which are derived from the Cash Collateral Account and (B) any other amount payable after the occurrence of an Event of Default not covered by Sections 8.7(b)(i) or 8.7(b)(iii) above (including without limitation any amount received in connection with an action for liquidated damages pursuant to Section 17.4 or Section 17.6 of the Lease or by set off by the Agent) shall be applied and allocated by the Agent first, ratably, to the payment of the principal and interest on the Credit Notes then outstanding, second, to any and all other amounts owing by the Lessee under the Operative Agreements to the Credit Lenders, third, to the extent such amount exceeds the maximum amount to be retained pursuant to the foregoing provisions of this paragraph (iv), ratably to the Wachovia Mortgage Lender for the payment of the principal and interest of the Mortgage Notes, held by the Wachovia Mortgage Lender then outstanding, fourth, to any and all other amounts owing by the Lessee under the Operative Agreements to the Wachovia Mortgage Lender, fifth, to the payment of the Lessor Advance and Lessor Yield and in addition to the Lessor Advance and Lessor Yield, all other amounts due and owing by the Lessee under the Operative Agreements to the Lessor (to the extent payments or proceeds which are derived from the Cash Collateral Account remain after distribution pursuant to first through fifth above, such shall be distributed pursuant to eighth and ninth as provided below), sixth, ratably to the payment of the principal, interest and Make-Whole Amount, if any, of the Mortgage Notes, held by Mortgage Lenders other than the Wachovia Mortgage Lender, then outstanding, seventh, to any and all other amounts owing by the Lessee under the Operative Agreements to the Mortgage Lenders other than the Wachovia Mortgage Lender, eighth, to the extent moneys remain after application and allocation pursuant to clauses first through seventh above, to the Lessor for application and allocation to any and all other amounts owing by the Lessee under the Operative Agreements to any Financing Party as the Lessor shall determine, absent manifest error and ninth, to the extent moneys remain after application and allocation pursuant to clauses first through eighth above, to the Lessee, provided, the Maximum Residual Guarantee Amount shall be distributed separately pursuant to this Section 8.7(b)(iv), such that any deficiency on any Property cannot be satisfied with excess Maximum Residual Guarantee Amount proceeds from any other Property.

                  (v) Without regard to whether a Default or Event of Default exists, an amount equal to any such payment identified as Supplemental Rent payable to the Agent or any Primary Financing Party (not described in subparts (i) through (iv), above), shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the Primary Financing Parties and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this
            Section 8.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental Rent received after the occurrence and continuance of an Event of Default shall be applied and allocated as set forth in Section 8.7(b)(iv).

                  (vi) Except as set forth in subparagraph (ii) of this Section
            8.7(b), any payment of Termination Value (including any application of Cash Collateral to payment of the Termination Value for all Properties pursuant to Section 5.4(e)(iii)) shall be applied and allocated by the Agent if no Default or Event of Default is in effect, first, ratably to the Primary Financing Parties for application and allocation to the payment of the principal, interest and Make-Whole Amount, if any, on the Notes, and the principal amount of the Lessor Advance, Lessor Yield and breakage costs, in each case, which is due and payable on such date; second, to any and all other amounts owing under the Operative Agreements to the Financing Parties; third, any excess shall be paid to the Lessee or such Person or Persons as the Lessee may designate; provided, that if a Default or Event of Default is in effect, such amount shall be applied and allocated in the manner contemplated by Section 8.7(b)(iv).

                  (vii) The Agent in its reasonable judgment shall identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

                  (viii) To the extent that the value of the Land component of any Property exceeds twenty-five percent (25%) of the Property Cost for such Property, as of the Property Closing Date, based on the Appraisal delivered to the Agent pursuant to Section 5.3(s) ("Split Property"), the Land and the Improvements shall each be treated as a separate "Property" solely for the allocation of the sales proceeds from such Property pursuant to Section 8.7(b)(iii) and the allocation of the Maximum Residual Guarantee Amount pursuant to
            Section 8.7(b)(iv). Upon the sale of or receipt of the Maximum Residual Guarantee Amount regarding any Split Property, an Appraisal delivered in conjunction with the sale shall set forth the proportionate value of the Land and Improvements at the time of such sale, which shall be used to set the allocation of the proceeds received with respect to such Split Property for distribution pursuant to Section 8.7(b)(iii) or 8.7(b)(iv), as applicable.

            (c) Notwithstanding any provision contained herein or in any other Operative Agreement to the contrary, (i) except for Exempted Payments and Excepted Payments, each Primary Financing Party shall promptly deliver to the Agent for distribution pursuant to this Section 8.7 any sums received from the Lessee or with respect to the Properties in excess of the amounts owing to them pursuant to the applicable foregoing subparts of this
      Section 8.7 of this Agreement and (ii) upon the payment in full of the Notes and the Lessor Advance and all other amounts then due and owing by or to the Lessor hereunder or under any Operative Agreement and the payment in full of all other amounts then due and owing to the Primary Financing Parties, the Agent and the other Financing Parties pursuant to the Operative Agreements, any moneys remaining with or received thereafter with respect to the Property by the Agent shall be returned to the Lessee or its designee. Notwithstanding the foregoing, the obligations of the Lessee to pay all amounts due to any Financing Party under the Notes or any other Operative Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Lessee is rescinded or must be otherwise restored by any Financing Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Lessee agrees that it will indemnify each Financing Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by any Financing Party in connection with such rescission or restoration, including without limitation any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. It is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 8.7(b) above or any distribution of money to the Lessee, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Agent in order to preserve the Collateral or any portion thereof or to preserve its Liens thereon, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral or any portion thereof, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and expenses and court costs in connection therewith and
      (iii) any and all other amounts owed to the Agent under or in connection with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid administrative fees arising in connection with the Operative Agreements).

      8.8. Release of Properties, etc.

      If the Lessee shall at any time purchase the Properties pursuant to the Lease, or if the Properties shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Lessor of its obligation to prepay the Financing and all other amounts owing to the Financing Parties under the Operative Agreements (using proceeds of payments from the Lessee or from the disposition of the Properties), the Agent is hereby authorized and directed to release such Properties from the Liens created by the Security Documents to the extent of its interest therein. In addition, upon the payment in full of the Financing and all other amounts owing by the Lessor and the Lessee hereunder and under each other Operative Agreement, the Agent is hereby authorized and directed to release the Properties from the Liens (including without limitation the Liens granted by the Lessor) created by the Security Documents to the extent of its interest therein. Upon request of the Lessor or the Lessee following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Lessor and the Lessee such documents as the Lessor or the Lessee shall reasonably request to evidence such release.

      8.9. Limitation of Lessor's Obligations.

            (a) The Lessor shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with the Properties or any other part of the Lessor's Interest, or to otherwise take or refrain from taking any action under or in connection with any Operative Agreement to which the Lessor is a party, except as expressly provided by the terms of the Operative Agreements or in written instructions from the Agent, received pursuant to Section 8.6; and no implied duties or obligations shall be read into the Operative Agreements against the Lessor. The Lessor nevertheless agrees that it will, subject to Section 19.1 of the Lease, promptly take all action as may be necessary to discharge any Lessor Liens on any part of any Property or the Collateral.

            (b) The Lessor agrees that it will not manage, control, use, sell, dispose of or otherwise deal with any Property, the Collateral or any other part of the Lessor's Interest except (a) as required by the terms of the Operative Agreements, (b) in accordance with the powers granted to, or the authority conferred upon, it pursuant to the Operative Agreements or
      (c) in accordance with the express terms hereof and with written instructions from the Agent pursuant to Section 8.6.

            (c) Except in accordance with written instructions furnished pursuant to an applicable provision of the Operative Agreements (expressly cited in such instructions), and without limitation of the generality of
      Section 8.9(a), the Lessor shall not have any duty to (i) file, record or deposit any Operative Agreement or any other document, or to maintain any such filing, recording or deposit or to refile, rerecord or redeposit any such document; (ii) obtain insurance on any Property or effect or maintain any such insurance, other than to receive and forward to each Primary Financing Party and the Agent any notices, policies, certificates or binders furnished to the Lessor pursuant to the Lease; (iii) maintain any Property; (iv) pay or discharge any Tax or any Lien owing with respect to or assessed or levied against any part of the Lessor's Interest, except as provided in the last sentence of Section 8.9(a), other than to forward notice of such Tax or Lien received by the Lessor to each Primary Financing Party and the Agent; (v) confirm, verify, investigate or inquire into the failure to receive any reports or financial statements of Lessee or any other Person; (vi) inspect the Property at any time or ascertain or inquire as to the performance or observance of any of the covenants of Lessee or any other Person under any Operative Agreement with respect to the Property; or
      (vii) manage, control, use, sell, dispose of or otherwise deal with the Property or any part thereof or any other part of the Lessor's Interest, except as provided in Section 8.9(b).

            (d) The Lessor, in the exercise or administration of its powers pursuant to the Operative Agreements, may, at the expense and, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, with the consent of Lessee, employ agents, attorneys, accountants, and auditors and enter into agreements with any of them and the Lessor shall not be liable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected by it with reasonable care.

      8.10. No Representations or Warranties as to the Property or the Operative Agreements.

      THE LESSOR MAKES (i) NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF) AND THE LESSOR SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT except that the Lessor hereby represents, warrants and covenants to each Primary Financing Party that it will comply with the last sentence of Section 8.9(a), and (ii) no representation or warranty as to the validity or enforceability of any Operative Agreement as against any Person other than the Lessor or as to the correctness of any statement made by a Person other than the Lessor contained in any thereof.

      8.11. Reliance; Advice of Counsel.

      The Lessor shall not incur any liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and believed by it in good faith to be signed by the proper party or parties. The Lessor may accept and rely upon a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Lessor may for all purposes of the Operative Agreements rely on an Officer's Certificate of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Lessor for any action taken or omitted to be taken by it reasonably in good faith in reliance thereon. In the administration of the Lessor's duties, the Lessor may execute and perform its powers and duties directly or through agents or attorneys and may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Lessor shall not be liable for anything done, suffered or omitted reasonably in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons and not contrary to the Operative Agreements.

      8.12 Non Disturbance.

      In the event of a foreclosure under any Security Document (other than the Lease), so long as there shall then exist no Lease Event of Default, the Primary Financing Parties agree, for themselves and their respective successors and assigns, that no right, title or interest of the Lessee in nor the leasehold interest of Lessee in, or the right of possession nor use and enjoyment of the Properties by the Lessee under the Lease or the other Operative Agreements shall be extinguished or terminated by reason of such foreclosure, but rather the rights of the Lessee in the Collateral and under Lease shall continue in full force and effect and the Lease shall automatically and unconditionally become a direct lease between the Primary Financing Parties or any successor thereto, as lessor as if such Primary Financing Parties or successor were the Lessor originally named in the Lease, and Lessee.

      8.13 Payment of Appraiser Expenses.

      Notwithstanding any provision in any Operative Agreement to the contrary, each of the Primary Financing Parties hereby agrees to pay its ratable share (based on such Primary Financing Party's pro rata share of the aggregate amount then outstanding under the Financing) of the fees or expenses of any appraiser otherwise payable by the Lessor pursuant to Section 22.4 of the Lease.

                 SECTION 8A. AFFIRMATIVE COVENANTS OF THE LESSEE

      The Lessee hereby covenants and agrees that on the Initial Closing Date, and thereafter for so long as any Operative Agreement is in effect and until the Commitments have terminated, all of the Lessee Secured Obligations have been paid in full and all other amounts accrued or due and owing from the Lessee pursuant to any Operative Agreement have been paid in full, the Lessee shall, and shall cause each of its Subsidiaries to:

      8A.1. Financial Statements.

      Furnish to the Agent and each of the Primary Financing Parties:

            (a) As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Lessee, a copy of the consolidated balance sheet of the Lessee and its consolidated subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of consolidated cash flows of the Lessee and its consolidated subsidiaries for such year which, other than in the case of the consolidating statements, shall be audited by a firm of independent certified public accountants of nationally recognized standing and, if different from Lessee's accountants as of the Initial Closing Date, reasonably acceptable to the Primary Financing Parties, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

            (b) As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Lessee, a copy of the unaudited consolidated balance sheet of the Lessee and its consolidated subsidiaries as at the end of such period and related consolidated and consolidating statements of income and retained earnings and of consolidated cash flows for the Lessee and its consolidated subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments);

            (c) [Reserved];

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section (n) of the rules of usage in Appendix A hereto.

      The Lessee shall deliver to the Agent and each Primary Financing Party at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 8A.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

      8A.2. Certificates; Other Information.

      Furnish to the Agent and each of the Primary Financing Parties:

            (a) [Reserved];

            (b) concurrently with the delivery of the financial statements referred to in Sections 8A.1(a) and 8A.1(b) above, a certificate of a Responsible Officer, in the form set forth in Exhibit H, stating that, to the best of such Responsible Officer's knowledge, the Lessee during such period observed or performed in all material respects all of its covenants and other agreements or cured such non-performance within the time permitted by the Operative Agreements, and satisfied in all material respects every condition, contained in the Operative Agreements to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with
      Section 8A.9 as of the last day of such period;

            (c) within thirty (30) days after the same are provided, make available by electronic mail or by posting on the Lessee's website copies of all reports (other than those otherwise provided pursuant to Section 8A.1 and those which are of a promotional nature) and other financial information which the Lessee sends to its stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which the Lessee may make to, or file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

            (d) [Reserved];

            (e) promptly upon receipt thereof, a copy the portions of any other report or "management letter" submitted by independent accountants to the Lessee in connection with any annual, interim or special audit of the books of such Person, to the extent such report or letter addresses any qualification of the independent accountants' opinion on the Lessee's financial statements;

            (f) promptly, such other documents or other information as the Agent, on behalf of any Primary Financing Party, may from time to time reasonably request; and

            (g) upon written request from the Agent and thereafter, as soon as available, and in any event within ten (10) days of receipt of each statement or any correspondence regarding the Cash Collateral Account, Lessee shall deliver to the Agent a copy of such statement or correspondence.

      8A.3. [Reserved].

      8A.4. [Reserved].

      8A.5. Maintenance of Property Insurance.

            (a) [Reserved]; and

            (b) Maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request, full information as to the insurance carried; provided, however, that the Lessee and its Subsidiaries may maintain self insurance plans (including wholly-owned captive insurance company coverage) to the extent companies of similar size and in similar businesses do so.

      8A.6. Inspection of Property; Books and Records; Discussions.

      Keep proper books of records and account in which full, true and correct entries in all material respects, taken as a whole, in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities. Permit, upon at least five (5) Business Days' notice from the Agent (or, if a Default or Event of Default shall have occurred and be continuing, upon at least one (1) Business Day's notice from the Agent), representatives of the Agent or any Primary Financing Party, from time to time with respect to any Property or Lessee's performance or compliance with any Operative Agreement, to visit and inspect, its properties and to inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants (with respect to any Property or Lessee's performance or compliance with any Operative Agreement) and to discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects (with respect to any Property or Lessee's performance or compliance with any Operative Agreement). All such inspected items shall be full, true and correct in all material respects.

      8A.7. [Reserved].

      8A.8. [Reserved].

      8A.9. Financial Covenant.

      Commencing on the Initial Closing Date, the Lessee shall maintain and shall cause its Consolidated Subsidiaries to maintain a Current Ratio of greater than 0.75:1.00 as of the last day of each fiscal quarter of the Consolidated Group.

            SECTION 9. CREDIT NOTE LOAN AGREEMENT, MORTGAGE NOTE LOAN
                         AGREEMENT AND LESSOR ADVANCES.

      Notwithstanding anything to the contrary contained in the Credit Note Loan Agreement, the Mortgage Note Loan Agreement or any other Operative Agreement, the Agent, the Lenders, the Lessee and the Lessor hereby agree that, unless a Lease Default or Lease Event of Default has occurred and is continuing, the Lessee, as the case may be, shall have the following rights:

            (a) [Reserved];

            (b) [Reserved];

            (c) the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Credit Note Loan Agreement or pursuant to
      Section 2.7 of the Mortgage Note Loan Agreement;

            (d) the right to receive any notice and any certificate issued pursuant to Section 2.11(a) of the Credit Note Loan Agreement or pursuant to Section 2.11(a) of the Mortgage Note Loan Agreement;

            (e) the right to replace any Credit Note Lender pursuant to Section 2.11(b) of the Credit Note Loan Agreement or any Mortgage Note Lender pursuant to Section 2.11(b) of the Mortgage Note Loan Agreement;

            (f) the right to consent to any assignment by a Credit Note Lender or a Mortgage Note Lender pursuant to Section 9.8 of the Credit Note Loan Agreement or Section 9.8 of the Mortgage Note Loan Agreement, as applicable;

            (g) the right to make determinations as to whether the Loans made pursuant to the Credit Note Loan Agreement and pursuant to the Mortgage Note Loan Agreement will be based on the Eurodollar Rate or the ABR pursuant to Sections 2.1(b), 2.3 and 2.8(a) of the Credit Note Loan Agreement and Sections 2.1(b), 2.3 and 2.8(a) of the Mortgage Note Loan Agreement, respectively, and as to whether the Lessor Advances pursuant to
      Section 5B will be based on the Eurodollar Rate or the ABR;

            (h) the right to require Lessor to elect to convert Loans based on the Eurodollar Rate to Loans based on the ABR pursuant to Section 2.7 of the Credit Note Loan Agreement and Section 2.7 of the Mortgage Note Loan Agreement, respectively;

            (i) the right to elect to require any Credit Note Lender to transfer or assign its interests, rights and obligations under the Credit Note Loan Agreement to a replacement bank or institution, or to require the Lessor to prepay all outstanding Loans made pursuant to the Credit Note Loan Agreement in accordance with Section 2.11 of the Credit Note Loan Agreement;

            (j) the right to elect to require any Mortgage Note Lender to transfer or assign its interests, rights and obligations under the Mortgage Note Loan Agreement to a replacement bank or institution, or to require the Lessor to prepay all outstanding Loans made pursuant to the Mortgage Note Loan Agreement in accordance with Section 2.11 of the Mortgage Note Loan Agreement;

            (k) the right to approve any successor agent pursuant to Section 8.6 of the Participation Agreement; and

            (l) the right of Lessee set forth in Section 5.4(e).


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

                        SECTION 10. TRANSFER OF INTEREST.

      10.1. Restrictions on Transfer.

      (a) Each Credit Lender and each Mortgage Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Sections 9.7 and 9.8 of the Credit Note Loan Agreement or the Mortgage Note Loan Agreement, respectively, provided, that each Credit Lender and each Mortgage Lender that participates, assigns or transfers all or a portion of its interest hereunder and under the other Operative Agreements shall deliver to the Agent a copy of each Assignment and Acceptance (as referenced in Section 9.8 of the Credit Note Loan Agreement or the Mortgage Note Loan Agreement, as applicable) for purposes of maintaining the Register. The Lessor may, subject to the rights of the Lessee under the Lease and the other Operative Agreements and to the Lien of the applicable Security Documents, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Property, any Collateral, the Lease and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Lease to any Eligible Lessor (i) if at any time the Lessor deems it necessary or appropriate under applicable Law or pursuant to the direction or recommendation of any Government Authority or (ii) for any other reason, but, with respect to this clause (ii), only with the prior written consent of the Agent (not to be unreasonably withheld or delayed) and (provided, no Lease Default or Lease Event of Default has occurred and is continuing) with the consent of the Lessee (not to be unreasonably withheld or delayed). Each Eligible Lessor who receives any right, title or interest of the Lessor with respect to the Operative Agreements shall provide the documentation required and otherwise comply with Section 9.8(c) of the Credit Note Loan Agreement or the Mortgage Note Loan Agreement, as applicable, mutatis mutandis, as if such Eligible Lessor was a Purchasing Lender thereunder. The provisions of the immediately preceding sentence shall not apply to the obligations of the Lessor to transfer Property to the Lessee or a third party purchaser pursuant to
Article XX or XXII of the Lease or Section 8.8 hereof upon payment for such Property in accordance with the terms and conditions of the Lease. Except as provided in Article XXV of the Lease, Lessee may not assign any of the Operative Agreements or any of its rights or obligations thereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent and the Primary Financing Parties. Except as otherwise expressly permitted under the Operative Agreements (including pursuant to Article XXV of the Lease), the Lessee may not assign any of the Operative Agreements or any of its rights or obligations thereunder or with respect to the Properties or the Collateral in whole or in part to any Person without the prior written consent of the Agent and each Primary Financing Party, provided, if Article XXV of the Lease expressly permits such assignment, and no Lease Default or Lease Event of Default has occurred and is continuing, then such consents shall not be unreasonably withheld or delayed.

      (b) Notwithstanding anything to the contrary in Section 10.1(a), no consent shall be required from the Agent, the Lessee or any Primary Financing Party (but Lessor shall provide one hundred eighty (180) days (or such shorter period as required by the Legal Requirement giving rise to the assignment, conveyance, appointment or transfer contemplated by this Section 10.1(b)) written notice to the Agent and the Lessee) in connection with any assignment, conveyance, appointment or transfer by the Lessor required by any Legal Requirement of all or any of its right, title or interest in or to the Properties, the Lease and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to the Properties or any interest in the Properties as provided in the to Lease an Eligible Lessor; provided, in such case, so long as no Default or Event of Default shall have occurred and be continuing, Lessee shall have the right to require the Lessor (unless such transfer or conveyance has already occurred, in which case the Lessee shall have the right to require such transferee) to transfer its interest to an Eligible Lessor selected by the Lessee, in its reasonable discretion; provided, further, Lessee shall be responsible for any cost or expense incurred by the Lessor, the transferor and any transferee in connection with any assignment, conveyance, appointment or transfer by the Lessor pursuant to this Section 10.1(b), unless the Legal Requirement requiring such transfer is specific to Lessor (as opposed to a Legal Requirement applicable generally to financial institutions or other corporations engaged in activities similar to those of Lessor).

      (c) [Reserved].

      (d) Upon the occurrence and during the continuance of an Event of Default by the Lessor, Lessee shall have the right to require the Lessor to transfer its interest in the Properties and the Operative Agreements to an Eligible Lessor selected by the Lessee, in its reasonable discretion.

      10.2. Effect of Transfer.

      From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Lessor or any other Primary Financing Party as above provided, any such transferee shall assume the obligations of the Lessor or such Primary Financing Party, as the case may be, and shall be deemed the "Lessor" and/or a "Primary Financing Party", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document.

                          SECTION 11. INDEMNIFICATION.

      11.1. General Indemnity.

      Whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person, as determined by a court of competent jurisdiction) in any way relating to or arising or alleged to arise out of the negotiation, execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or with respect to or on any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, nondelivery, leasing, subleasing, of the Property, (b) the possession, use, occupancy, operation, maintenance, repair, modification, or transportation of the Property by the Lessee, (c) the condition, sale, return, repossession (whether by summary proceedings or otherwise), or any disposition of any Property or any part thereof, including without limitation the acquisition, holding or disposition of any interest in any Property, lease or agreement comprising a portion of any thereof; (d) any latent or other defects in any Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider; (e) a violation of, or penalties arising from any violation of, Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment, including any claim relating to any Property (except to the extent such violation is solely related to and arose after foreclosure of Lessee's interest in such Property and after Lessee's surrender of possession with respect to such Property in accordance with the Operative Agreements and after Lessee has provided a Phase I environmental site assessment recently prepared (no more than thirty (30) days prior to the date when Lessee has delivered possession of such Property) by an independent recognized professional reasonably acceptable to the Agent, and in form, scope and content reasonably satisfactory to the Agent), the Lease or the Indemnity Provider; (f) the Operative Agreements, or any transaction contemplated thereby; (g) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (h) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; (i) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort; (j) any claim for patent, trademark or copyright infringement relating to events or circumstances at the Property; (k) any fees, expenses and/or other assessments by any business park or any other applicable entity with oversight responsibility for any Property, and (l) any condition of any Property which violates any covenant, condition, representation or warranty by Lessee in the Operative Agreements.

      If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period unless the Indemnified Person shall be required by such law or regulation to take action prior to the end of such seven (7) day period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes in all respects the Indemnity Provider from contesting such Claim.

      If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the reasonable expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however, that (A) if such Claim, in the Indemnity Provider's reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may request in writing that the Indemnity Provider conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld or delayed; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a potential conflict of interest between such Indemnified Person and the Indemnity Provider)) by, in the sole discretion of the Person conducting and controlling the response to such Claim (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

      The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the

Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section 11.1 by way of indemnification or advance for the payment of an amount regarding such Claim, except reasonable expenses therefrom incurred by such Indemnified Person in connection with the response to such Claim.

      Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action and the Indemnity Provider shall not be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable and properly documented out-of-pocket costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 11.1) exceeds $25,000 (or such lesser amount as may be subsequently agreed between the Indemnity Provider and the Indemnified Person), (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any material part thereof or material interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person) prior to the date such payment is due, (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent reputable counsel selected by the Indemnity Provider and reasonably satisfactory to the Indemnified Person stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnity Provider and reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest. In no event shall the Indemnity Provider be permitted to adjust or settle any Claim without the consent of the Indemnified Person to the extent any such adjustment or settlement involves, or is reasonably likely to involve, any performance by or adverse admission by or with respect to the Indemnified Person.

      11.2. General Tax Indemnity.

            (a) Subject to Sections 11.2(b) and 11.2(e), the Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

            (b) Notwithstanding anything to the contrary in Section 11.2(a) hereof, the following shall be excluded from the indemnity required by
      Section 11.2(a):

                  (i) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Indemnified Person by the United States federal government that are based on or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (ii) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person (other than the Lessor) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause
            (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (iii) any Tax to the extent it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of any Property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale);

                  (iv) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction (as opposed to gross negligence or willful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person; and

                  (v) Impositions imposed on a Tax Indemnitee which become
            payable by reason of any transfer or disposition by such Tax Indemnitee or an Affiliate of a Tax Indemnitee of any interest in some or all of the Property or the Operative Agreements, other than Impositions that result from transfers or dispositions which occur
            (A) while an Event of Default has occurred and is continuing or (B) in connection with (v) the Lessee's purchase of some or all of the Property pursuant to the Operative Agreements; (w) the return of some or all of the Property pursuant to the Operative Agreements;
            (x) an Event of Loss, theft, destruction or damage to the Property or any part thereof; (y) a substitution, replacement, improvement, modification or addition of or to the Property or any part thereof by any Lessee or Affiliate of any Lessee; or (z) a transfer required by applicable law.

Notwithstanding the foregoing, the exclusions from the definition of "Impositions" set forth in clauses (i), (ii), (iii) and (iv) shall not apply (but the other exclusions shall apply) to any Taxes or increase in Taxes imposed on an Indemnified Person net of any decrease in taxes realized by such Indemnified Person, to the extent that such tax increase or decrease would not have occurred if on the date of the Advance the Primary Financing Parties advanced funds to the Lessee in the form of a loan secured by the Properties in an amount equal to the Advance funded on such date, with debt service equal to the Basic Rent payable on each Schedule Interest Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding amount of the Notes and the Lessor Advance at the end of the term of the Lease.

            (c) (i) Subject to the terms of Section 11.2(f), the Indemnity Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                  (ii) In the case of Impositions for which no contest is
            conducted pursuant to Section 11.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable), accompanied by receipts or other reasonable evidence of such demand. In the case of Impositions for which a contest is conducted pursuant to Section 11.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 11.2(f).

                  (iii) At the Indemnity Provider's request, the amount of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of fifteen percent (15%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

            (d) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Properties. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to prepare and file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in the Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) no later than ten (10) days prior to the due date thereof. Such Indemnified Person shall provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports. At the expense of the Indemnity Provider, Indemnified Persons shall make Tax information available to the Indemnity Provider as reasonably requested in order to prepare such returns, statements or reports. Indemnified Persons shall, upon receipt of any notice or correspondence relating to Taxes for which the Indemnity Provider could be liable, promptly forward such notice or correspondence to the Indemnity Provider; provided that any delay of an Indemnified Person in forwarding such notice or correspondence to the Indemnity Provider shall not result in a loss of any indemnification hereunder unless such delay precludes the ability of the Indemnity Provider to contest such Taxes.

            (e) As between the Indemnity Provider on one hand, and each Financing Party on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless each Financing Party (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes or similar levies, imposts, charges, fees, deductions or withholdings (collectively, "Withholdings") imposed in respect of the interest payable on the Notes, Lessor Yield payable on the Lessor Advance or with respect to any other payments under the Operative Agreements (all such payments being referred to herein as "Exempt Payments" to be made without deduction,


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

      withholding or set off) (and, if any Financing Party receives a demand for such payment from any taxing authority or a Withholding is otherwise required with respect to any Exempt Payment, the Indemnity Provider shall discharge such demand on behalf of such Financing Party); provided, however, that the obligation of the Indemnity Provider under this Section 11.2(e) shall not apply to:

                  (i) Withholdings on any Exempt Payment to any Financing Party
            which is a non-U.S. Person unless such Financing Party is, on the date hereof (or on the date it becomes a Financing Party hereunder) and on the date of any change in the principal place of business or the lending office of such Financing Party (provided that this Section 11.2(e)(i) shall not apply with respect to any change in a Financing Party's principal place or Lending Office unless such change subjects such Financing Party to additional U.S. Withholdings), entitled to and does timely submit to the Agent two
            (2) complete original signed copies of a Form W-8BEN or Form W-8ECI or successor applicable form, certifying in each case that such party is entitled under Section 1442 of the Code or any other applicable provision thereof or under any applicable tax treaty or convention to receive payments pursuant to the Operative Agreements without deduction or withholding of United States federal income tax and is a foreign Person thereby entitled to an exemption from United States backup withholding taxes (except where the failure of the exemption results from a change in the principal place of business of the Lessee); provided, however, if a failure of the exemption is due to a change in law after the date hereof or in the case of a Financing Party that acquires its interest after the date hereof, a change in law occurring after such date, then the Indemnity Provider shall be liable for any withholding resulting therefrom; or

                  (ii) Any Withholdings of U.S. Taxes imposed solely by reason of the failure by a non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes if the Indemnity Provider has provided such certification, information, documentation or other reporting requirements to the Financing Party and the Financing Party is eligible for such relief or exemption.

      For the purposes of this Section 11.2(e), (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein,
      (C) "Form W-8BEN" shall mean Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) of the Department of the Treasury of the United States of America and (D) "Form W-8ECI"


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

      shall mean Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

            If a Financing Party or an Affiliate with whom such Financing Party files a consolidated tax return (or equivalent) subsequently receives the benefit in any country of a tax credit or an allowance resulting from U.S. Taxes with respect to which it has received a payment of an additional amount under this Section 11.2(e), such Financing Party will pay to the Indemnity Provider such part of that benefit as in the opinion of such Financing Party will leave it (after such payment) in a position no more and no less favorable than it would have been in if no additional payment had been required to be paid, provided always that (i) such Financing Party will use commercially reasonable efforts to accurately judge the amount of any such benefit and of the date on which it is received, (ii) such Financing Party will have commercially reasonable discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and (iii) such Financing Party will not be obliged to disclose to the Lessor any information regarding its tax affairs or tax computations, other than such information as is directly relevant to the calculations provided in this paragraph or other information permitted to be disclosed under other provisions of the Operative Agreements. A subsequent loss of such tax credit or allowance with respect to which a payment is made pursuant to this paragraph to an Indemnity Provider shall be treated as an Imposition that is indemnifiable under Section 11.2(a) hereof without regard to the exclusions of Section 11.2(b)(i), (ii), and (iii) hereof.

            Each non-U.S. Person that shall become a Financing Party after the date hereof shall, upon the effectiveness of the related transfer or otherwise upon becoming a Financing Party hereunder, be required to provide all of the forms and statements referenced above or other evidences of exemption from Withholdings if the Indemnity Provider has provided such certification, information, documentation or other reporting requirements to the Financing Party and the Financing Party is eligible for such relief or exemption.

            (f) If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, the provisions in Section 11.1 relating to notification and rights to contest shall apply; provided, however, that the Indemnity Provider shall have the right to conduct and control such contest only if such contest involves a Tax other than a Tax on net income of the Indemnified Person that can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Person.


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

      11.3. Increased Costs, Illegality, etc.

            (a) If, on or after the Initial Closing Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (but excluding a change in the internal policies of the applicable Primary Financing Party) binding on any Primary Financing Party, or compliance by any Primary Financing Party with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Primary Financing Party to make, convert or continue its Eurodollar Loans or Lessor Advance based on the Eurodollar Rate, as the case may be, and such Primary Financing Party shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Primary Financing Parties and the Lessor, whereupon until such Primary Financing Party notifies the Lessor and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Primary Financing Party to make, convert or continue Eurodollar Loans or Lessor Advance based on the Eurodollar Rate, as the case maybe, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Primary Financing Party shall designate a different office from which to make, convert or continue such Loans or Lessor Advance if such designation will avoid the need for giving such notice and will not, in the judgment of such Primary Financing Party, result in any economic or regulatory disadvantage to such Primary Financing Party. If such Primary Financing Party shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans or Lessor Advance based on the Eurodollar Rate to maturity and shall so specify in such notice, the Lessor shall (with funds provided by the Lessee or its designee as Supplemental Rent for such purpose) immediately prepay in full the then outstanding principal amount of each such Eurodollar Loan or Lessor Advance based on the Eurodollar Rate, as the case may be, together with accrued interest thereon. Concurrently with prepaying each such Eurodollar Loan or Lessor Advance based on the Eurodollar Rate, the Lessor shall borrow an ABR Loan or a Lessor Advance based on the ABR in an equal principal amount from such Primary Financing Party (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans or Lessor Advance based on the Eurodollar Rate of the other Primary Financing Parties), and such Primary Financing Party shall make such an ABR Loan or Lessor Advance based on the ABR, provided, compliance with this Section 11.3(a) shall not constitute a "reborrowing" which is prohibited by Section 2.1(a) of the Credit Note Loan Agreement or the Mortgage Note Loan Agreement, as applicable.


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

            (b) If, on or after the date hereof, in the case of any Loan or the Lessor Advance, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Primary Financing Party with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) shall subject any Primary Financing Party to any new tax or any increased tax, duty or other charge with respect to its Loans or its Lessor Advance, or shall change the basis of taxation of payments to any Primary Financing Party of the principal of or interest or yield on its Loans or Lessor Advance or any other amounts due under this Agreement or any other Operative Agreement in respect of its Loans or its Lessor Advance (except for (A) franchise taxes, taxes or other charges related to the general authority of such Primary Financing Party to do business or taxes on the overall income of such Primary Financing Party, in each case imposed by the jurisdiction where such Primary Financing Party is incorporated (or any political subdivision thereof) or where it is managed or controlled, or (B) withholding taxes imposed under the laws of any jurisdiction other than the United States or any State thereof); or

                  (ii) shall impose, modify or deem applicable any reserve
            (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loan or Lessor Advance based on the Eurodollar Rate any such requirement with respect to which such Primary Financing Party is entitled to compensation during the current Interest Period pursuant to a change in the Eurocurrency Reserve Requirements), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Primary Financing Party or shall impose on any Primary Financing Party or on the London inter bank market any other condition affecting its Loans or its Lessor Advance;

      and the result of any of the foregoing is to increase the cost to such Primary Financing Party of making or maintaining any Loan or Lessor Advance, or to reduce the amount of any sum received or receivable by such Primary Financing Party under this Agreement or any other Operative Agreement, by an amount deemed by such Primary Financing Party to be material, then, within 15 days after demand by such Primary Financing Party (with a copy to the Agent), the Lessor shall pay (with funds provided by the Lessee as Supplemental Rent for such purpose) to such Primary Financing Party such additional amount or amounts as will compensate such Primary Financing Party for such increased cost or reduction; provided that no such amount shall be payable with respect to any such increased costs or reductions incurred more than 180 days before the date such Primary Financing Party first notifies the Lessor and the Lessee of its intention to demand compensation under this Section 11.3(b); provided further that if the adoption of or change in applicable law, rule or regulation, or change in the interpretation or administration thereof, that gives rise to such increased cost or reduction is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            (c) If any Primary Financing Party shall have determined in good faith that any applicable law, rule, guideline or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (a "regulatory requirement"), has or would have the effect of reducing the rate of return on capital of such Primary Financing Party (or its Parent) as a consequence of such Primary Financing Party's obligations hereunder to a level below that which such Primary Financing Party (or its Parent) could have achieved but for such regulatory requirement (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Primary Financing Party to be material, then from time to time, within 15 days after demand by such Primary Financing Party (with a copy to the Agent), the Lessor shall pay (with funds provided by the Lessee as Supplemental Rent for such purpose) to such Primary Financing Party such additional amount or amounts as will compensate such Primary Financing Party (or its Parent) for the portion of any such reduction which is reasonably allocable to the transactions contemplated by this Agreement and the other Operative Agreements; provided that no such amount shall be payable with respect to any period commencing less than 30 days after the date such Primary Financing Party first notifies the Lessor and the Lessee of its intention to demand compensation under this Section 11.3(c).

            (d) Each Primary Financing Party will promptly notify the Lessor, the Lessee and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Primary Financing Party to compensation pursuant to this Section and will designate a different office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Primary Financing Party, result in any economic or regulatory disadvantage to such Primary Financing Party. A certificate of any Primary Financing Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder, accompanied by a computation in reasonable detail of such amount or amounts, shall be conclusive if prepared in good faith and on a reasonable basis. In determining such amount, such Primary Financing Party may use any reasonable averaging and attribution methods; provided that such methods shall not be inconsistent with the methods used by such Primary Financing Party in calculating the reduction in return allocable to other similar loans or commitments to other borrowers. Upon receipt of any such notice from a Primary Financing Party, Lessee or Lessor may require that such Primary Financing Party assign its Loan or Advance, as applicable, on a non-recourse basis to a substitute Primary Financing Party in accordance with the terms of this Participation Agreement, the Mortgage Loan Agreement, the Credit Loan Agreement or any other Operative Agreement, as applicable.


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

      11.4. Funding/Contribution Indemnity.

      If (a) the Lessor makes any payment of principal with respect to any Loan or the Lessor Advance or converts any Eurodollar Loan or Lessor Advance based on the Eurodollar Rate on any day other than the last day of the Interest Period applicable thereto, (b) any default by the Lessee in the drawing of funds, whereby the Advance is not made on the date specified in the Requisition delivered in accordance with Section 4.2 or (c) the Lessor fails to prepay any Loan or the Lessor Advance on the date fixed for prepayment pursuant to Section
2.6 of the Credit Note Loan Agreement, Section 2.6 of the Mortgage Note Loan Agreement or Section 5B.4 hereof, as applicable, then the Lessor (with funds provided by the Lessee as Supplemental Rent (to the extent such is not duplicative) unless Lessee has otherwise fully performed its obligations under the Lease and the other Operative Agreements as of the applicable date) shall reimburse each Primary Financing Party within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective participant in the related Loan or Lessor Advance), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Primary Financing Party shall have delivered to the Lessor and the Lessee a certificate as to the amount of such loss or expense and describing in reasonable detail the calculation thereof, which certificate shall be conclusive in the absence of manifest error. This provision shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder or thereunder.

      11.5. EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC.

      WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS (BUT SUBJECT TO THE PROVISIONS OF SECTION
11.1 AND ANY OTHER EXPRESS LIMITATIONS OF THE OPERATIVE AGREEMENTS) AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEY'S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY


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

NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.

                           SECTION 12. MISCELLANEOUS.

      12.1. Survival of Agreements.

      The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of the Properties to the Lessor or the Lessee, the acquisition of the Properties (or any of its components), any disposition of any interest of the Lessor in the Properties or the Collateral, the payment of the Notes and the Lessor Advance and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any such agreements with respect to matters occurring prior to such expiration or termination.

      12.2. Notices.

      All notices required or permitted to be given under any Operative Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

            If to the Lessee, to such entity at the following address:

                  Cypress Semiconductor Corporation
                  3901 North First Street
                  San Jose, California 95134-1599
                  Attention: Treasurer, Neil Weiss
                  Telephone:  (408) 943-2854
                  Telecopy:  (408) 943-2796


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

            If to the Lessor or the Lessor, to such entity at the following address:

                  Wachovia Development Corporation
                  c/o Wachovia Securities
                  One Wachovia Center
                  301 South College Street
                  Charlotte, North Carolina 28288-0174
                  Attention: Gabrielle Braverman
                  Telephone: (704) 383-1967
                  Telecopy: (704) 383-8108

            If to the Agent, to it at the following address:

                  Wachovia Bank, National Association
                  201 South College Street
                  Charlotte, North Carolina 28288-5708
                  Attention: Angela Abessinio
                  Telephone: (704) 383-9334
                  Telecopy: (704) 383-7989

      If to any Credit Lender, or any Mortgage Lender, to it at the address set forth for such Primary Financing Party in Schedule 1 or Schedule 2 to the Participation Agreement, as applicable.

      From time to time, any party may designate another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

      12.3. Counterparts.

      This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

      12.4. Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters.

            Each of the parties hereto agrees that:

            (a) except as expressly provided in subsections (b) and (c) below and except for the Unanimous Vote Matters, each Operative Agreement may only be terminated, amended, modified, extended supplemented, restated, replaced or waived upon the approval in writing by the Lessor, the Agent, the Majority Secured Parties and the Lessee (to the extent the Lessee is a party to such Operative Agreement); provided, each termination, amendment, modification, extension, supplement, restatement, replacement or waiver regarding any Operative Agreement, which affects the rights or obligations of the Lessee shall also require the written consent of the Lessee, provided, further, that each termination, amendment, modification, extension, supplement, restatement, replacement or waiver regarding any Operative Agreement shall also require the written consent of each Financing Party affected thereby (the "Unanimous Vote Matters"), so as to

                  (i) extend the scheduled date of maturity of any Note;

                  (ii) extend the scheduled Expiration Date or extend any
            payment date of any Note or Lessor Advance;

                  (iii) reduce the stated rate of interest payable on any Note or reduce the stated Lessor Yield payable on any Lessor Advance (other than as a result of waiving the applicability of any post-default increase in interest rates or Lessor Yield);

                  (iv) modify the priority of any Lien in favor of the Agent under any Security Document;

                  (v) subordinate any obligation owed to such Lender or the
            Lessor;

                  (vi) terminate, amend, supplement, waive, discharge or modify any provision of this Section 12.4 or reduce the percentages specified in the definitions of Majority Credit Lenders, Majority Mortgage Lenders or Majority Secured Parties;

                  (vii) release a material portion of the Collateral (except in accordance with Section 8.8);

                  (viii) release the Lessor or the Lessee from its obligations under any Operative Agreement or otherwise alter any payment obligations of the Lessee, Lessor, or any Financing Party under the Operative Agreements;

                  (ix) terminate, amend, supplement, waive, discharge or modify any provision of Sections 8.6(h), (j) or (k) or 8.7 of this Agreement;

                  (x) impose any additional affirmative obligation or
            requirement on the applicable Financing Party, make any existing obligations of the applicable Financing Party materially more onerous, or further obligate, prohibit or restrict the applicable Financing Party or its right, title or interest under the Operative Agreements in any material manner; or

                  (xi) modify or amend any definition, referenced provision or other term or condition so as to affect the matters described in the foregoing (i)-(x).

            (b) the Mortgage Instrument (and any UCC Financing Statement related thereto) may only be terminated, amended, modified, extended supplemented, restated, replaced or waived upon the approval in writing by the Lessor, the Majority Mortgage Lenders and (to the extent the Lessee is a party thereto or the same relates to the Lessee as opposed to relating to the Lessor) the Lessee.

            (c) each termination, amendment, modification, extension, supplement, restatement, replacement or waiver regarding any Operative Agreement affecting Sections 4.1, 8.2, 8.3, 9.1, 10.1, 10.2, 11.1, 12.1,
      13.1, 13.2, 14.1, 14.2, 14.3, 15.1, 15.2, 15.3, 16.1, 16.2, 18.1, 19.1,
      19.2, 20.2, 20.3 (excluding all provisions related to payments in Sections
      20.2 or 20.3), 22.1, 22.4, 22.5, 23.1 or 24.1 of the Lease or affecting in any way the Real Estate Collateral or any Property requires the consent of the Lessor.

      Any such termination, amendment, supplement, waiver, discharge or modification approved, executed, adopted or consented to pursuant to this
Section 12.4 shall apply equally to each of the Lenders and the Lessor and shall be binding upon all the parties to this Agreement. In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

      12.5. Headings, etc.

      The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

      12.6. Parties in Interest.

      Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

      12.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.

            (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE LAWS OF THE STATE WHERE A PARTICULAR PROPERTY IS LOCATED ARE REQUIRED TO APPLY. Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York, in each case located in the Borough of Manhattan (provided, if no such courts are located in the Borough of Manhattan, such action or proceeding may be brought in any of the courts of the State of New York or of the United States for the Southern District of New York), and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties tot his Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 12.2, such service to become effective five
      (5) days after such mailing. Nothing herein shall affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction permitted by Law.

            (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY DISPUTE OR THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

            (c) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      Subject to the other applicable provisions of the Operative Agreements, the parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable:
(i) all rights to foreclose against any real or personal property or other security under applicable law by judicial foreclosure; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceedings; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

      Each party to this Agreement agrees that it shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waives any right or claim to punitive or exemplary damages it has now or which may arise in the future in connection with any Dispute.

      12.8. Severability.

      Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      12.9. Liability Limited.

            (a) [Reserved].

            (b) Anything to the contrary contained in this Agreement, the Credit Note Loan Agreement, the Mortgage Note Loan Agreement, the Notes or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Note Loan Agreement, the Mortgage Note Loan Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Primary Financing Parties and the Agent agree that, in the event any remedies under any Operative Agreement are pursued, neither the Primary Financing Parties nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Lessor's Interest (excluding Excepted Payments) and the Lessee (with respect to the Lessee's obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Lessor's Interest (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged;
      (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to any Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person; (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (B) except for Excepted Payments, any deposits or any escrows or amounts owed by the Lessee held by the Lessor or (C) except for Excepted Payments, any rent or other income or funds received by the Lessor from the Lessee that is not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements to obtain a judgment against the Lessee's interest in any Property pursuant to the terms of the Operative Agreements or the Agent's rights and powers to obtain a judgment against the Lessor or the Lessee (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor's interest in the Lessor's Interest (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (ii) and (iii) of this Section 12.9(b)).

      12.10. [Reserved].

      12.11. Further Assurances.

      The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall, to the extent possible, take such action as may be necessary (including without limitation any action specified in the preceding sentence), or (if the Lessor shall so request) as so requested, in order to maintain and protect all security interests and the other interests of the parties provided for hereunder or under any other Operative Agreement. In addition, in connection with the sale or other disposition of any Property, any Collateral, or any portion thereof, the parties hereto, at the sole expense of the Lessee, agree to execute such instruments of conveyance, at the sole expense of the Lessee, as reasonably required pursuant to the Operative Agreements in connection therewith.

      12.12. Calculations under Operative Agreements.

      The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Lessor shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

      12.13. Confidentiality.

      Each Financing Party severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to the Lessee or any of its Subsidiaries which is provided to it by the Lessee or any of its Subsidiaries and which an employee of the Lessee or any of its Subsidiaries has requested in writing be kept confidential, and shall not intentionally disclose such information to any Person except:

            (a) to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;

            (b) to the extent such information is lawfully and independently obtained from a source other than the Lessee or any of its Subsidiaries and such information from such source is not, to such Person's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

            (c) to counsel, auditors or accountants retained by any such Person or any Affiliates of any such Person (if such Affiliates are permitted to receive such information pursuant to clause (f) or (g) below), provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Financing Party or any Affiliate thereof in the course of examinations of such Persons;

            (d) in connection with any litigation or the enforcement or preservation of the rights of any Financing Party under the Operative Agreements;

            (e) to the extent required by any applicable statute, rule or regulation or court order (including without limitation, by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person (including, but not limited to, the National Association of Insurance Commissioners); provided, however, that such Person shall endeavor (if not otherwise prohibited by Law) to notify the Lessee prior to any disclosure made pursuant to this clause (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;

            (f) any Financing Party may disclose such information to another Financing Party or to any Affiliate of a Financing Party that is a direct or indirect owner of any Financing Party (provided, in each case that such Affiliate has agreed to maintain confidentiality as if it were such Financing Party);

            (g) any Financing Party may disclose such information to an Affiliate of any Financing Party to the extent required in connection with the transactions contemplated hereby or to the extent such Affiliate is involved in, or provides advice or assistance to such Person with respect to, such transactions (provided, in each case that such Affiliate has agreed to maintain confidentiality as if it were such Financing Party); or

            (h) in connection with any proposed or actual assignment or grant of a participation by any of the Credit Lenders or Mortgage Lenders of interests in the Credit Note Loan Agreement, the Mortgage Note Loan Agreement or any Note to such other financial institution who such Lenders believes would be a permitted transferee of such Lender's rights under the Operative Agreements (who shall in turn agree in writing to maintain confidentiality as if it were a Credit Lender or Mortgage Lender originally party to this Agreement);

            (i) any Financing Party may disclose the Operative Agreements to any rating Agency requesting the same.

      Subject to the terms of Sections 12.13(a)-12.13(i), under the terms of any one or more of which circumstances disclosure shall be permitted, each Financing Party severally agrees to use reasonable efforts to keep confidential all non-public information of the Lessee obtained pursuant to or in connection with the Operative Agreements or pertaining to the financing structure described in the unrecorded and undisclosed Operative Agreements and severally agrees to use reasonable efforts to notify the recipient of such confidential information that such information is confidential.

      Notwithstanding anything herein to the contrary, "Information" shall not include, and the Financing Parties may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and by the other Operative Agreements and all materials of any kind (including opinions or other tax analyses) that are provided to such Financing Party relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby and by the other Operative Agreements.

      12.14. Financial Reporting/Tax Characterization.

      Lessee agrees to obtain advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Lessee further agrees that Lessee shall not rely upon any statement of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment and/or tax characterization.

                            [signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

LESSEE:                             CYPRESS SEMICONDUCTOR CORPORATION

                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------

                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------

                           (signature pages continue)

BORROWER AND LESSOR:                WACHOVIA DEVELOPMENT CORPORATION


                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------

                           (signature pages continue)

AGENT:                              WACHOVIA BANK, NATIONAL
                                    ASSOCIATION, as the Agent

                                    By:
                                        --------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------

                           (signature pages continue)

CREDIT NOTE LENDER:                 WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    as a Credit Note Lender

                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------

                           (signature pages continue)

MORTGAGE NOTE LENDER:               WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    as a Mortgage Note Lender

                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------

                              (signature pages end)

                                   Schedule 1

                                                 Credit Note Commitment
                                                 ----------------------
Name and Address of Credit Lenders           Amount                Percentage
                                             ------                ----------

Wachovia Bank, National Association      $43,470,000.00              100.00%
c/o Wachovia Securities, Inc.
301 South College Street
Charlotte, North Carolina 28288-0174
Attention: Gabrielle Braverman
Telephone: (704) 383-1967
Telecopy: (704) 383-8108

TOTAL                                    $43,470,000.00              100.00%

                                   Schedule 2

                                                Mortgage Note Commitment
                                                ------------------------
Name and Address of Mortgage Lenders         Amount                Percentage
                                             ------                ----------

Wachovia Bank, National Association      $15,750,000.00              100.00%
c/o Wachovia Securities, Inc.
301 South College Street
Charlotte, North Carolina 28288-0174
Attention: Gabrielle Braverman
Telephone: (704) 383-1967
Telecopy: (704) 383-8108

TOTAL                                    $15,750,000.00              100.00%

                                   Schedule 3

                               Excluded Equipment

                                   Schedule 4

             Maximum Residual Guarantee Amount for Each Property

San Jose, CA Improvements           85.05%
                                    ------

San Jose, CA Land                   95.00%
                                    ------

Bloomington, MN Property            84.20%
                                    ------

                                 Schedule 6.2(d)

                             Schedule of Litigation

o On February 26, 1999, the Lemelson Partnership filed suit in the U.S. District Court for the District of Arizona against Cypress, alleging the infringement of multiple patents. Some of these patents are also at issue in a separate suit filed in Nevada against the Lemelson Partnership by other parties. The court's ruling in this matter is still pending.

o In January 2002, Cypress was contacted by Syndia Corporation, alleging that Cypress infringed patents on which Jerome Lemelson is named as the inventor. These patents are related to those in the Lemelson Partnership suit discussed above. No suit has been filed by Syndia.

o In February 2002, Cypress was contacted by an attorney for Mr. Peng Tan, alleging that Cypress infringed a patent owned by Mr. Tan. No suit has been filed by Mr. Tan.

o On October 17, 2002, Ms. Kelvyn Evans filed suit against Cypress in the Santa Clara County Superior Court, alleging conversion of not more than 85,000 shares of Cypress' stock. Arbitration in this matter is scheduled for August 14, 2003.

                                    EXHIBIT A

                                REQUISITION FORM
    (Pursuant to Sections 4.2, 5.2 and 5.3 of the Participation Agreement)

      CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Company") hereby certifies as true and correct and delivers the following Requisition to WACHOVIA BANK, NATIONAL ASSOCIATION, as the agent for the Primary Financing Parties (hereinafter defined) and respecting the Security Documents, as the agent for the Secured Parties (the "Agent"):

      Reference is made herein to that certain Participation Agreement dated as of June 27, 2003 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Participation Agreement") among the Company, in its capacity as the Lessee, Wachovia Development Corporation, as the lessor (the "Lessor"), the various financial institutions and other institutional investors which are parties thereto from time to time as lenders under the Credit Notes (the "Credit Lenders"), the various financial institutions and other institutional investors which are parties thereto from time to time as lenders under the Mortgage Notes (the "Mortgage Lenders"), and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement and the rules of usage set forth therein shall apply herein.

      ____ INITIAL CLOSING DATE: _________________
      (three (3) Business Days prior notice required for Advance, except to the extent such Advance will be based solely on the ABR)

      ____ PROPERTY CLOSING DATE: _________________
      (three (3) Business Days prior notice required for Advance, except to the extent such Advance will be based solely on the ABR)

1.    Transaction Expenses and other fees, expenses and disbursements under
      Section 7.1(a) of the Participation Agreement and any and all other amounts contemplated to be financed under the Participation Agreement including without limitation any broker's fees, taxes, recording fees and the like: See attached Schedule 1.

2. Description of Land (which shall be a legal description of the Land subject to the Lease whether owned or ground lease by Lessor): See attached Schedule 2.

3.    Description of Equipment: See attached Schedule 3.

      In connection with this Requisition, the Company hereby requests (a) that the Mortgage Lenders make Loans to the Lessor pursuant to the Mortgage Notes in the amount of $______________ (b) that the Credit Lenders make Loans to the Lessor pursuant to the Credit Notes in the amount of $________________ and (c) that the Lessor make a Lessor Advance in the amount of $_____________. The Company hereby certifies that (i) each of the provisions of the Participation Agreement applicable to the making of the Advance requested hereunder have been complied with as of the date of this Requisition or will be complied with by the Initial Closing Date or the applicable Property Closing Date, (ii) prior to the delivery of this Requisition, the Lessee has deposited in the Cash Collateral Balance amounts necessary to make the balance therein equal or exceed the Required Cash Collateral Balance calculated to include the Requested Funds, (iii) the balance of the Cash Collateral Account as of the date of the Initial Closing Date or the applicable Property Closing Date is not less than $____________, (iv) the Credit Lenders' portion of the Requested Funds, calculated pursuant to Section 5 of the Participation Agreement, does not exceed the Credit Note Commitments less all Loans (without giving effect to any prepayments) pursuant to the Credit Note Loan Agreement, (v) the Mortgage Lenders' portion of the Requested Funds, calculated pursuant to Section 5 of the Participation Agreement, does not exceed the Mortgage Note Commitments less all Loans (without giving effect to any prepayments) pursuant to the Mortgage Note Loan Agreement and (vi) the Lessor's portion of the Requested Funds, calculated pursuant to Section 5 of the Participation Agreement, does not exceed the Lessor Commitment less all Lessor Advances (without giving effect to any prepayments).

      The Company requests the Loans be allocated as follows:

            $______________                           ABR Loans

            $______________                           Eurodollar Loans

      The Company requests the Lessor Advance be allocated as follows:

            $______________                           Amount of Lessor
                                                      Advance to be based on
                                                      the ABR

            $______________                           Amount of Lessor
                                                      Advance to be based on
                                                      the Eurodollar Rate

4. Each and every representation and warranty of the Lessee contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof (except to the extent any such representation or warranty relates to an earlier date, in which case such representation or warranty shall have been true and correct as of such earlier date).

5. No Lease Default or Lease Event of Default has occurred and is continuing under any Operative Agreement, and no Lease Default or Lease Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested hereby on the date of such Advance.

6. Each Operative Agreement to which the Lessee is a party is in full force and effect with respect to it, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' or lessors' rights generally and general principles of equity.

7. The Lessee is in compliance with all covenants, agreements and conditions contained in the Participation Agreement or in any Operative Agreement required to be performed or complied with by it on the date hereof.

      The Company has caused this Requisition to be executed by its duly authorized officer as of this _____ day of __________, ______.

                                    CYPRESS SEMICONDUCTOR CORPORATION

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                   Schedule 1

              [Schedule of Transaction Expenses and other Fees]

                                   Schedule 2

                               Description of Land
                     (Legal Description and Street Address)

                                   Schedule 3

                            Description of Equipment

                                    EXHIBIT B

                        [Form of opinion to be revised.]

                    [Outside Counsel Opinion for the Lessee]
           (Pursuant to Section 5.3(j) of the Participation Agreement)

                                  June 27, 2003

TO THOSE ON THE ATTACHED DISTRIBUTION LIST

      Re: Synthetic Lease Financing Provided in favor of Cypress Semiconductor Corporation

Dear Ladies and Gentlemen:

We have acted as special counsel to Cypress Semiconductor Corporation, a Delaware corporation (the "Lessee") in connection with certain transactions contemplated by the Participation Agreement dated as of June 27, 2003 (the "Participation Agreement"), among the Lessee, Wachovia Development Corporation, a North Carolina corporation as the lessor (the "Lessor"), the various financial institutions and other institutional investors which are parties thereto from time to time as credit lenders (the "Credit Lenders"), the various financial institutions and other institutional investors which are parties thereto from time to time as mortgage lenders (the "Mortgage Lenders")and Wachovia Bank, National Association, as agent for the Primary Financing Parties and respecting the Security Documents, as Agent for the Secured Parties (the "Agent"). This opinion is delivered pursuant to Section 5.3(j) of the Participation Agreement. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of [identify the applicable Operative Agreements, including each Mortgage Instrument, related UCC fixture filings, Additional UCCs (hereinafter defined), Deeds and Memoranda of Lease] and such other corporate documents and records of the Lessee, certificates of public officials and representatives of the Lessee as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion. With respect to such examination, we have assumed (i) the statements of fact made in all such certificates, documents and instruments are true, accurate and complete; (ii) the due authorization, execution and delivery of the Operative Agreements by the parties thereto; (iii) the genuineness of all signatures, the authenticity and completeness of all documents, certificates, instruments, records and corporate records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies; (iv) that all parties have all requisite corporate power and authority to execute, deliver and perform the Operative

Agreements; and (v) except as to the Lessee, the enforceability of the Mortgage Instrument, the Memorandum of Lease and the UCC financing statements against all parties thereto.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, including without limitation the matters set forth in the last two (2) paragraphs hereof, we are of the opinion that:

      (a) The Mortgage Instrument and Memorandum of Lease are enforceable in accordance with their respective terms, except as limited by laws generally affecting the enforcement of creditors' rights, which laws will not materially prevent the realization of the benefits intended by such documents.

      (b) Each form of Mortgage Instrument and UCC fixture filing relating thereto, attached hereto as Schedules 1 and 2, respectively, is in proper form for filing and recording with the offices of [identify the recording offices of the respective county clerks where the Properties are to be located]. Upon filing of each Mortgage Instrument and UCC fixture filing in [identify the recording offices of the respective county clerks where the Properties are to be located], the Agent will have a valid, perfected lien and security interest in that portion of the Collateral described in such Mortgage Instrument or UCC fixture filing to the extent such Collateral is comprised of real property and/or fixtures.

      (c) The forms of UCC financing statements relating to the Security Documents, attached hereto as Schedule 3 (the "Additional UCCs"), are in proper form for filing and recording with the offices of [identify the Secretary of State where the Lessee is located for purposes of the UCC]. Upon filing of the Additional UCCs in [identify the Secretary of State where the Lessee is located for purposes of the UCC], the Agent will have a valid, perfected lien and security interest in that portion of the Collateral which can be perfected by filing UCC-1 financing statements under Article 9 of the UCC.

      (d) Each form of Deed and Memorandum of Lease is in appropriate form for filing and recording with the [identify the recording offices of the respective county clerks for the counties where the Properties are to be located].

      (e) Each Memorandum of Lease, when filed and recorded with the [identify the recording offices of the respective county clerks for the counties where the Properties are to be located], will have been filed and recorded in all public offices in the State of [__________] in which filing or recording is necessary to provide constructive notice of the Lease to third Persons and to establish of record the interest of the Lessor thereunder as to the Properties described in each such Memorandum of Lease.

      (f) The execution and delivery by the Lessor of the Operative Agreements to which it is a party and compliance by the Lessor with all of the provisions thereof do not and will not contravene any law, rule or regulation of [identify the state].

      (g) By reason of their participation in the transaction contemplated under the Operative Agreements, none of the Agent or any Primary Financing Party has to (a) qualify as a foreign corporation in [identify the state], (b) file any application or any designation for service of process in [identify the state] or (c) pay any franchise, income, sales, excise, stamp or other taxes of any kind to [identify the state].

      (h) The provisions in the Operative Agreements concerning Rent, interest, fees, prepayment premiums and other similar charges do not violate the usury laws or other similar laws regulating the use or forbearance of money of [identify the state].

      (i) If the transactions contemplated by the Operative Agreements are characterized as a lease transaction by a court of competent jurisdiction, the Lease and the applicable Lease Supplement shall demise to the Lessee a valid leasehold interest in the Properties described in such Lease Supplement.

      (j) If the transactions contemplated by the Operative Agreements are characterized as a loan transaction by a court of competent jurisdiction, the combination of the Mortgage Instruments, the Deeds, the Lease and the applicable Lease Supplements (and the other Operative Agreements incorporated therein by reference) are sufficient to create a valid, perfected lien or security interest in the Properties therein described, enforceable as a mortgage in [identify the state].

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein. This opinion is based on and is limited to the laws of the State of [___________] and the federal laws of the United States of America. Insofar as the foregoing opinion relates to matters of law other than the foregoing, no opinion is hereby given.

This opinion is for the sole benefit of the Lessee, the Primary Financing Parties, the Agent and their respective successors and assigns and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.

                                          Very truly yours,

                                          [LESSEE'S OUTSIDE COUNSEL]

                                Distribution List

Wachovia Bank, National Association, as the Agent

The various financial institutions and other institutional investors which are parties which are parties to the Participation Agreement from time to time, as Credit Lenders

The various financial institutions and other institutional investors which are parties which are parties to the Participation Agreement from time to time, as Mortgage Lenders

Cypress Semiconductor Corporation, as the Lessee

Wachovia Development Corporation, as the Lessor

                                   Schedule 1

                           Form of Mortgage Instrument

                                   Schedule 2

                          Forms of UCC Fixture Filings

                                   Schedule 3

                        Forms of UCC Financing Statements

                                    EXHIBIT C

                        CYPRESS SEMICONDUCTOR CORPORATION
                              OFFICER'S CERTIFICATE

      Pursuant to Section 5.3 (w) of the Participation Agreement, dated as of June 27, 2003, among Cypress Semiconductor Corporation, a Delaware corporation, as the Lessee (the "Company"), Wachovia Development Corporation, a North Carolina corporation, as the Lessor, the various financial institutions and other institutional investors which are parties thereto from time to time as Credit Lenders, the various financial institutions and other institutional investors which are parties thereto from time to time as Mortgage Lenders and Wachovia Bank, National Association, as Agent for the Primary Financing Parties and respecting the Security Documents, as Agent for the Secured Parties (the "Agreement") the undersigned, _______________, the _____________ of the Company, hereby certifies on behalf of the Company that, on and as of the date hereof:

      1. Each and every representation and warranty of the Company contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof, except to the extent any such representation or warranty relates to an earlier date, in which case such representation or warranty shall have been true and correct as of such earlier date.

      2. No Lease Default or Lease Event of Default has occurred and is continuing under any Operative Agreement and the Company is not aware of any other Default or Event of Default.

      3. Each Operative Agreement to which the Company is a party is in full force and effect with respect to it, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' or lessors' rights generally and general principles of equity.

      4. The Company is duly performing and in compliance with all covenants, agreements and conditions contained in the Agreement or in any Operative Agreement required to be performed or complied with by the Company on the date hereof.

      Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Agreement.

      IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this 27th day of June, 2003.

                                    CYPRESS SEMICONDUCTOR CORPORATION

                                    By:
                                       ---------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------

                                    EXHIBIT D

                        CYPRESS SEMICONDUCTOR CORPORATION
                             SECRETARY'S CERTIFICATE

The undersigned, Secretary of Cypress Semiconductor Corporation, a Delaware corporation with offices at 3901 North Flint Street, San Jose, California (the "Company"), hereby certifies as follows:

      1. Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

      2. Attached hereto as Schedule 2 is a true, correct and complete copy of the Certificate of Incorporation of the Company on file in the Office of the Secretary of State of __________. Such Certificate of Incorporation have not been amended, modified or rescinded since their date of adoption and were in full force and effect on the date of the resolutions referenced in paragraph 1 and remain in full force and effect as of the date hereof.

      3. Attached hereto as Schedule 3 is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

      4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

            Name                   Office                   Signature

      -------------------  -----------------------   -------------------------

      -------------------  -----------------------   -------------------------

IN WITNESS WHEREOF, the Company has caused this Secretary's Certificate to be duly executed, the corporate seal to be affixed, and delivered as of this ____ day of _______, 2003.

                                    CYPRESS SEMICONDUCTOR CORPORATION

                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------

[SEAL]

                                    EXHIBIT E

                        WACHOVIA DEVELOPMENT CORPORATION

                              OFFICER'S CERTIFICATE
           (Pursuant to Section 5.3(z) of the Participation Agreement)

      WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation (the "Lessor"), DOES HEREBY CERTIFY as follows:

      1. Each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

      2. Each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it.

      3. The Lessor is duly performing and in compliance in all material respects with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on the date hereof, other than those conditions which have been expressly waived.

      4. No Default or Event of Default attributable solely to the Lessor has occurred and is continuing under any Operative Agreement.

      5. The Lessor is not an entity which (a) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; (b) is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or (c) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities, and owns or proposes to acquire "investment securities" having a value exceeding 40 per centum of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. As used in this paragraph, "investment securities" includes all securities except (i) government securities, (ii) securities issued by employees' securities companies, and (iii) securities issued by majority-owned subsidiaries of the owner which are not investment companies. As used in this paragraph, "government securities" means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of June 27, 2003 among Cypress Semiconductor Corporation, as the Lessee, the Lessor, the various financial institutions and other institutional investors which are parties thereto from time to time, as Credit Lenders (the "Credit Lenders"), the various financial institutions and other institutional investors which are parties thereto from time to time, as Mortgage Lenders (the "Mortgage Lenders"), Wachovia Bank, National Association, as the agent for the Primary Financing Parties and respecting the Security Documents, as the agent for the Secured Parties (the "Agent").

IN WITNESS WHEREOF, the Lessor has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________________, ______.

                                    WACHOVIA DEVELOPMENT CORPORATION

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                    EXHIBIT F

                        WACHOVIA DEVELOPMENT CORPORATION

                             SECRETARY'S CERTIFICATE
          (Pursuant to Section 5.3(aa) of the Participation Agreement)

                      CERTIFICATE OF [ASSISTANT] SECRETARY

      I, ______________________, duly elected and qualified [Assistant] Secretary of Wachovia Development Corporation (the "Company"), hereby certify as follows:

      1. Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

      2. Attached hereto as Schedule 2 is a true, correct and complete copy of the Articles of Incorporation of the Company on file in the Office of the Secretary of State of North Carolina. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and were in full force and effect on the date of the resolutions referenced in paragraph 1 and remain in full force and effect as of the date hereof.

      3. Attached hereto as Schedule 3 is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

      4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

            Name                   Office                   Signature

      -------------------  -----------------------   -------------------------

      -------------------  -----------------------   -------------------------

      IN WITNESS WHEREOF, the Company has caused this ________ Secretary's Certificate to be duly executed and delivered as of this _____ day of ___________, _____.

                                    WACHOVIA DEVELOPMENT CORPORATION

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                    EXHIBIT G

          [Form of Officer's Cash Collateral Compliance Certificate]

      I, ______________________, _____________________ of a CYPRESS
SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Lessee") hereby certify that, with respect to that certain Participation Agreement dated as of June 27, 2003 (as amended, modified, extended, restated or supplemented from time to time, the "Participation Agreement") by and among the Lessee, Wachovia Development Corporation, a North Carolina corporation, as the Lessor, the various financial institutions and other institutional investors which are parties thereto from time to time as Credit Lenders, the various financial institutions and other institutional investors which are parties thereto from time to time as Mortgage Lenders and Wachovia Bank, National Association, as Agent for the Primary Financing Parties and respecting the Security Documents, as Agent for the Secured Parties; all of the defined terms in the Participation Agreement are incorporated herein by reference) among the Lessee, the Lessor, the Lenders and the Agent; and capitalized terms used herein but not defined herein shall have the meaning provided therefor in Appendix A to the Participation Agreement and the rules of usage set forth therein shall apply herein:

      a. The copies of the investment account statements which accompany this Officer's Certificate are true and correct copies of the investment account statements relating to the Cash Collateral Account received by the Lessee from the Intermediary covering the monthly period beginning on _____________, 200__ and ending on __________, 200__;

      b. Since ___________ (the date of the last similar certification, or, if none, the Initial Closing Date) no Lease Default or Lease Event of Default has occurred; and

      Delivered herewith are detailed calculations demonstrating compliance by the Lessee with the provisions of Section 5.4 of the Participation Agreement as of the end of the period referred to above.

      This ______ day of ___________, ______.

                                    CYPRESS SEMICONDUCTOR CORPORATION

                                    By:
                                          ------------------------
                                    Name:
                                          ------------------------
                                    Title:
                                          ------------------------

        Attachment to Officer's Cash Collateral Compliance Certificate

            Calculations Demonstrating Compliance with Section 5.4
                         of the Participation Agreement

            (Attach copies of Cash Collateral Account Statements)

                                    Exhibit H

              Form of Officer's Financial Compliance Certificate

This Certificate is delivered in accordance with the provisions of Section 8A.9 of that certain Participation Agreement dated as of June 27, 2003 (as amended, modified, extended, supplemented and/or restated from time to time, the "Participation Agreement") among Cypress Semiconductor Corporation, a Delaware corporation (the "Lessee"), Wachovia Development Corporation, a North Carolina corporation, as the Lessor, the various financial institutions and other institutional investors which are parties thereto from time to time as Credit Lenders, the various financial institutions and other institutional investors which are parties thereto from time to time as Mortgage Lenders and Wachovia Bank, National Association, as Agent for the Primary Financing Parties and respecting the Security Documents, as Agent for the Secured Parties; all of the defined terms in the Participation Agreement are incorporated herein by reference) among the Lessee, the Lessor, the Lenders and the Agent; and capitalized terms used herein but not defined herein shall have the meaning provided therefor in Appendix A to the Participation Agreement and the rules of usage set forth therein shall apply herein.

      The undersigned, being a Responsible Officer of Lessee hereby certifies, in my official capacity and not in my individual capacity, that:

      (a) the financial statements accompanying this Certificate fairly present the financial condition of the parties covered by such financial statements in all material respects;

      (b) the Current Ratio for the fiscal quarter ending ___________, 200_ is ___ : 1.00 and delivered herewith are detailed calculations demonstrating compliance by the Lessee with the provisions of Section 8A.9 of the Participation Agreement as of the end of the period referred to above;

      (c) except as set forth in Schedule 1 to this Certificate, during the period covered by such financial statements, Lessee observed or performed all of their covenants and other agreements in the Operative Agreements in all material respects, and satisfied in all material respects every material condition, contained in the Operative Agreements to be observed, performed or satisfied by them; and

      (d) except as set forth in Schedule 1 to this Certificate, since ___________, 200_ (the date of the last similar certification, or, if none, the Initial Closing Date) no Lease Default or Lease Event of Default has occurred.

      This the _______________ day of ________________________, 200_.

                                    CYPRESS SEMICONDUCTOR CORPORATION

                                    By:
                                          ------------------------
                                    Name:
                                          ------------------------
                                    Title:
                                          ------------------------

                                   Schedule 1

                         [Noncompliance with (c) or (d)]

           Attachment to Officer's Financial Compliance Certificate

           Calculations Demonstrating Compliance with Section 8A.9
                         of the Participation Agreement

                                    EXHIBIT I

               FORM OF LEGAL OPINION FOR OUTSIDE LESSEE'S COUNSEL

                                  June 27, 2003

TO THOSE ON THE ATTACHED DISTRIBUTION LIST

      Re:   Lease Financing Provided in favor of Cypress Semiconductor
            Corporation

Dear Ladies and Gentlemen:

We have acted as special counsel to Cypress Semiconductor Corporation, a Delaware corporation (the "Lessee") in connection with certain transactions contemplated by the Participation Agreement dated as of June 27, 2003 (the "Participation Agreement"), among the Lessee, Wachovia Development Corporation, a North Carolina corporation as the lessor (the "Lessor"), the various financial institutions and other institutional investors which are parties thereto from time to time as credit lenders (the "Credit Lenders"), the various financial institutions and other institutional investors which are parties thereto from time to time as mortgage lenders (the "Mortgage Lenders")and Wachovia Bank, National Association, as agent for the Primary Financing Parties and respecting the Security Documents, as Agent for the Secured Parties (the "Agent"). This opinion is delivered pursuant to Section 5.3(cc) of the Participation Agreement. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement. All terms which are defined herein are subject to the rules of usage of such terms set forth in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of the Operative Agreements, and such other corporate, partnership or limited liability company documents and records of the Lessee and the Ground Lessor, certificates of public officials and representatives of the Lessee and the Ground Lessor as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, we are of the opinion that:

[Expand opinions to include the Ground Lessor]

            (a) The Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Operative Agreements and to conduct its business as presently conducted.

            (b) The execution, delivery and performance by the Lessee of the Operative Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of the Lessee and the Operative Agreements to which the Lessee is a party have been duly executed and delivered by the Lessee.

            (c) The Operative Agreements to which the Lessee is a party constitute valid and binding obligations of the Lessee enforceable against the Lessee in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            (d) The execution and delivery by the Lessee of the Operative Agreements to which it is a party and compliance by the Lessee with all of the provisions thereof do not and will not (i) contravene the provisions of, or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens) upon any of its property under, its articles of incorporation or by-laws or any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which the Lessee is a party or by which it or any of its property may be bound or affected, or (ii) contravene any Laws or any order of any Governmental Authority applicable to or binding on the Lessee.

            (e) No Governmental Action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by the Lessee of any of the Operative Agreements to which it is a party or for the acquisition, ownership, construction and completion of the Property, except for those which have been obtained.

            (f) Except as set forth on Schedule 1 hereto, there are no actions, suits or proceedings pending or to our knowledge, threatened against the Lessee in any court or before any Governmental Authority, that concern the Property or the Lessee's interest therein or that question the validity or enforceability of any Operative Agreement to which the Lessee is a party or the overall transaction described in the Operative Agreements to which the Lessee is a party.

            (g) Neither the nature of the Property, nor any relationship between the Lessee and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Operative Agreements to which the Lessee is a party is such as to require any approval of stockholders of, or approval or consent of any trustee or holders of indebtedness of, the Lessee, except for such approvals and consents which have been duly obtained and are in full force and effect.

            (h) The Security Documents which have been executed and delivered as of the date of this opinion create, for the benefit of the Agent, the security interests in the Collateral described therein which by their terms such Security Documents purport to create. Upon filing of the UCC-1 financing statement (attached hereto as Schedule 2) relating to the Security Documents in the recording offices of ______________, the Agent will have a valid, perfected lien and security interest in that portion of the Collateral which can be perfected by the filing of UCC-1 financing statement under Article 9 of the UCC in the State of Delaware.

            (i) The offer, issuance, sale and delivery of the Notes under the circumstances contemplated by the Participation Agreement do not, under existing law, require registration of the Notes being issued on the date hereof under the Securities Act of 1933, as amended.

            (j) The Cash Collateral Agreement and Control Agreement are in a form sufficient to create in favor of the Agent for the benefit of the Secured Parties a valid, perfected security interest in all right, title and interest of the Lessee in the Cash Collateral delivered to the Intermediary and held in the Cash Collateral Account.

                                    Very truly yours,

                                    [LESSEE'S OUTSIDE COUNSEL]

                                Distribution List

Wachovia Bank, National Association, as the Agent

The various financial institutions and other institutional investors which are parties which are parties to the Participation Agreement from time to time, as Credit Lenders

The various financial institutions and other institutional investors which are parties which are parties to the Participation Agreement from time to time, as Mortgage Lenders

Cypress Semiconductor Corporation, as the Lessee

Wachovia Development Corporation, as the Lessor

                                   Schedule 1

                                  (Litigation)

                                   Schedule 2

                           (UCC-1 Financing Statement)

------------------------------------------------------------------------------
                                   Appendix A
                         Rules of Usage and Definitions
------------------------------------------------------------------------------

                                I. Rules of Usage

The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, Exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

      (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

      (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

      (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

      (d) References to any Person shall include such Person, its successors, permitted assigns and permitted transferees except as otherwise stated, whenever the term "Person" is used to refer to Lessee, "Person" in that context shall not include the Lessor, its successors and assigns, the Financing Parties, and/or their respective successors and assigns.

      (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented and/or restated from time to time in accordance with the applicable provisions thereof.

      (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

      (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document (and if necessary, other Operative Agreements) and not to any particular article, section, subsection, paragraph or clause thereof.

      (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

      (i) References herein to "attorney's fees", "legal fees", "costs of counsel" or other such references shall be deemed to include the allocated cost of in house counsel.

      (j) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Operative Agreements and any amendments or exhibits thereto.

      (k) Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement shall have the meaning so ascribed to such term in the applicable Operative Agreement.

      (l) In the case of a conflict caused by a term being defined more than once, unless the context otherwise requires, such term shall have the meaning specified in such agreement, or if not defined therein, in Appendix A to the Participation Agreement.

      (m) In computing any period of time for purposes of any Operative Agreement, provided the applicable time of day deadline, if any, with respect to such day has been met, than the first day of the applicable period shall be the immediately following day (or if specified, Business Day) otherwise the first day of the applicable period shall be the day of such deadline. In all cases, unless a specific time of day deadline is specified and complied with, in which case the date of such compliance shall not be counted, the day upon which the required event occurs or is to occur shall be counted.

      (n) Unless otherwise specified or permitted in the Operative Agreements, all accounting terms used shall be interpreted, all accounting determinations shall be made, and all financial statements required to be delivered shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Lessee delivered to the Agent and the Primary Financing Parties; provided that, if the Lessee shall notify the Agent and the Primary Financing Parties that they wish to amend any covenant in Section 8A.9 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Lessee that the Primary Financing Parties wish to amend Section 8A.9 for such purpose), then the Lessee's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Lessee and the Primary Financing Parties.

      (o) Unless the context otherwise requires, references in the Operative Agreements to the acquisition of a Property or Land or ownership of the Land by the Lessor shall, unless the context otherwise requires, be deemed to refer to the acquisition of title to such Property or Land or ownership of the Land by the Lessor or the acquisition of a ground lease interest therein pursuant to a Ground Lease, as indicated in the Lease Supplement applicable thereto.

                                 II. Definitions

      "ABR" shall mean, for any day, a rate per annum equal to the greater of
(a) the Prime Lending Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%). For use in the Operative Agreements: "Prime Lending Rate" shall mean the rate announced by the Agent from time to time as its prime lending rate as in effect from time to time. The Prime Lending Rate is a reference rate and is one of several interest rate bases used by the Agent and does not necessarily represent the lowest or most favorable rate offered by the Agent actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate. The Prime Lending Rate shall change automatically and without notice from time to time as and when the prime lending rate of the Agent changes. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members or the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively.

      "ABR Lessor Advances" shall mean Lessor Advances the rate of Yield applicable to which is based upon the ABR.

      "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

      "Acceleration" shall have the meaning given to such term in Section 6 of the Mortgage Note Loan Agreement and/or Section 6 of the Credit Note Loan Agreement.

      "Accounts" shall have the meaning given to such term in Section 1 of the Security Agreement.

      "Accounts Receivable" shall mean calculated with respect to the Lessee and its Consolidated Subsidiaries accounts receivables excluding (a) receivables that have been sold, transferred, pledged or are subject to a Lien in conjunction with any securitization or any similar transaction and (b) receivables from employees under the Stock Purchase Assistance Plan.

      "Advance" shall have the meaning given to such term in Section 5.3 of the Participation Agreement.

      "Affiliate" shall mean, with respect to any Person, any Person or group that, directly or indirectly, controls or is controlled by or is under common control with such Person.

      "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal U.S. federal and applicable state and local tax rates generally applicable to Persons of the same type as the recipients with respect to the receipt by the recipient of such amounts (less any tax savings realized as a result of the payment of the indemnified amount), such increased payment (as so reduced) is equal to the payment otherwise required to be made.

      "Agent" shall mean Wachovia Bank, National Association, in its capacity as agent for the Primary Financing Parties pursuant to each of the Participation Agreement, the Mortgage Note Loan Agreement and the Credit Note Loan Agreement, or any successor agent appointed to replace or succeed Wachovia Bank, National Association in accordance with the terms of the Participation Agreement, the Mortgage Note Loan Agreement and the Credit Note Loan Agreement and respecting the Lease, such party in its capacity as agent for the Lessor and the Secured Parties and respecting the other Security Documents, as agent for the Secured Parties.

      "Applicable Percentage" shall mean (i) for Eurodollar Loans from a Credit Lender, one-half of a percent (0.50%), (ii) for Eurodollar Loans from the Wachovia Mortgage Lender, one-half of a percent (0.50%), (iii) for Eurodollar Loans from a Mortgage Lender other than the Wachovia Mortgage Lender, such percentage provided in the applicable Operative Agreements and (iv) for Eurodollar Lessor Advances, two and one-half percent (2.5%).

      "Appraisal" shall mean an "as-built" appraisal to be delivered in connection with the Participation Agreement or in accordance with the terms of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the reasonable judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

      "Appraisal Procedure" shall have the meaning given such term in Section
22.4 of the Lease.

      "Approved State" shall mean California, Minnesota and any other state within the forty-eight contiguous states of the United States proposed by the Lessee and consented to in writing by the Agent.

      "Appurtenant Rights" shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including without limitation the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (b) all permits, licenses and rights, whether or not of record, appurtenant to such Land or the Improvements.

      "Assignment and Acceptance" shall mean the Assignment and Acceptance in the form attached to the Credit Note Loan Agreement as Exhibit B or the Assignment and Acceptance in the form attached to the Mortgage Note Loan Agreement as Exhibit B, as applicable.

      "Available Credit Note Commitments" shall mean the aggregate Credit Note Commitments less the sum of (a) the aggregate amount of Credit Notes (without giving effect to any prepayments) and (b) the portion of Requested Funds to be funded by the Credit Lenders which is set forth in any pending Requisition.

      "Available for Sale Securities" shall mean investments by the Lessee classified as short term or long term in accordance with GAAP and in compliance with the investment policy approved by the Lessee's Board of Directors, but in all cases excluding all Cash Equivalents (as defined with respect to calculating the Current Ratio).

      "Available Lessor Commitment" shall mean the aggregate Lessor Commitments less the sum of (a) the aggregate amount of Lessor Advances (without giving effect to any prepayments) and (b) the portion of Requested Funds to be funded by the Lessor which is set forth in any pending Requisition.

      "Available Mortgage Note Commitment" shall mean the aggregate Mortgage Note Commitments less the sum of (a) the aggregate amount of Mortgage Notes (without giving effect to any prepayments) and (b) the portion of Requested Funds to be funded by the Mortgage Lenders which is set forth in any pending Requisition.

      "Balances" shall mean, on any determination date, the sum of (i) the aggregate of all Advances by Credit Lenders less the principal amounts repaid on such Credit Note, (ii) the Mortgage Note Advances of each Mortgage Lender less the principal amounts repaid on such Mortgage Note, and (iii) the Lessor Advance of the Lessor as set forth in Section 5B of the Participation Agreement less the principal amount of such Lessor Advance repaid.

      "Bankruptcy Code" shall mean Title 11 of the U. S. Code entitled "Bankruptcy," as now or hereafter in effect or any successor thereto.

      "Bankruptcy Event" means with respect to Lessor or the Lessee, any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving the Lessor or the Lessee or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshalling of its assets or liabilities.

      "Basic Documents" shall mean the following: the Participation Agreement, the Mortgage Note Loan Agreement, the Credit Note Loan Agreement, the Notes, the Lease, the Security Agreement, the Cash Collateral Agreement, the Control Agreement, each Lease Supplement, the Mortgage Instruments, the other Security Documents, the Intercreditor Agreement (if any), the Deeds, each Ground Lease, the Bills of Sale and the Cash Collateral Security Documents.

      "Basic Rent" shall mean an amount equal to the interest and Lessor Yield due on any Interest Payment Date (but not including interest on any overdue amounts under Section 2.8(b) of the Mortgage Note Loan Agreement, Section 2.8(b) of the Credit Note Loan Agreement or otherwise, or any yield on overdue amounts calculated at the Lessor Overdue Rate) payable in accordance with the Lease or the Participation Agreement.

      "Basic Term" shall have the meaning specified in Section 2.2 of the Lease.

      "Basic Term Commencement Date" shall have the meaning specified in Section
2.2 of the Lease.

      "Basic Term Expiration Date" shall have the meaning specified in Section
2.2 of the Lease.

      "Benefitted Lender" shall have the meaning specified in Section 9.10(a) of the Credit Note Loan Agreement or Section 9.10(a) of the Mortgage Note Loan Agreement, as applicable.

      "Bill of Sale" shall mean a Bill of Sale regarding Equipment in form and substance satisfactory to the Agent.

      "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in North Carolina, California or New York are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan or a Eurodollar Lessor Advance, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a Capitalized Lease.

      "Capital Stock" shall mean any nonredeemable capital stock of the Lessee or any of its Subsidiaries or of any other applicable Person, whether common or preferred.

      "Capitalized Lease" shall mean, as applied to any Person, any lease of property (whether real, personal, tangible, intangible or mixed of such Person) by such Person as the lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

      "Cash Collateral" shall mean the Cash and Cash Equivalents constituting part of the Collateral pledged by the Lessee and maintained in the Cash Collateral Account, all as referenced in the Cash Collateral Agreement and with respect to the pledge of the Cash Collateral, shall have the meaning given to such term in Section 1.1 of the Cash Collateral Agreement.

      "Cash Collateral Account" shall mean the cash collateral account (including without limitation the deposits and securities held in such account) which is the subject of the Cash Collateral Agreement and held at Wachovia Bank, National Association as account number 7572001153.

      "Cash Collateral Agreement" shall mean the Assignment of Cash Collateral Account dated as of the Initial Closing Date executed by the Lessee in favor of the Agent, on behalf of the Credit Lenders.

      "Cash Collateral Compliance Date" shall have the meaning given to such term in Section 5.4(b) of the Participation Agreement.

      "Cash Collateral Obligations" means the collective reference to all obligations, now existing or hereafter arising, owing by the Lessor and/or the Lessee and/or any of their affiliates to the Credit Lenders, the Wachovia Mortgage Lender or the Lessor (or the Agent, on behalf of the Credit Lenders, the Wachovia Mortgage Lender or the Lessor) under or pursuant to the Operative Agreements whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Credit Note Loan Agreement, the Mortgage Note Loan Agreement, the Lease Agreement, the Credit Notes, the Mortgage Notes held by the Wachovia Mortgage Lender or any of the other Operative Agreements, whether on account of principal, advanced amounts, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent, to the Credit Lenders, the Wachovia Mortgage Lender or the Lessor) that are required to be paid by the Lessor and/or the Lessee pursuant to the terms of the Operative Agreements.

      "Cash Collateral Security Documents" shall mean the Cash Collateral Agreement, the Control Agreement, all other security documents hereafter delivered to the Agent (for the benefit of the any of the Credit Lenders, the Wachovia Mortgage Lender or the Lessor) granting a Lien on the Cash Collateral or any other asset or assets of any Person to secure the Cash Collateral Obligations and the other provisions of the Operative Agreements regarding the Cash Collateral.

      "Cash Equivalents", with respect to the Cash Collateral Account, shall mean Lessee's (a) U.S. dollar denominated time and demand deposits and certificates of deposit issued by the Agent, in each case with maturities of not more than 364 days from the date of initial deposit or acquisition, (b) securities issued or directly and fully guaranteed or insured by the United States of America or issued by any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than five (5) years from the date of initial deposit or acquisition and (c) mutual funds with investments limited to the type of investments set forth in (b) of this definition. "Cash Equivalents" for the purpose of calculating the Current Ratio shall mean Lessee's investments with maturities of less than 91 days from the date of acquisition or original issue date in accordance to GAAP and in compliance with the investment policy approved by the Lessee's Board of Directors.

      "Casualty" shall mean any damage or destruction of all or any portion of any Property as a result of a fire or other casualty.

      "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

      "Chattel Paper" shall have the meaning given to such term in Section 1 of the Security Agreement.

      "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including without limitation reasonable attorney's fees and expenses) of any nature whatsoever.

      "Class A Cash Collateral" shall mean Cash Collateral consisting of any of the following types:

            (a) cash; and

            (b) U.S. dollar denominated time and demand deposits and certificates of deposit of the Agent, in each case with maturities of not more than 364 days from the applicable date of determination.

      "Class B Cash Collateral" shall mean Cash Collateral consisting of Cash Equivalents other than the Class A Cash Collateral.

      "Closing Date" shall mean the Initial Closing Date or any Property Closing Date.

      "Code" shall mean the Internal Revenue Code of 1986 together with rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

      "Collateral" shall mean all assets of the Lessor and the Lessee, now owned or hereafter acquired, upon which a Lien is created by one or more of the Security Documents.

      "Commencement Date" shall mean with respect to a Property, the applicable Property Closing date for such Property.

      "Commitments" shall mean the Credit Note Commitments of each Credit Lender as set forth in Schedule 1 to the Participation Agreement, as such Schedule 1 may be amended or replaced from time to time, the Mortgage Note Commitments of each Mortgage Lender as set forth in Schedule 2 to the Participation Agreement, as such Schedule 2 may be amended and replaced from time to time, and the Lessor Commitment of the Lessor as set forth in Section 5B of the Participation Agreement.

      "Commitment Percentage" shall mean, as to any Primary Financing Party at any time, the percentage which such Primary Financing Party's Commitment then constitutes of the aggregate

Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Primary Financing Party's Balance then outstanding constitutes of the aggregate principal amount of all of the Balances then outstanding).

      "Commitment Period" shall mean the Initial Closing Date.

      "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including without limitation an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, such Property or alter the pedestrian or vehicular traffic flow to such Property so as to result in a change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

      "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Lessee in its consolidated financial statements prepared in accordance with GAAP if such statements were prepared as of such date.

      "Control Agreement" shall mean that certain Control Agreement dated as of the Initial Closing Date among the Agent, the Lessor, the Lessee and the Intermediary.

      "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

      "Credit Documents" shall mean the Participation Agreement, the Mortgage Note Loan Agreement, the Credit Note Loan Agreement, the Notes, the Security Documents, Cash Collateral Security Documents and any other Operative Agreement which relates to or governs the relationship among the Agent, the Lenders and/or the Borrower.

      "Credit Lender Mortgage Instruments" means each deed of trust, mortgage and any other instrument executed by the Lessor or the Lessee in favor of the Agent (for the benefit of the Credit Lenders and the Lessor) and evidencing a Lien on the Property or the other Collateral described therein, in form and substance reasonably acceptable to the Credit Lenders, the Lessee (if party thereto) and the Lessor.

      "Credit Lenders" shall mean the various financial institutions and institutional investors from time to time party to the Credit Note Loan Agreement in accordance with the Participation Agreement that commit to make Loans to the Lessor thereunder or otherwise hold from time to time the Credit Notes in accordance with the Participation Agreement.

      "Credit Note" shall have the meaning given to it in Section 2.2 of the Credit Note Loan Agreement.

      "Credit Note Commitments" shall mean the obligation of the Credit Lenders to make Loans to the Lessor in an aggregate principal amount not to exceed the aggregate of the amounts set forth opposite each Credit Lender's name on
Schedule 1 to the Participation Agreement; provided, no Credit Lender shall be obligated to make Loans to the Lessor in excess of such Credit Lender's share of the Credit Note Commitments as set forth adjacent to such Credit Lender's name on Schedule 1 to the Participation Agreement.

      "Credit Note Loan" shall mean a Loan by a Credit Lender.

      "Credit Note Loan Agreement" shall mean that certain Credit Note Loan Agreement dated as of the Closing Date among the Credit Lenders, the Lessor and the Agent.

      "Credit Note Loan Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Note Loan Agreement Event of Default.

      "Credit Note Loan Agreement Event of Default" shall mean an "Event of Default" as defined in Section 6 of the Credit Note Loan Agreement.

      "Current Ratio" shall mean calculated with respect to the Lessee and its Consolidated Subsidiaries as of the date of determination, the ratio of (a) the sum of cash (excluding restricted cash), Cash Equivalents, Available for Sale Securities and Accounts Receivable to (b) current liabilities as defined in accordance with GAAP.

      "Debt Rating" shall mean, as of any date of determination thereof and with respect to any Person, the ratings most recently published by the Rating Agencies relating to the unsecured, unsupported senior long-term debt obligations of such Person.

      "Deed" shall mean a warranty deed (or such similar deed) regarding the Land and/or Improvements constituting the Property in form and substance satisfactory to the Agent.

      "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

      "Defaulting Credit Lender" shall have the meaning given to such term in
Section 12.4 of the Participation Agreement.

      "Defaulting Mortgage Lender" shall have the meaning given to such term in
Section 12.4 of the Participation Agreement.

      "Dispute" shall mean any claim or controversy arising out of, or relating to, the Operative Agreements between or among the parties thereto.

      "Documents" shall have the meaning given to such term in Section 1 of the Security Agreement.

      "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

      "Domestic Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

      "Election Date" shall have the meaning given to such term in Section 20.1 of the Lease.

      "Election Notice" shall have the meaning given to such term in Section
20.1 of the Lease.

      "Eligible Lessor" shall mean a Person (a) domiciled in the U.S., (b) with a minimum net worth of at least $350,000,000.00 and a Debt Rating of a Rating Agency of "A" or higher and (c) not a competitor of Lessee or its Affiliates.

      "Environmental Claims" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) relating to or affecting any Property arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal with respect to a Hazardous Substance or an Environmental Law or (d) from any actual or alleged damage, injury, threat, or harm to the extent relating to health, safety, natural resources, or the environment.

      "Environmental Laws" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., and state statutes analogous thereto.

      "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during the period provided under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during the period provided under such Environmental Law) to result in noncompliance with any Environmental Law relating to or affecting any Property.

      "Equipment" shall mean (excluding Non Integral Equipment) equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired using the proceeds of any Advance and all Modifications (to the extent titled in Lessor's name or deemed to be Lessor's property) thereto and substitutions and replacements thereof, whether or not now owned or hereafter acquired or now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements, including but without limiting the generality of the foregoing, all equipment described in the Appraisal including without limitation all heating, electrical, and mechanical equipment, lighting fixtures, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including without limitation window cleaning apparatus), telephones, communications systems (including without limitation satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description excluding the items of equipment set forth in Schedule 3 to the Participation Agreement to the extent such equipment was not (i) acquired using the proceeds of any Advance or any Proceeds, (ii) a substitution or replacement thereof or (iii) a Modification required by the Lease.

      "Equipment Schedule" shall mean each Equipment Schedule attached to the applicable Lease Supplement.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

      "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Loan or a Lessor Advance based on the Eurodollar Rate, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed on eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

      "Eurodollar Lessor Advances" shall mean Lessor Advances the rate of Lessor Yield applicable to which is based upon the Eurodollar Rate.

      "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

      "Eurodollar Rate" shall mean for the Interest Period for any Eurodollar Loan or Lessor Advance based on the Eurodollar Rate (including without limitation conversions, extensions and renewals), a per annum interest rate equal to a fraction (a) expressed as a percentage (rounded upward to the nearest one sixteenth (1/16) of one percent (1%)) (i) with the numerator equal to a per annum interest rate determined by the Agent (each such determination to be conclusive and binding absent manifest error) on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), reported on Telerate page 3750 (or such other page as may replace Telerate page 3750 on that service or a successor service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period and (ii) the denominator equal to 100% minus the Eurocurrency Reserve Requirements. In the event no such offered rates appear on Telerate page 3750 (or such other page as may replace Telerate page 3750 on that service or a successor service for the purpose of displaying London interbank offered rates of major banks), "Eurodollar Rate" shall mean for the Interest Period for any such Loan or Lessor Advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to a fraction (b) expressed as a percentage (rounded upward to the nearest one sixteenth (1/16) of one percent (1%)) (i) with the numerator equal to a per annum interest rate determined by the Agent (each such determination to be conclusive and binding absent manifest error) on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), which appear on the Reuters Screen LIBO Page (or such other page as may replace Telerate page 3750 on that service or a successor service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period (provided that if at least two (2) such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates) and (ii) the denominator equal to 100% minus the Eurocurrency Reserve Requirements. As used in the Operative Agreements, "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service or a successor service for the purpose of displaying London interbank offered rates of major banks) ("RMMRS"). In the event the RMMRS is not then quoting such offered rates, "Eurodollar Rate" shall mean for the Interest Period for any such Loan or Lessor Advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to a fraction (c) expressed as a percentage (rounded upward to the nearest one-sixteenth (1/16) of one percent (1%)) (i) with the numerator equal to the average per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding absent manifest error) as of two (2) Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount comparable to such Loan or Lessor Advance and (ii) the denominator equal to 100% minus the Eurocurrency Reserve Requirements. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate from another recognized service or interbank quotation, or by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

      "Event of Default" shall mean a Lease Event of Default, a Mortgage Note Loan Agreement Event of Default, a Credit Note Loan Agreement Event of Default or a Cash Collateral Agreement Event of Default.

      "Event of Loss" shall mean any Casualty, Condemnation or Environmental Violation that causes or results in the delivery of a Termination Notice by the Lessee in accordance with Section 16.1 of the Lease.

      "Excepted Payments" shall mean:

            (a) all indemnity payments (including without limitation indemnity payments made pursuant to Section 11 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which any Financing Party or any of its Affiliates, agents, officers, directors or employees is entitled;

            (b) any amounts (other than Basic Rent or Termination Value) payable under any Operative Agreement to reimburse any Financing Party or any of its Affiliates (including without limitation the reasonable expenses of any Financing Party incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Agreement;

            (c) any amount payable to the Lessor or any other Primary Financing Party by a transferee permitted under the Operative Agreements of the Lessor or such other Primary Financing Party as the purchase price of the Lessor's interest in the Lessor's Interest (which amount other than the purchase price shall not include any amounts necessary to pay the principal, interest and Make-Whole Amount on the Notes or any other amount payable to the Agent or the Primary Financing Parties) or such Primary Financing Party's interest in the transactions contemplated by the Operative Agreements (or a portion thereof);

            (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to any Financing Party;

            (e) any insurance proceeds under policies maintained by the Lessor or any other Financing Party pursuant to or in accordance with the terms of the Operative Agreements;

            (f) Transaction Expenses or other amounts, fees, disbursements or expenses paid or payable to or for the benefit of the Lessor or any other Financing Party;

            (g) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (f) above; and

            (h) any rights of the Financing Parties to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the right to terminate the Lease.

      "Excess Proceeds" shall mean the excess, if any, of the aggregate of all Property Proceeds over the Termination Value for all Properties.

      "Exculpated Persons" shall mean the Lessor (except with respect to the representations and warranties and the other obligations of the Lessor pursuant to the Operative Agreements solely with regard to the provision of Lessor Advances), its respective successors, assigns, trustees, officers, directors, shareholders, partners, employees, agents and Affiliates.

      "Exempt Payments" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

      "Expiration Date" shall mean the last day of the Term; provided, in no event shall the Expiration Date be later than the fifth anniversary of the Initial Closing Date, unless a later date has been expressly agreed to in writing by each of the Lessor, the Lessee, the Agent, and each other Primary Financing Party in accordance with the terms and conditions set forth in Section
2.2 of the Lease, in which case the Expiration Date shall in no event be later than the twentieth anniversary of the Initial Closing Date.

      "Fair Market Sales Value" shall mean, with respect to any Property or Collateral (other than Cash Collateral), the amount, which in any event, shall not be less than zero (0), that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, such Property or Collateral. Fair Market Sales Value of the applicable Property or Collateral (other than Cash Collateral) shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, such Property or Collateral is in the condition and state of repair required under Section 10.1 of the Lease and the Lessee is in compliance with the other requirements of the Operative Agreements.

      "Federal Funds Effective Rate" shall have the meaning given to such term in the definition of ABR.

      "Fifty Percent FMV Event" shall have the meaning given to such term in
Section 8.2(f) of the Participation Agreement.

      "Finance Agreements" shall mean the Participation Agreement, the Mortgage Note Loan Agreement, the Credit Note Loan Agreement, the Notes, the Security Documents, Cash Collateral Security Documents and any other Operative Agreement which relates to or governs the relationship among the Agent, the Lenders and/or the Lessor.

      "Financing" shall mean the financing extended pursuant to the Mortgage Note Loan Agreement, the Credit Note Loan Agreement and the amount of the Lessor Advances.

      "Financing Parties" shall mean the Agent and the Primary Financing Parties (each, a "Financing Party").

      "Fixtures" shall mean all fixtures other than Non-Integral Equipment, including without limitation all components thereof, purchased, leased or otherwise acquired using the proceeds of any Advance, together with all replacements and substitutions thereto and all fixtures which become property of the Lessor pursuant to Articles X or XI of the Lease.

      "Form W-8BEN" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

      "Form W-8ECI" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

      "GAAP" shall mean generally accepted accounting principles, consistently applied, set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

      "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, operation and occupancy by Lessee of any Property and by the zoning of any Property.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Ground Lease" shall mean that certain Amended and Restated Ground Lease Agreement for the Property located in Hennipin County, Minnesota, dated as of the Initial Closing Date and including amendments required by the Lessor or for any other Property to be ground leased, a ground lease in form and substance and on terms satisfactory to the Agent, in its sole discretion, provided, in each case such ground lease shall include terms and conditions which comply with
Section 8.3(bb) of the Participation Agreement and the other terms and conditions of the Operative Agreements.

      "Hazardous Substance" shall mean any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

      "Impositions" shall mean any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever ("Taxes") including but not limited to (i) real and personal property taxes, including without limitation personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees;
(v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (vi) assessments on any Property, including without limitation all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) taxes, Liens, assessments or charges asserted, imposed or assessed by the Pension Benefit Guaranty Corp. or any governmental authority succeeding to or performing functions similar to, the PBGC; and all interest, additions to tax and penalties, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Indemnified Person, any Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, purchase, acceptance, rejection, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on or in, delivery, insuring, use, rental, lease, operation, improvement, sale, transfer of title, return or other disposition of any Property or any part thereof or interest therein; (c) the Notes, other indebtedness with respect to any Property, or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Agreements, the execution, performance or enforcement thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes; (i) the Lessor or the Lessor's Interest; or (j) otherwise in connection with the transactions contemplated by the Operative Agreements.

      "Improvements" shall mean, with respect to any Land, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased or otherwise acquired using the proceeds of the Advance, together with any and all appurtenances to such buildings, structures or improvements, including without limitation sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any Improvements existing as of the Closing Date as such Improvements may be referenced on the applicable Requisition and (b) any Improvements made subsequent to the Closing Date, provided, in all cases, "Improvements" shall exclude Non-Integral Equipment.

      "Indebtedness" for any Person, means: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) non-contingent obligations of such Person in respect of letters of credit, bankers' acceptances or similar instruments issued or accepted by banks and other financial institutions for account of such Person;
(e) Capital Lease Obligations of such Person; and (f) Indebtedness of others guaranteed by such Person.

      "Indemnified Person" shall mean the Agent, the Primary Financing Parties and their respective successors, permitted assigns, directors, trustees, shareholders, partners, officers, employees, agents and Affiliates.

      "Indemnity Provider" shall mean the Lessee.

      "Initial Closing Date" shall mean June 27, 2003.

      "Instruments" shall have the meaning given to such term in Section 1 of the Security Agreement.

      "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of the Lessee.

      "Intercreditor Agreement" shall mean that certain Intercreditor and Lien Subordination Agreement, if any, dated after the Initial Closing Date among the Financing Parties, provided, Lessee's consent shall be required with respect to provisions therein that affect the Lessee.

      "Interest Payment Date" shall mean (a) as to any payment of Lessor Yield on any Lessor Advance based on the Eurodollar Rate and any interest payment on any Eurodollar Loan, the last day of the Interest Period applicable to such Lessor Advance or Eurodollar Loan, as applicable or respecting any Lessor Advance based on the Eurodollar Rate and any Eurodollar Loan having an interest period of six (6) months, the three (3) month anniversary of such Interest Period, (b) as to any payment of Lessor Yield on any Lessor Advance based on the ABR and any interest payment pursuant to any ABR Loan, the first day of each month, unless such day is not a Business Day and in such case on the immediately preceding Business Day and (c) as to all Financings, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Expiration Date, as the case may be.

      "Interest Period" shall mean as to any Loan or Lessor Advance based on the Eurodollar Rate (i) with respect to the initial Interest Period, the period beginning on the Initial Closing Date and ending one (1) month, three (3) months or to the extent available to the Lessor and all Lenders six (6) months thereafter, as selected in accordance with the applicable provisions of the Operative Agreements and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Lessor Advance and ending one (1) month, three (3) months or to the extent available to the Lessor and all Lenders six (6) months thereafter, as selected in accordance with the applicable provisions of the

Operative Agreements; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Expiration Date, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month and (D) there shall not be more than four (4) Interest Periods outstanding at any one time.

      "Intermediary" shall mean Wachovia Bank, National Association.

      "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

      "Land" shall mean each parcel of real property described on (a) the Requisition issued by the Lessee on the applicable Property Closing Date and (b) the schedules to each applicable Lease Supplement executed and delivered in accordance with the requirements of Section 2.4 of the Lease, including without limitation, the Lease, together with all right, title and interest of such party in and to (1) all streets, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such parcel of real property or any Improvements; (2) any strips or gores between such parcel of real property and abutting or adjacent properties; and (3) all water and water rights, timber, crops and mineral interests on or pertaining to such parcel of real property.

      "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

      "Lease" or "Lease Agreement" shall mean the Lease Agreement dated as of the Closing Date, between the Lessor and the Lessee, together with the Lease Supplement thereto.

      "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

      "Lease Event of Default" shall have the meaning specified in Section 17.1 of the Lease.

      "Lease Supplement" shall mean the Lease Supplement substantially in the form of Exhibit A to the Lease, together with all attachments and schedules thereto.

      "Legal Requirements" shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Lessor, the Lessee, the Agent, any Primary Financing Party or any Collateral, Property, or any Land, Improvement, Equipment or the taxation, demolition, construction, use or alteration of such Property, Land, Improvements, or Equipment whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including without limitation all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including without limitation all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Property or the Appurtenant Rights.

      "Lender" shall mean, individually, any Credit Lender or any Mortgage Lender, and "Lenders" shall mean, collectively, all of the Credit Lenders and the Mortgage Lenders.

      "Lessee" shall have the meaning set forth in the Lease.

      "Lessee Secured Obligations" mean the collective reference to all obligations, now existing or hereafter arising, owing by the Lessee and/or any of its Affiliates to any Financing Party (unless specifically limited to certain Financing Parties) under or pursuant to the Operative Agreements (including without limitation all Cash Collateral Obligations and all Rent) whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Lease Agreement, or any of the other Operative Agreements, whether on account of principal, advanced amounts, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Lessor) that are required to be paid by the Lessee pursuant to the terms of the Operative Agreements.

      "Lessor" shall mean Wachovia Development Corporation, a North Carolina corporation, and any successor, replacement and/or additional lessor or lessor expressly permitted under the Operative Agreements.

      "Lessor Advance" shall have the meaning given to such term in Section 5.2(c) of the Participation Agreement.

      "Lessor Commitments" shall mean the obligation of the Lessor to make the Lessor Advance in an amount not to exceed $3,780,000.00.

      "Lessor Default Enforcement Costs" shall mean the reasonable legal fees and expenses of the Financing Parties associated with their exercise of remedies with respect to a Limited Recourse Event of Default.

      "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and authorized for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

      "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor pursuant to Section 11 of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in any Property, the Collateral, the Lessor's Interest or the Operative Agreements other than the transfer of title to or possession of any Property or the Collateral by the Lessor pursuant to and in accordance with the Lease, the Credit Note Loan Agreement, the Mortgage Note Loan Agreement, the Security Agreement or the Participation Agreement, including without limitation, pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

      "Lessor Notice" shall have the meaning given to such term in Section 8.2(f) of the Participation Agreement.

      "Lessor Overdue Rate" shall mean the lesser of (a) the then-current rate of Lessor Yield based on the ABR plus two percent (2%) and (b) the highest rate permitted by applicable Law.

      "Lessor Yield" shall mean with respect to the Lessor Advance from time to time either the Eurodollar Rate plus the Applicable Percentage or the ABR, as elected by the Lessor; provided, however, (a) in the event the Agent is unable to determine the Eurodollar Rate as provided in Section 5B.6(c) of the Participation Agreement, the outstanding Lessor Advance shall bear a yield at the ABR applicable from time to time from and after the dates and during the periods specified in Section 5B.6(c) of the Participation Agreement, and (b) upon the delivery by Lessor of the notice described in Section 11.3(d) of the Participation Agreement, the Lessor Advance shall bear a yield at the ABR applicable from time to time after the dates and during the periods specified in
Section 11.3(d) of the Participation Agreement.

      "Lessor's Interest" shall mean the Lessor's rights in, to and under the Property, the Operative Agreements, any other property contributed on behalf of the Lessee, the Collateral and any and all other property or assets from time to time of the Lessor obtained with respect to the Operative Agreements, including, without limitation, Modifications to the extent Lessor has an interest therein, and all amounts of Rent, Property Proceeds, indemnity or other payments of any kind received by the Lessor pursuant to the Operative Agreements; provided, the term "Lessor's Interest" shall not include any Lessor Advance or Lessor Yield.

      "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

      "Limited Recourse Amount" shall mean with respect to any Property, as of any Payment Date, an amount equal to the Termination Value with respect to such Property on each Payment Date, less the Maximum Residual Guarantee Amount as of such date with respect to such Property.

      "Limited Recourse Event of Default" shall have the meaning given to such term in Section 17.12 of the Lease.

      "Loans" shall mean the loans extended by the Lenders to the Lessor pursuant to the Credit Note Loan Agreement and/or the Mortgage Note Loan Agreement.

      "LRED Period" shall have the meaning given to such term in Section 17.12 of the Lease.

      "Majority Credit Lenders" shall mean at any time, Credit Lenders whose Credit Notes outstanding represent at least sixty-six and two/thirds percent (66 2/3%) of the aggregate Credit Notes outstanding.

      "Majority Mortgage Lenders" shall mean at any time, Mortgage Lenders whose Mortgage Notes outstanding represent at least sixty-six and two/thirds percent (66 2/3%) of the aggregate Mortgage Notes outstanding.

      "Majority Secured Parties" shall mean at any time, Primary Financing Parties whose Loans and/or Lessor Advances outstanding represent at least sixty-six and two/thirds percent (66 2/3%) of (a) the aggregate Financing outstanding or (b) to the extent there is no Financing outstanding, the aggregate of the Primary Financing Party Commitments.

      "Make-Whole Amount" shall mean $0 with respect to the Wachovia Mortgage Lender and with respect to any Mortgage Lenders, other than the Wachovia Mortgage Lender, an amount equal to (a) from the Initial Closing Date through and including the first anniversary of the Initial Closing Date, the product of two percent (2%) and the aggregate amount of Mortgage Loans owed to such Mortgage Lenders with respect to all Properties, as of the date of determination, but calculated prior to payment of the Termination Value or any other principal prepayments and (b) from, but excluding the first anniversary of the Initial Closing Date through and including the second anniversary of the Initial Closing Date, the product of one percent (1%) and the aggregate amount of Mortgage Loans owed to such Mortgage Lenders with respect to all Properties, as of the date of determination, but calculated prior to payment of the Termination Value or any other principal prepayments; provided, in either (a) or
(b), if a Lease Event of Default occurring solely as a result of violation of
Section 8A.9 of the Participation Agreement has occurred and is continuing, then during the continuance of such Event of Default, the Make-Whole Amount shall be deemed to be $0.

      "Marketing Period" shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Expiration Date.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Lessee, (b) the ability of the Lessee to perform its respective obligations under any Operative Agreement to which it is a party, (c) the validity or enforceability of any Operative Agreement or the rights and remedies of the Agent or the Primary Financing Parties thereunder, (d) the validity, priority or enforceability of any Lien on any Property or the Collateral created by any of the Operative Agreements, or (e) the fair market value, utility or useful life of any Property or the use, or ability of the Lessee to use, any Property for the purpose for which it was intended.

      "Material Plan" shall have the meaning given to such term in Section 17.1(n) of the Lease.

      "Maximum Residual Guarantee Amount" shall mean for each Property (or as set forth in such Schedule 4 to the Participation Agreement the Land and Improvements on a separate basis) the amount set forth on Schedule 4 to the Participation Agreement.

      "Memorandum of Lease" shall mean the Memorandum of Lease substantially in the form of Exhibit B to the Lease, together with all attachments and schedules thereto.

      "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

      "Moody's" shall mean Moody's Investors Service, Inc.

      "Mortgage Instruments" shall mean each deed of trust, mortgage and any other instrument executed by the Lessor and the Lessee in favor of the Agent (for the benefit of the Secured Parties) and evidencing a Lien on any Property or other Collateral, in form and substance reasonably acceptable to the Agent, including without limitation the Credit Lender Mortgage Instruments and the Mortgage Lender Mortgage Instruments.

      "Mortgage Lender Mortgage Instruments" means each deed of trust, mortgage and any other instrument executed by the Lessor and the Lessee in favor of the Agent (for the benefit of the Mortgage Lender) and evidencing a Lien on the Property or other Collateral described therein, in form and substance reasonably acceptable to the Mortgage Lender.

      "Mortgage Lenders" shall mean the various financial institutions and institutional investors from time to time party to the Mortgage Note Loan Agreement in accordance with the Participation Agreement that commit to make Loans to the Lessor thereunder or otherwise hold from time to time the Mortgage Notes in accordance with the Participation Agreement.

      "Mortgage Note" shall have the meaning given to it in Section 2.2 of the Mortgage Note Loan Agreement.

      "Mortgage Note Commitments" shall mean the obligation of the Mortgage Lenders to make Loans to the Lessor in an aggregate principal amount at any one time outstanding not to exceed the aggregate of the amounts set forth opposite each Mortgage Lender's name on Schedule 2 to the Participation Agreement, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Mortgage Lender shall be obligated to make Loans to the Lessor in excess of such Mortgage Lender's share of the Mortgage Note Commitments as set forth adjacent to such Mortgage Lender's name on Schedule 2 to the Participation Agreement.

      "Mortgage Note Loan" shall mean a Loan by a Mortgage Lender.

      "Mortgage Note Loan Agreement" shall mean the Mortgage Note Loan Agreement, dated as of the Closing Date, among the Lessor, the Agent and the Mortgage Lenders, as specified therein.

      "Mortgage Note Loan Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Mortgage Note Loan Agreement Event of Default.

      "Mortgage Note Loan Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Mortgage Note Loan Agreement.

      "Mortgage Obligations" mean the collective reference to all obligations, now existing or hereafter arising, owing by the Lessee and/or any of its affiliates to the Lessor under or pursuant to the Operative Agreements whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Lease Agreement, or any of the other Operative Agreements, whether on account of principal, advanced amounts, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Lessor) that are required to be paid by the Lessee pursuant to the terms of the Operative Agreements.

      "Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Lessee or any ERISA Affiliate and that is covered by Title IV of ERISA.

      "Non-Integral Equipment" shall mean Equipment which (a) is personal property that is severable and can be removed without causing material damage, after taking into account repairs which are actually completed or caused to be completed by Lessee, at no cost or expense to any Financing Party, at the time of such removal and (b) is not any of the following: (i) a Required Modification, (ii) financed by any Advance or Property Proceeds, or (iii) a replacement, renovation or substitution to any component of any Property or part thereof which was financed by Advances or Property Proceeds.

      "Notes" shall mean those notes issued to the Primary Financing Parties pursuant to the Credit Note Loan Agreement or the Mortgage Note Loan Agreement and shall include both the Credit Notes and the Mortgage Notes.

      "Obligations" shall have the meaning given to such term in Section 1 of the Security Agreement.

      "Officer's Certificate" with respect to any person shall mean a certificate executed on behalf of such person by a Responsible Person who has made or caused to be made such examination or investigation as is necessary to enable such Responsible Person to express an informed opinion with respect to the subject matter of such Officer's Certificate.

      "Operative Agreements" shall mean the following: the Participation Agreement, the Credit Note Loan Agreement, the Mortgage Note Loan Agreement, the Notes, the Lease, the Lease Supplements, the Security Agreement, the Intercreditor Agreement, the Mortgage Instruments, the other Security Documents, the Cash Collateral Agreement, the Control Agreement, the Deeds, each Ground Lease, the Bills of Sale and any and all other agreements, documents and instruments executed in connection with any of the foregoing.

      "Original Executed Counterpart" shall have the meaning given to such term in Section 5 of Exhibit A to the Lease.

      "Parent" means, with respect to any Primary Financing Party, any Person controlling such Primary Financing Party.

      "Participant" shall have the meaning given to such term in Section 9.7 of the Credit Note Loan Agreement or Section 9.7 of the Mortgage Note Loan Agreement, as applicable.

      "Participation Agreement" shall mean the Participation Agreement dated as of the Closing Date, among the Lessee, the Lessor, the Primary Financing Parties and the Agent.

      "Payment Date" shall mean any Interest Payment Date, the Expiration Date and any other date on which interest in connection with a prepayment of principal on the Financing (including Lessor Yield in connection with a prepayment of the Lessor Advance) is due under the Mortgage Note Loan Agreement, the Credit Note Loan Agreement, the Notes or any other Operative Agreement.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA or any successor thereto.

      "Pension Plan" shall mean a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which the Lessee or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      "Permitted Facility" shall mean the Properties identified in the Lease Supplements dated as of the Initial Closing Date and each additional parcel of real property (together with improvements existing or to be built thereon) selected by the Lessee and acceptable to the Agent, in its sole discretion, that comply with industry standards and are fit for their intended use as office, research and design facilities.

      "Permitted Liens" shall mean, with respect to any Property and the other Collateral (excluding the Cash Collateral):

            (a) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements (including the Liens in favor of the

      Secured Parties pursuant to the Security Documents and the Lien of the Lease in favor of the Lessor);

            (b) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease for no longer than the duration of the Lease;

            (c) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 13.1 of the Lease;

            (d) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than thirty (30) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

            (e) Liens of any of the types referred to in clause (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

            (f) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

            (g) Liens in favor of municipalities to the extent agreed to by the Lessor and the Agent;

            (h) Liens that are expressly set forth as title exceptions on the title commitment or policy issued under Section 5.3(g) of the Participation Agreement;

            (i) all encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which, in the reasonable assessment of the Agent, will have a Material Adverse Effect; and

            (j) any other Lien expressly consented to or approved by the Agent.

      "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

      "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by a member of the ERISA Group for employees of a member of the ERISA Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

      "Primary Financing Party Commitments" shall mean the Primary Financing Party Commitment of (i) each Credit Lender as set forth on Schedule 1 to the Participation Agreement, as such Schedule 1 may be amended and replaced from time to time and (ii) each Mortgage Lender as set forth in Schedule 2 to the Participation Agreement as such Schedule 2 may be amended and replaced from time to time and (iii) the Lessor Commitments.

      "Primary Financing Parties" shall mean the Lessor, the Credit Lenders, the Mortgage Lenders and any other banks, financial institutions or other institutional investors which may be from time to time a Credit Lender or a Mortgage Lender to the Participation Agreement and either the Credit Note Loan Agreement or the Mortgage Note Loan Agreement pursuant to the terms thereof.

      "Prime Lending Rate" shall have the meaning given to such term in the definition of ABR.

      "Property" shall mean each Permitted Facility that is (or is to be) acquired pursuant to the terms of the Operative Agreements, the Land (whether owned by Lessor or ground leased by Lessor pursuant to a Ground Lease), the Appurtenant Rights related thereto and each item of Equipment and the various Improvements, in each case located on such Land or identified in the Lease Supplements and any Property Proceeds relating thereto.

      "Property Closing Date" shall mean the date on which the Lessor purchases or ground leases a Property, which with respect to certain Properties may be the Initial Closing Date, or, with respect to the first Advance, the date on which the Lessor seeks reimbursement for Property previously purchased by the Lessor.

      "Property Cost" shall mean, with respect to any Property at any date of determination, an amount equal to (a) the aggregate principal amount of the Advances made on or prior to such date and advanced to or for the benefit of the Lessee pursuant to and for the purposes set forth in Section 5.1 of the Participation Agreement with respect to such Property minus, to the extent not duplicative or otherwise credited, (b) the aggregate amount of prepayments or repayments as the case may be of the Credit Notes, the Mortgage Notes, or the Lessor Advance allocated to reduce the Property Cost of such Property.

      "Property Proceeds" shall mean all sums payable pursuant to Section 15.1(e)(ii) of the Lease and any other proceeds with respect to the applicable Property or all Properties, as the context requires, from a Casualty, Condemnation or a Claim paid which relates to damage to a

Property which is not an Excepted Payment, Exempted Payment, payment of Supplemental Rent or the proceeds from any Financing Party's insurance policy.

      "Purchase Option" shall have the meaning given to such term in Section
20.1 of the Lease.

      "Purchasing Lender" shall have the meaning given to such term in Section 9.8(a) of the Credit Note Loan Agreement or Section 9.8(a) of the Mortgage Note Loan Agreement, as applicable.

      "QPAM Exemption" shall mean Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

      "Rating Agencies" shall mean Moody's, S&P and Fitch Investors Service, L.P. or, in each case, any successor nationally recognized statistical rating organization.

      "Register" shall have the meaning given to such term in Section 9.9 of the Credit Note Loan Agreement or Section 9.9 of the Mortgage Note Loan Agreement, as applicable.

      "Regulation D" shall mean Regulation D of the Board, as the same may be modified and supplemented and in effect from time to time.

      "Regulation T" shall mean Regulation T of the Board, as the same may be modified and supplemented and in effect from time to time.

      "Regulation U" shall mean Regulation U of the Board, as the same may be modified and supplemented and in effect from time to time.

      "Regulation X" shall mean Regulation X of the Board, as the same may be modified and supplemented and in effect from time to time.

      "Related Financing Party" shall have the meaning given to such term in
Section 3.12 of the Intercreditor Agreement.

      "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

      "Remarketing Expense" shall mean any expense actually paid to any third party, including Lessor and Agent by Lessee in association with the remarketing of any property either at the Expiration Date or upon the occurrence of a Limited Recourse Event of Default, including, but not limited to, appraisal costs, Lessor Default Enforcement Costs, brokers' fees or transfer taxes on any sale of a Property.

      "Renewal Term" shall have the meaning given to such term in Section 2.2 of the Lease.

      "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

      "Requested Funds" shall mean any funds requested by the Lessee in accordance with Section 5 of the Participation Agreement.

      "Required Cash Collateral Balance" shall mean the aggregate Property Cost for all Properties, as of the date of determination, less the outstanding amounts under Mortgage Notes owed to Mortgage Lenders other than the Wachovia Mortgage Lender.

      "Required Modification" shall have the meaning specified in Section 11.1 of the Lease.

      "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Requisition" shall have the meaning specified in Section 4.2 of the Participation Agreement.

      "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

      "Restoration" shall have the meaning given to such term in Section 15.1(e)(i) of the Lease.

      "Rule 144A" shall mean Rule 144A of the Securities Act.

      "S&P" shall mean Standard and Poor's Rating Group, a division of The McGraw-Hill Companies, Inc.

      "Sale Date" shall have the meaning given to such term in Section 20.3(a) of the Lease.

      "Sale Notice" shall mean a notice given to the Agent in connection with the election by the Lessee of its Sale Option.

      "Sale Option" shall have the meaning given to such term in Section 20.1 of the Lease.

      "Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease are less than the Limited Recourse Amount with respect to the Property if it has been determined that the Fair Market Sales Value of the Property at the expiration of the term of the Lease has been impaired by greater than ordinary wear and tear during the Term of the Lease.

      "Secured Parties" shall have the meaning given to such term in the Security Agreement.

      "Secured Party Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in the Collateral subject to the Security Documents.

      "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

      "Security Agreement" shall mean the Security Agreement dated as of the Closing Date between the Lessor and the Agent, for the benefit of the Secured Parties, and accepted and agreed to by the Lessee.

      "Security Assets" shall have the meaning given to such term in Section 2 of the Security Agreement.

      "Security Documents" shall mean the collective reference to the Security Agreement, the Mortgage Instruments, (to the extent the Lease is construed as a security instrument) the Lease, the UCC Financing Statements, the Cash Collateral Security Documents and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities under the Lease, the Credit Note Loan Agreement, the Mortgage Note Loan Agreement and/or under any of the other Financing Agreements.

      "Soft Costs" shall mean all costs which are ordinarily and reasonably incurred in relation to the acquisition of the Properties, including without limitation structuring fees, administrative fees, legal fees, upfront fees, fees and expenses related to appraisals, title examinations, title insurance, document recordation, surveys, environmental site assessments, geotechnical soil investigations and similar costs and professional fees customarily associated with a real estate closing, the fees and expenses of the Lessor payable or reimbursable under the Operative Agreements and costs and expenses incurred pursuant to Sections 7.3(a) and 7.3(b) of the Participation Agreement.

      "Split Property" shall have the meaning given to such term in Section 8.7(b)(viii) of the Participation Agreement.

      "Stock Purchase Assistance Plan" shall mean that certain shareholder-approved 2001 Employee Stock Purchase Assistance Plan and amendments and restatements thereof.

      "Subsidiary" shall mean, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one (1) or more Subsidiaries, or by such Person and one (1) or more Subsidiaries.

      "Supplemental Amounts" shall have the meaning given to such term in
Section 9.18 of the Credit Note Loan Agreement or Section 9.18 of the Mortgage Note Loan Agreement, as applicable.

      "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor, the Agent, the Primary Financing Parties or any other Person under the Lease or under any of the other Operative Agreements including without limitation payments of the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

      "Taxes" shall have the meaning specified in the definition of "Impositions".

      "Term" shall mean the Basic Term and each Renewal Term, if any, provided, in no event shall the Term extend beyond the twentieth anniversary of the Initial Closing Date.

      "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

      "Termination Notice" shall have the meaning specified in Section 16.1 of the Lease.

      "Termination Value" shall mean on the applicable date of determination, as the context may require, the sum of (a) either (i) with respect to all Properties, an amount equal to the aggregate outstanding Property Cost for all the Properties, or (ii) with respect to a particular Property, an amount equal to the outstanding Property Cost allocable to such Property plus (b) respecting the amounts described in each of the foregoing subclause (i) or (ii), as applicable, any and all accrued but unpaid interest on the Loans, any and all Lessor Yield on the Lessor Advances related to the applicable Property Cost, any and all breakage costs and any and all Make-Whole Amounts plus (c) to the extent the same is not duplicative of the amounts payable under clause (b) above, all other Rent and other amounts then due and payable or accrued under the Operative Agreements (including without limitation amounts under Section 11.1 and 11.2 of the Participation Agreement and all costs and expenses referred to in Sections 22.1(a) and 22.3 of the Lease).

      "Total Coverage Amount" shall mean on any date of determination the sum of
(a) the market value of the Class A Cash Collateral plus (b) the quotient of the market value of Class B Cash Collateral divided by 1.05.

      "Transaction Expenses" shall mean all Soft Costs and all other costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation all costs and expenses described in
Section 7 of the Participation Agreement and the following:

            (a) the reasonable fees, out-of-pocket expenses and disbursements of Moore & Van Allen PLLC, as counsel to the Financing Parties, in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements, but excluding in all cases the fees, expenses and disbursements of counsel to any individual Credit Lender or Mortgage Lender;

            (b) the reasonable fees, out-of-pocket expenses and disbursements of accountants for the Lessee in connection with the transaction contemplated by the Operative Agreements;

            (c) any and all other reasonable fees, charges or other amounts payable to the Primary Financing Parties, the Agent, the Lessor or any broker which arises under any of the Operative Agreements;

            (d) any other reasonable fees, out-of-pocket expenses, disbursements or costs of any party to the Operative Agreements or any of the other transaction documents; and

            (e) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreements.

      "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.

      "Type" shall mean, as to any Loan, whether it is an ABR Loan or a Eurodollar Loan.

      "UCC Financing Statements" shall mean collectively the Secured Party Financing Statements and the Lessor Financing Statements.

      "Unanimous Vote Matters" shall have the meaning given it in Section 12.4 of the Participation Agreement.

      "Unfunded Liability" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all accrued benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Lessee or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

      "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

      "U.S. Person" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

      "U.S. Taxes" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

      "Voting Stock" means outstanding shares of stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or some other default.

      "Wachovia Mortgage Lender" shall mean Wachovia Bank, National Association or any of its Affiliates solely in their capacity as a Mortgage Lender.

      "Withdraw Liability" shall have the meaning given to such term under Part I of Subtitle E of Title IV of ERISA.

      "Wholly-Owned Entity" shall mean a Person all of the shares of capital stock or other ownership interest of which are owned by a referent Person and/or one of such referent Person's wholly-owned Subsidiaries or other wholly-owned entities.

      "Withholdings" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.